Exhibit 10.15

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

JOINT VENTURE AGREEMENT

This JOINT VENTURE AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2010, by and among (i) SunPower Technology, Ltd., a company organized under the laws of the Cayman Islands (“SPTL”); (ii) AU Optronics Singapore Pte. Ltd., a company organized under the laws of Singapore (“AUO”); (iii) solely for purpose of Section 18 below, AU Optronics Corporation, a company organized under the laws of Taiwan, R.O.C. (“AUO Taiwan”); and (iv) SunPower Malaysia Manufacturing SDN.BHD., a company organized under the laws of Malaysia (the “JVC”).
RECITALS

A.              Among various businesses, SPTL and its affiliates are engaged in the business of developing, manufacturing, selling and distributing flat plate solar cells using high-efficiency backside-contact, back-junction technology.

B.               Among various businesses, AUO and its affiliates are engaged in the business of developing, manufacturing, selling and distributing thin film transistor liquid crystal displays.

C.               SPTL and AUO wish to establish the JVC (i) to manufacture solar flat plate solar cells using high-efficiency backside-contact, back-junction technology and (ii) to sell such solar cells to SPTL and AUO, or their respective applicable affiliates, who in turn will market the solar cells under their respective brands, in each case on terms and subject to conditions mutually agreeable to the Parties.
AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Definitions

As used in this Agreement, the following terms shall have the following meanings:

1.1              “Affiliate” shall mean, with respect to any Person, (i) another Person directly or indirectly Controlling, Controlled by or under common Control with such Person or (ii) an officer, director or partner of such Person. When the Affiliate is an officer, director or partner of such Person, any other Person for which such Affiliate acts in that capacity shall also be considered an Affiliate. Notwithstanding the foregoing, for purposes of this Agreement, (i) neither the JVC nor any of its subsidiaries shall be deemed to be an Affiliate of AUO or SPTL and (ii) neither AUO nor SPTL shall be deemed to be an Affiliate of the JVC.

1.2              “Agreement” has the meaning given to it in the preamble of this Agreement.

1.3              “Appointing Party” has the meaning given to it in Section 8.3(c) of this Agreement.

1.4              “Arbitration Rules” has the meaning given to it in Section 18.2(a) of this Agreement.

1.5              “Assumption Agreement” has the meaning given to it in Section 6.2(a)(vii) of this Agreement.

1.6              “AUO” has the meaning given to it in the preamble of this Agreement.

1.7              “AUO Allocated Solar Cells” has the meaning given to it in Section 17.1(a) of this Agreement.

1.8              “AUO Subscription Agreement” has the meaning given to it in Section 2.4(a) of this Agreement.

1.9              “AUO Supply Agreement” has the meaning given to it in Section 6.2(a)(iv) of this Agreement.

1.10            “AUO Taiwan” has the meaning given to it in the preamble of this Agreement.

1.11            “Bankruptcy Event” shall mean, with regard to any Party, (i) such Party commencing a voluntary case or other proceeding, or an involuntary case or other proceeding being commenced against such Party and remaining undismissed and unstayed for a period of ten (10) days, in either case seeking liquidation, reorganization or other relief with respect to such Party or its debts under any applicable bankruptcy, reorganization, composition, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Party or any substantial part of its property, (ii) such Party consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, and (iii) such Party admitting in writing its inability to pay its debts generally as they become due or generally failing to pay such debts as they become due or becoming subject to disposition of a clearing-house to suspend transactions.

1.12            “Board” shall mean the board of the directors of the JVC.

1.13            “Board Observer” has the meaning given to it in Section 8.4 of this Agreement.

1.14            “Budget” shall mean a two-year budget of the JVC as approved by a Required Board Majority, which shall include (i) an annual capital expenditures budget for each year under the two-year budget and (ii) an annual operating expenditures budget for each year under the two-year budget.

1.15            “Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Taiwan, Singapore, the Cayman Islands, Kuala Lumpur, Malaysia and San Jose, California are authorized or required to close under the applicable Laws.

1.16            “Business Plan” shall mean a five-year business and operations plan of the JVC as approved by a Required Board Majority.

1.17            “Cash Cost” shall mean Costs of Goods Sold (COGS) excluding depreciation and amortization, in each case as determined under U.S. GAAP. For clarity, Cash Costs excludes all interest, R&D (research and development), SG&A (selling, general and administrative), and taxes expenses, in each case as determined under U.S. GAAP.

1.18            “Chief Executive Officer” has the meaning given to it in Section 8.2(a) of this Agreement.

1.19            “Chief Financial Officer” has the meaning given to it in Section 8.2(b) of this Agreement.

1.20            “Closing” has the meaning given to it in Section 6.1 of this Agreement.

1.21            “Closing Date” has the meaning given to it in Section 6.1 of this Agreement.

1.22            “Closing JVC Documents” shall mean, with respect to any sale of Shares, the following documents: (i) evidence reasonably satisfactory to the seller of such Shares of the release of any and all then-outstanding personal guarantees of the obligations of the JVC or any of its subsidiaries made by the seller of such Shares; and (ii) evidence reasonably satisfactory to the seller of such Shares of the repayment of any and all outstanding notes payable to such seller along with any accrued interest thereon.

1.23            “Closing Seller Documents” shall mean, with respect to any sale of Shares, the following documents: (i) a general release, in form and substance mutually agreeable to the Parties, pursuant to which (among other things) the seller of such Shares will release the JVC and the buyer of such Shares from any and all claims or causes of action it may have against them for any event, act or omission occurring prior to the sale of such Shares, duly executed by the seller of such Shares; (ii) letters of resignation, effective as of the date of the sale of such Shares, in form and substance mutually agreeable to the Parties, pursuant to which (among other things) the seller of such Shares and/or the representatives, officers or members of the board nominated by such seller, according to the provisions of this Agreement, will resign from any and all of its positions at the JVC and any of its subsidiaries (including as an officer, director, employee, managing member and/or trustee of the JVC or any of its subsidiaries or any retirement plan of the JVC or any of its subsidiaries), duly executed by such Persons; (iii) such documents and instruments, if any, that require the signature of the seller of such Shares and that are necessary to remove it as an authorized signatory to, or trustee of, any depository account or retirement plan of the JVC any of its subsidiaries; (iv) a writing whereby the seller of such Shares represents to the buyer of such Shares that (A) such Shares are being sold free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents and (B) such seller’s ownership of such Shares; (v) a confidentiality agreement, in form and substance mutually agreeable to the Parties, duly executed by the seller of such Shares; (vi) a non-disparagement agreement, in form and substance mutually agreeable to the Parties, duly executed by the seller of such Shares; and (vii) such other documents and instruments, if any, as the buyer of such Shares or any financing source of the buyer of such Shares shall reasonably request to consummate the transactions contemplated hereby if the buyer of such Shares elects to finance part or all of the purchase price for such Shares.

1.24            “Complicit Shareholder” shall mean, with respect to any material breach by the JVC of any of the covenants contained in any agreement, a Shareholder that nominated a Director who, prior to such material breach by the JVC, (i) actually knew that the JVC would, without complying with the terms of such agreement, take the action causing such material breach and did not attempt to stop the JVC from taking such action and promptly notify the other Directors or (ii) affirmatively encouraged the JVC to take, without complying with the terms of such agreement, the action causing such material breach.

1.25            “Confidential Information” has the meaning given to it in Section 10.1 of this Agreement.

1.26            “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether it is by the ownership of voting securities, by contract or otherwise.

1.27            “controlled Affiliate” shall mean, with respect to any Person, any Affiliate of such Person that is (i) a direct or indirect parent company of such Person or (ii) any direct or indirect subsidiary of any direct or indirect parent company of such Person.

1.28            “Counsel” has the meaning given to it in Section 18.11(d) of this Agreement.

1.29            “Deadlock Decision Notice” has the meaning given to it in Section 12.2 of this Agreement.

1.30            “Deadlock Notice” has the meaning given to it in Section 12.1 of this Agreement.

1.31            “Deadlock Purchasing Shareholder” has the meaning given to it in Section 12.4 of this Agreement.

1.32            “Deadlock Selling Shareholder” has the meaning given to it in Section 12.4 of this Agreement.

1.33            “Defaulting Shareholder” has the meaning given to it in Section 13.1(b).

1.34            “Directors” shall mean the members of the Board.
1.35            “Disclosing Party” has the meaning given to it in Section 10.1 of this Agreement.

1.36            “Distribution” shall mean the transfer of cash or other property (including shares of the JVC) whether by way of dividend or otherwise to one or more of the Shareholders, or the purchase or redemption of Shares for cash or other property.

1.37            “Electing Shareholder” has the meaning given to it in Section 13.1(b).

1.38            “Entire Enterprise Value of the JVC” shall mean the valuation of the JVC determined by using the Valuation Approaches, with a discount for any business risks applicable to the JVC (including, but not limited to, any over-reliance on a few key customers; any threats from competitors; any over-dependence on the efforts of a few key employees; and any potential obsolescence of products). In determining the Entire Enterprise Value of the JVC (including, but not limited to, in construing, performing and applying the Valuation Approaches), the Independent Financial Expert shall have sole and absolute discretion to make any assumptions, estimations or conclusions (including, but not limited to, assigning weight to any of the conclusions reached under the Valuation Approaches when making its conclusions as to the valuation of the JVC) that it believes are reasonable in connection therewith (but without any control premium or minority discount) and the determination of the Entire Enterprise Value of the JVC by the Independent Financial Expert shall be final, binding and not subject to challenge.

1.39            “Event of Default” has the meaning given to it in Section 13.1(a).

1.40            “Event of Default Date” has the meaning given to it in Section 13.2.

1.41            “Event of Default Notice” has the meaning given to it in Section 13.2.

1.42            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.43            “Existing Confidentiality Agreement” shall mean that certain letter agreement, dated November 18, 2009, as amended, between the Shareholders.

1.44            “Fab 3” shall mean the fabrication plant of SPTL located in Malaysia that is currently in development as of the date of this Agreement with an expected annual production capacity of up to 1.5 gigawatts of Solar Cells.

1.45            “Fair Market Value” shall mean the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, each having knowledge of the relevant facts, neither of whom is under undue pressure or compulsion to complete the transaction (but without any control premium or minority discount). In determining the Fair Market Value of any Shares, the standard of value to be used by the Independent Financial Expert shall be (i) the fair market value of such Shares as of the date in question, taking into account all relevant factors (but without any control premium or minority discount), and (ii) on the basis of the Entire Enterprise Value of the JVC multiplied by the percentage ownership interest of the holder of such Shares in the JVC. In determining the Fair Market Value of any Shares (including, but not limited to, in determining the amount of any applicable premium or discount), the Independent Financial Expert shall have sole and absolute discretion to make any assumptions, estimations and conclusions that it believes are reasonable in connection therewith and the determination of the Fair Market Value of such Shares by the Independent Financial Expert shall be final, binding and not subject to challenge.

1.46            “FCPA” has the meaning given to it in Section 18.8(a) of this Agreement.

1.47            “General Knowledge” has the meaning given to it in Section 10.6 of this Agreement.

1.48            “Generation C Solar Cells” shall mean the p-n junction configuration, passivation, contact structure and other cell construction specifics produced by SPTL’s Fab 2 factory in the Philippines for use in its standard module products (e.g. its E18 230 solar panel) as of the date of this Agreement.

1.49            “Governmental Authority” shall mean any United States, Taiwan or Malaysia, federal, national, supranational, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

1.50            “Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.51            “Hemlock Arrangement” has the meaning given to it in Section 6.2(a)(vii) of this Agreement.

1.52            “Imparted Information” has the meaning given to it in Section 18.11(d) of this Agreement.

1.53            “Independent Financial Expert” shall mean an internationally recognized investment banking firm or an internationally recognized accounting firm, in each case that (i) does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect material financial interest in the JVC, any Shareholder or any of their respective Affiliates, (ii) has not been, and, at the time it is called upon to serve as an Independent Financial Expert under this Agreement is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the JVC, any Shareholder or any of their respective Affiliates, and (iii) has not been retained by the Board, any Shareholder or any of their respective Affiliates for any purpose within the preceding twelve months.

1.54            “Investment Book Value” shall mean, with respect to any Shareholder, the book value of such Shareholder’s Shares, as determined in accordance with U.S. GAAP.

1.55            “IP Services Agreement” has the meaning given to it in Section 6.2(a)(vi) of this Agreement.

1.56            “IPO” shall mean the listing of any Shares on a stock exchange as approved by a Required Board Majority.

1.57            “JVC” has the meaning given to it in the preamble of this Agreement.

1.58            “JVC Change of Control” shall mean any of the following events occurring after the date of this Agreement: (i) a consolidation or merger of the JVC with or into any other entity in which the shareholders of the JVC as of immediately prior to such transaction do not continue to hold at least 50% of the voting power of the surviving entity as of immediately after such transaction; (ii) the sale, lease or other disposition, in a single transaction or in a series of related transactions, of all or substantially all of the assets of the JVC to any Person or group of Persons; or (iii) any Person becoming the beneficial owner of 100% of the JVC’s outstanding equity interests.

1.59            “Law” shall mean any United States, Taiwan, Singapore, Malaysia or Cayman Islands, federal, national, supranational, state, provincial, municipal, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law.

1.60            “License and Technology Transfer Agreement” has the meaning given to it in Section 6.2(a) of this Agreement.

1.61            “Malaysia GAAP” shall mean the generally accepted accounting principles in Malaysia.

1.62            “Materially Underperforming” has the meaning given to it in Section 8.14 of this Agreement.

1.63            “Non-Competition Period” has the meaning given to it in Section 17.1(f) of this Agreement.

1.64            “Non-Permitted Countries” has the meaning given to it in Section 17.1(a) of this Agreement.

1.65            “OEE” shall mean intellectual property regarding improvement of operation equipment efficiency.

1.66            “Organizational Documents” shall mean the Memorandum and Articles of Association of the JVC, as amended from time to time.

1.67            “Parties” shall mean the parties to this Agreement, from time to time, other than AUO Taiwan, and a “Party” shall mean either the JVC, SPTL or AUO (or their respective permitted assigns), as applicable; provided, however, that solely in connection with the enforcement of the provisions contained in Section 18.24(a), AUO Taiwan shall be deemed to be a Party for purposes of references to “Party” or “Parties” that are contained in Section 18.

1.68            “Permitted Countries” has the meaning given to it in Section 17.1(a) of this Agreement.

1.69            “Person” shall mean any individual, partnership, corporation, association, trust, unincorporated organization or other entity, including any government authority.

1.70            “Post-Closing Straddle Period” has the meaning given to it in Section 11.6 of this Agreement.

1.71            “Post-Closing Tax Period” shall mean any Tax period (or portion thereof) beginning after the Closing Date.

1.72            “Pre-Closing Straddle Period” has the meaning given to it in Section 11.6 of this Agreement.

1.73            “Pre-Closing Tax Period” shall mean any Tax period (or portion thereof) ending before the Closing Date.

1.74            “Pre-Closing Taxes” shall mean any Tax liability resulting from the operations of the JVC for the Pre-Closing Tax Period and any Pre-Closing Straddle Period.

1.75            “Post-Deadlock SPTL Allocated Supply Percentage” has the meaning given to it in Section 12.4(g) of this Agreement.

1.76            “Receiving Party” has the meaning given to it in Section 10.1 of this Agreement.

1.77            “Representatives” shall mean, with respect to any Party, such Party’s directors, officers, employees, subsidiaries, controlled affiliates, agents and advisors (including attorneys, accountants, consultants and financial advisors).

1.78            “Required Board Majority” shall mean, with respect to any approval, the approval of a majority of the directors of the Board, with the approval of at least one director nominated solely by SPTL (other than any director that is a resident of Malaysia and not an employee of SPTL or any of its controlled Affiliates) and the approval of at least one director nominated solely by AUO (other than any director that is a resident of Malaysia and not an employee of AUO or any of its controlled Affiliates).

1.79            “Right of First Refusal” has the meaning given to it in Section 17.1(b) of this Agreement.

1.80            “Right of First Refusal Notice” has the meaning given to it in Section 17.1(b) of this Agreement.

1.81            “RM” shall mean the lawful currency of Malaysia for the time being.

1.82            “Seconded Employee” has the meaning given to it in Section 18.11(a) of this Agreement.

1.83            “Securities Act” shall mean the Securities Act of 1934, as amended.

1.84            “Shareholder” shall mean each Person (other than the JVC and AUO Taiwan) that is a party to or otherwise bound by this Agreement, which initially is AUO and SPTL.

1.85            “Shareholder Exit” shall mean the earlier to occur of (i) the time, after the Closing Date, when less than two Persons (other than the JVC and AUO Taiwan) who are parties to this Agreement or otherwise bound by its provisions beneficially own any Shares and (ii) the liquidation or dissolution of the JVC.

1.86            “Shares” shall mean ordinary shares of the JVC with the par value of RM1.00 per share.

1.87            “Solar Cells” shall mean flat plate solar cells using high-efficiency backside-contact, back-junction technology.

1.88            “SPTL” has the meaning given to it in the preamble of this Agreement.

1.89            “SPTL Subscription Agreement” has the meaning given to it in Section 2.4(a) of this Agreement.

1.90            “SPTL Supply Agreement” has the meaning given to it in Section 6.2(a)(v) of this Agreement.

1.91            “Step-In Notice” has the meaning given to it in Section 8.14 of this Agreement.

1.92            “Step-In Objection Notice” has the meaning given to it in Section 8.14 of this Agreement.

1.93            “Straddle Period” has the meaning given to it in Section 11.6 of this Agreement.

1.94            “Tax” or, collectively, “Taxes” shall mean any and all federal, provincial, state, local and other taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, and any obligations with respect to such amounts arising as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or under any agreements or arrangements with any other Person and including any liability for taxes of a predecessor or transferor entity.

1.95            “Tax Matter” has the meaning given to it in Section 11.8 of this Agreement.

1.96            “Taxing Authority” shall mean any Governmental Authority responsible for the imposition of any Tax.

1.97            “Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable Law related to any Tax.

1.98            “Teleconferencing” has the meaning given to it in Section 8.9 of this Agreement.

1.99            “Trade Secrets” shall mean trade secret rights and corresponding rights in Confidential Information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information.

1.100          “Transfer” and “Transferred” shall mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of Law, directly or indirectly, except for:

(a)          any transfer of Shares by a Shareholder to another Shareholder pursuant to the provisions of this Agreement;

(b)          any pledge, mortgage or other encumbrance of any Shares pursuant to any security agreement or any securities pledge agreement, in each case pursuant to, required by or in connection with any agreement to which the JVC and holders of at least 75% of the JVC’s voting securities are parties;

(c)          any transfer of Shares upon a sale of the JVC by merger, consolidation or combination approved in accordance with the super-majority provisions set forth in this Agreement;

(d)          any transfer of Shares by a Shareholder made (i) pursuant to the winding up and dissolution of the JVC or (ii) at, and pursuant to, an IPO, in each case approved in accordance with the super-majority provisions set forth in this Agreement; or

(e)          any transfer of Shares by a Shareholder to any Person that is a direct or indirect, wholly-owned subsidiary of such Shareholder, provided that (i) such Shareholder provides at least ten (10) days written notice of such transfer to the JVC and the other Shareholders (which notice shall include the name of such Person), (ii) such Person executes a counterpart signature page to this Agreement and agrees to be bound by the provisions hereof, and (iii) any subsequent transfer of such Shares by such Person shall be conducted in the manner set forth in this Agreement.

1.101           “U.S. GAAP” shall mean the generally accepted accounting principles in the United States.

1.102           “Valuation Approaches” shall mean the following three commonly used approaches to valuing a privately-held business: (i) the “discounted cash flow” method, whereby the cash flow that the JVC is expected to generate in the future is estimated and then discounted to a present value taking into account the time value of money and any risks that could impact expected cash flow; (ii) the “relative value” or “market comparables” method, whereby publicly traded companies that appear “comparable” to the JVC in terms of market, business description and one or more financial characteristics are identified, the market values of those companies are measured against their revenue, EBITDA (Earnings Before Interest Taxes Depreciation and Amortization) and assets (in each case, determined in accordance with generally accepted accounting practices) to obtain a “price to revenue multiple,” a “price to EBITDA multiple” and a “price to assets” multiple and then those multiples are multiplied against the applicable financial data of the JVC; and (iii) the “liquidation value” method, whereby any intangible value of the JVC is disregarded and the JVC’s total liabilities are subtracted from an estimate of the aggregate price that the JVC would receive for its tangible assets in a liquidation context where the JVC is under compulsion to sell all of its assets.

1.103           “Video Conferencing” has the meaning given to it in Section 8.9 of this Agreement.

2.           Formation of the JVC

2.1              Organization of JVC. The JVC has been incorporated as a private limited company under the Companies Act 1965 of Malaysia pursuant to the terms of the Organizational Documents provided to AUO prior to the date of this Agreement.

2.2              JVC Capital on the Signing Date. On the date of this Agreement, (i) the JVC’s total authorized share capital consists of RM5,000,000.00 divided into 5,000,000 ordinary shares with par value of RM1.00 per share and (ii) of such authorized share capital, SPTL has subscribed for 750,000 Shares (which constitutes 100% of the equity interest in the JVC on the date of this Agreement).

2.3              Necessary Reports and Approvals. As soon as possible after the execution of this Agreement, the Parties shall cooperate with each other in preparing and filing the necessary reports with, and obtaining the approvals from, the governmental agencies, public authorities and/or other third parties required for the subscriptions, contributions and grants contemplated by Section 2.4.

2.4              Share Issuances, Contributions and Grants on the Closing Date.

(a)       On the Closing Date, (i) pursuant to a Subscription Agreement, in a form mutually agreed upon in writing by the JVC and the Shareholders (the “SPTL Subscription Agreement”), SPTL shall subscribe for, and the JVC shall issue to SPTL, an additional number of Shares mutually agreed upon in writing by the JVC and the Shareholders (which, together with the Shares beneficially owned by SPTL on the date of this Agreement, will constitute fifty percent (50%) of the equity interest in the JVC, measured on a fully-diluted basis, on the Closing Date), and (ii) pursuant to a Subscription Agreement, in a form mutually agreed upon in writing by the JVC and the Shareholders (the “AUO Subscription Agreement”), AUO shall subscribe for, and the JVC shall issue to AUO, 750,000 Shares plus an additional number of Shares mutually agreed upon in writing by the JVC and the Shareholders (which 750,000 Shares, together with such additional Shares, will constitute fifty percent (50%) of the equity interest in the JVC, measured on a fully-diluted basis, on the Closing Date).  For the avoidance of doubt, the Parties acknowledge and agree that (i) on the Closing Date, the Shareholders will subscribe for, and the JVC will issue to the Shareholders, all of the Shares contemplated by this Section 2.4(a), even though not all of the purchase price for such Shares will have been paid by the Shareholders on the Closing Date, (ii) the cash payments to be contributed by the Shareholders after the Closing Date in accordance with Section 2.4(b)(i) and Section 2.4(c)(i) represent the only portion of the purchase price for such Shares that will not be paid by the Shareholders on the Closing Date, (iii) the making of such additional cash payments by the Shareholders will not represent additional purchases of Shares, and (iv) no additional representations or warranties will be made after the Closing Date with respect to the Shares contemplated by this Section 2.4(a).

(b)       In return for such additional Shares being issued to SPTL:

(i)            SPTL shall cause to be contributed to the JVC cash contributions in an aggregate amount equal to $349,775,000, with an initial portion of such contributions being paid to the JVC on the Closing Date and the remaining portions paid to the JVC over time, in each case in the amounts and on the dates mutually agreed in writing by the JVC and the Shareholders (as may be adjusted and amended from time to time by mutual written agreement of both Shareholders);

(ii)            SPTL shall ensure that the JVC retains, as of the Closing Date, the existing Fab 3 debt of RM1,000,000,000, as mutually agreed in writing by the JVC and the Shareholders;

(iii)           SPTL shall ensure that the JVC retains, as of the Closing Date, the existing Fab 3 land, buildings and improvements, in each case as mutually agreed in writing by the JVC and the Shareholders; and the foregoing shall be deemed to be contributions by SPTL for purposes of this Agreement;

(iv)           SPTL shall ensure that the JVC retains, as of the Closing Date, the existing manufacturing equipment and existing orders and deposits for future equipment, in each case as mutually agreed in writing by the JVC and the Shareholders; and the foregoing shall be deemed to be contributions by SPTL for purposes of this Agreement;

(v)           SPTL shall cause to be granted to the JVC, on or prior to the Closing Date, a royalty-free, non-exclusive, non-transferable license to manufacture Generation C Solar Cells, pursuant to the License and Technology Transfer Agreement, and SPTL hereby undertakes, at its expense, to indemnify, defend, protect and hold harmless AUO and/or its controlled Affiliates from and against any and all losses, costs, damages and expenses, including reasonable attorneys' fees and costs resulting from all proceedings, threats of proceedings or claims against the JVC, AUO or any controlled Affiliates of AUO, by any third party for infringement or alleged infringement by the Solar Cells manufactured by the JVC or the use thereof, solely to the extent such infringement or alleged infringement is based on Solar Cells manufactured by the JVC conforming to the construction and all relevant specifications of Generation C Solar Cells, as licensed to the JVC by SPTL under the License and Technology Transfer Agreement without modification.  For the avoidance of doubt, SPTL shall have no obligations to indemnify, defend, protect and hold harmless AUO and/or its controlled Affiliates pursuant to this Section 2.4(b)(v) for (1) Solar Cells manufactured by the JVC which do not conform, completely and entirely, to the construction and all applicable specifications of Generation C Solar Cells, as licensed to the JVC by SPTL pursuant to the License and Technology Transfer Agreement without modification, or (2) any matter for which AUO is obligated to indemnify SPTL or the JVC pursuant to Section 2.4(c)(iii); and

(vi)           SPTL shall use commercially reasonable efforts to ensure that the JVC retains, as of the Closing Date, the existing Fab 3 employees and shall cause to be contributed to the JVC certain engineering resources, in each case as mutually agreed in writing by the JVC and the Shareholders; and the foregoing shall be deemed to be contributions by SPTL for purposes of this Agreement.

(c)        In return for such Shares being issued to AUO:

(i)            AUO shall cause to be contributed to the JVC cash contributions in an aggregate amount equal to RM750,000 plus $349,775,000, with an initial portion of such contributions being paid to the JVC on the Closing Date and the remaining portions paid to the JVC over time, in each case in the amounts and on the dates mutually agreed in writing by the JVC and the Shareholders (as may be adjusted and amended from time to time by mutual written agreement of both Shareholders);

(ii)            AUO shall make best efforts to ensure that, subject to (i) the necessary cooperation of the JVC, (ii) the lenders’ necessary legal due diligence of the JVC, (iii) the written consent or approval of SPTL, and (iv) the written consent or approval of the Malaysian Ministry of Finance, within *** after the Closing Date or such other date as mutually agreed in writing by the Parties, at least $*** of additional debt financing from a third-party lender with a term of at least three (3) years is available to be drawn upon, in one single draw or in multiple draws from time to time over the *** of the term of the debt financing, by the JVC on terms and conditions that are commercially reasonable to the JVC for loans to companies similar to that of the JVC (including such debt financing being non-recourse to SPTL and its intellectual property); provided, however, that if such additional debt financing is not available to the JVC within ten (10) Business Days after the Closing Date, then, in addition to AUO’ obligations above in this Section 2.4(c)(ii), AUO shall ensure that, subject to (a) the necessary cooperation of the JVC, (b) the written consent or approval of SPTL, (c) the written consent or approval of the Malaysian Ministry of Finance, and (d) the lenders’ necessary legal due diligence of the JVC within *** after the Closing Date, at least $***  of debt financing, from a third-party lender, with a term of at least eleven (11) months is available to be drawn upon, in one single draw or in multiple draws from time to time over the *** of the term of the debt financing, by the JVC on terms and conditions that are commercially reasonable to the JVC for loans to companies similar to that of the JVC (including such debt financing being non-recourse to SPTL and its intellectual property); provided, further, however, that, if a third-party financing source does not provide any such debt financing contemplated by this Section 2.4(c)(ii), then AUO shall procure or provide, on an interim basis, the debt financing reasonably necessary to fund in a timely manner the JVC’s Business Plan approved by the Parties at the time of Closing, or as may be properly amended from time to time, with a commercially reasonable market interest rate, until such time as a third party financing source provides such debt financing in replacement thereof, and the JVC, AUO and SPTL shall use reasonable best efforts to procure debt financing for the JVC on terms and conditions that are commercially reasonable to the JVC for loans to companies similar to that of the JVC (including such debt financing being non-recourse to SPTL and its intellectual property), which may require refinancing of the JVC’s existing debt, collateral sharing by lenders or other customary financing terms and conditions;

(iii)           AUO shall cause to be granted to the JVC, on or prior to the Closing Date, a royalty-free, non-exclusive, non-transferable license to the JVC to assist the JV in industrial process streamlining and manufacturing engineering, pursuant to the License and Technology Transfer Agreement, and AUO hereby undertakes, at its expense, to indemnify, defend, protect and hold harmless SPTL and/or its controlled Affiliates from and against any and all losses, costs, damages and expenses, including reasonable attorneys' fees and costs resulting from all proceedings, threats of proceedings or claims against the JVC, SPTL or any controlled Affiliates of SPTL, by any third party for infringement or alleged infringement by the Solar Cells manufactured by the JVC or use thereof to the extent on account of any methods, processes or tools relating to industrial process streamlining and manufacturing engineering introduced by AUO to the JVC as

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part of their transfer of AUO Background Intellectual Property (as such term is defined in the License and Technology Transfer Agreement).  For the avoidance of doubt, AUO shall have no obligations to indemnify, defend, protect and hold harmless SPTL and/or its controlled Affiliates pursuant to this Section 2.4(c)(iii) for any matter for which SPTL is obligated to indemnify AUO or the JVC pursuant to Section 2.4(b)(v); and

(iv)           AUO shall cause to be contributed to the JVC certain management and engineering resources, in each case mutually agreed in writing by the JVC and the Shareholders.

2.5              Option for AUO to Purchase One Additional Share. SPTL hereby grants AUO the right, exercisable by AUO delivering written notice to SPTL of such exercise at any time during which AUO and/or its permitted transferees (if any) hold Shares representing fifty percent (50%) of the total issued and outstanding Shares, to purchase one (1) Share held by SPTL for a purchase price of RM1.00 Within ten (10) Business Days after receipt of any such written notice, (i) SPTL shall sell one (1) Share held by SPTL, free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents, and (ii) AUO shall purchase such one (1) Share by paying RM1.00 to SPTL by wire transfer of immediately available funds to an account designated in writing by SPTL. The Parties acknowledge and agree that neither SPTL nor AUO will be required to make any representations or warranties in connection with such sale. The Parties shall take any such actions as may be reasonably requested in writing by any Party to effect such sale in accordance with applicable Law.

2.6              Shares. Each Party shall take all actions to ensure that any and all Shares shall be ordinary shares of one class, in non-bearer form evidenced by share certificates.

2.7              Head Office and Manufacturing Facility of the JVC. The head office and manufacturing facility of the JVC shall be located at Kawasan Perindustrian Rembia, Mukim Sungai Petai Rembia, Alor Gajah, 76100 Melaka in Malaysia. Branches and other business offices may be established anywhere as necessary, if and to the extent approved by a Required Board Majority.

2.8              Change of JVC Name.  Promptly after the Closing, the Parties shall take such actions as are necessary under applicable Law to change the legal name of the JVC to a name to be mutually agreed by the Parties after the date of this Agreement.

3.             Business Purpose. The business purposes of the JVC are to manufacture, sell and distribute Generation C Solar Cells to SPTL, AUO and their respective applicable Affiliates and to engage in any and all acts, things, businesses and activities that are related, incidental or conducive, directly or indirectly, to the achievement of the foregoing businesses. The JVC’s business shall exclude polysilicon, ingot, wafer and module manufacturing and downstream systems business.

4.             Organizational Documents of the JVC; Prevalence of the Agreement. The JVC shall be governed by the Organizational Documents and this Agreement. The Organizational Documents shall be amended so as to adapt them according to the revisions made by the Shareholders in the future and to the resolutions which may be adopted by the shareholders’ meeting of the JVC, in accordance with the provisions of this Agreement. Should any contradiction arise with regard to the provisions of this Agreement and the Organizational Documents, or in the event that any of the provisions of the Agreement are not reflected in the Organizational Documents due to a prohibition of applicable Law, this Agreement shall prevail over the Organizational Documents with regard to the internal relations between the Parties, and the Parties shall (to the maximum extent permitted under the applicable Law) do their utmost to amend the Organizational Documents to accurately reflect the terms of this Agreement. The Organizational Documents shall be interpreted by the parties on the strength of the provisions of this Agreement.

5.             Additional Financing.

5.1              Required Financings. From and after the Closing Date, upon the written request of the JVC or any Shareholder, the Shareholders shall promptly provide to the JVC equity financing above and beyond the financing contemplated by Section 2.4 and the then most recent Business Plan and Budget approved by a Required Board Majority, as and to the extent the JVC or such Shareholder determines is reasonably necessary to fully purchase and install the initial capacity as defined in the Business Plan in a form mutually agreed upon in writing by the JVC and the Shareholders, or as amended and agreed to in the then most recent Business Plan or Budget approved by a Required Board Majority. Within thirty (30) days after delivery of any such written request, each Shareholder shall purchase an additional amount of the Shares for its pro rata portion (with each Shareholder’s pro rata portion being determined with reference to such Shareholder’s shareholding in the JVC relative to all Shareholders’ shareholdings in the JVC, in each case immediately prior to such capital increase and on a fully-diluted basis) of the total amount of financing so requested by the JVC or the applicable Shareholder at the times and in the amounts set forth in such written request. For purposes of calculating how many Shares will be purchased by each Shareholder, the price per share for each Share shall be the last stated fair market value of a Share as set forth in the then most recent Business Plan or Budget approved by a Required Board Majority (or as otherwise determined by both Shareholders). To the extent necessary, the Shareholders shall promptly approve an increase in the share capital of the JVC to permit the JVC to make such issuances. Notwithstanding the foregoing, with respect to any equity financing requested pursuant to this Section 5.1, (i) each Shareholder shall only be required to provide equity financing to the extent such Shareholder’s portion of such requested equity financing, when combined with all other equity financing provided by such Shareholder pursuant to this Section 5.1, would not exceed $50,000,000 and (ii) to the extent one Shareholder does not purchase all of the Shares requested to be purchased by it pursuant to this Section 5.1 because it is not required to do so pursuant to clause (i) above, the other Shareholder shall have the right to purchase all or any portion of such Shares not purchased by the non-purchasing Shareholder; it being understood that any such purchase by the purchasing Shareholder shall be dilutive to the non-purchasing Shareholder’s ownership interests in the JVC.

5.2              No Additional Obligation. Except as expressly set forth in Section 5.1, no Party shall be required to provide loan financing, equity contributions or any form of guarantee or credit support for repayment for any funding obtained by the JVC, above their respective obligations set forth in Section 2.4.

6.             Closing and Closing Conditions.

6.1              Closing.  The closing of the principal transactions contemplated by this Agreement (the “Closing”) shall take place on the later of (i) July 5, 2010 or (ii) the third (3rd) Business Day after the satisfaction or waiver of each of the conditions set forth in this Section 6

(excluding conditions that, by the terms, are not expected to be satisfied until the Closing Date, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties agree in writing.  The Closing shall take place remotely via the electronic exchange of documents.  The date on which the Closing actually occurs is herein referred to as the “Closing Date.”   Subject to the conditions set forth in this Section 6, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the principal transactions contemplated by this Agreement, including using its reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in this Section 6 to be satisfied in the most expeditious manner practicable; (ii) the furnishing of information to any Party necessary in connection with any requirements imposed upon such Party in connection with the consummation of the principal transactions contemplated by this Agreement; and (iii) the execution or delivery of any additional instruments necessary to consummate the principal transactions contemplated by, and to fully carry out the purposes of, this Agreement.

6.2              Conditions to the Obligations of SPTL. The obligation of SPTL to fulfill its obligations under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which may be waived, in writing, exclusively by SPTL:

(a)        Receipt of Agreements. SPTL shall have received a copy of each of the following agreements:

(i)            the AUO Subscription Agreement, duly executed by the JVC and AUO, pursuant to which AUO will subscribe for Shares as contemplated by Section 2.4;

(ii)           the SPTL Subscription Agreement, duly executed by the JVC, pursuant to which SPTL will subscribe for additional Shares as contemplated by Section 2.4;

(iii)          a License and Technology Transfer Agreement, in substantially the form attached hereto as Exhibit A (the “License and Technology Transfer Agreement”), duly executed by the JVC and AUO, pursuant to which AUO and SPTL will license intellectual property to the JVC;

(iv)          a Supply Agreement, in a form mutually agreed upon in writing by the JVC and the Shareholders (the “AUO Supply Agreement”), duly executed by the JVC and AUO (or an Affiliate thereof), pursuant to which the JVC will supply Solar Cells to AUO (or applicable Affiliate thereof);

(v)           a Supply Agreement, in substantially the form attached hereto as Exhibit B (the “SPTL Supply Agreement”), duly executed by the JVC and AUO, pursuant to which the JVC will supply Solar Cells to SPTL (or applicable Affiliate thereof);

(vi)          an IP Services Agreement, in a form mutually agreed upon in writing by the JVC and the Shareholders (the “IP Services Agreement”), duly executed by the JVC and AUO; and

(vii)         either (A) an Assumption Agreement, in form and substance reasonably satisfactory to the Parties (the “Assumption Agreement”), duly executed by the JVC and Hemlock Semiconductor, LLC, pursuant to which the JVC will assume certain obligations of SunPower Corporation under a certain polysilicon contract provided that the total prepayment obligations of such contract shall not exceed $200,000,000 and the total obligations regarding the committed purchase quantity shall not exceed *** kilograms, together with any other documents required by Hemlock Semiconductor, LLC in connection therewith, or (B) another agreement, in form and substance reasonably satisfactory to the Parties, duly executed by the JVC, that provides the JVC and SunPower Corporation with a commercial arrangement at least as favorable to SunPower Corporation as the commercial arrangement that would reasonably be likely to be in effect if the Assumption Agreement were finalized and executed (the arrangement under the Assumption Agreement, any such other agreement, or any agreements entered into by the JVC with Hemlock Semiconductor, LLC in connection thereto being referred to in this Agreement as the “Hemlock Arrangement”).
(b)        Board Composition. The authorized size of the Board of the JVC shall have been established at six (6) positions and the three (3) SPTL nominees shall have been appointed to the Board.

(c)        Consents and Approvals. All of the consents and approvals mutually agreed in writing by the JVC and the Shareholders shall have been obtained.

(d)        No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by a governmental authority seeking any of the foregoing be pending. No action taken by any governmental authority, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable, and be in full force and effect on the Closing Date, to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

(e)        Business Plan and Budget. The Business Plan and Budget in forms mutually agreed upon in writing by the JVC and the Shareholders shall have been approved by a Required Board Majority.

(f)        Contributions and Grants. Each of AUO and the JVC shall have fulfilled all of its obligations under Section 2.4 required to be performed and complied with by it on or prior to the Closing Date.

(g)        Representations and Warranties. Each of the representations and warranties of AUO contained in or made pursuant to this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that if a representation or warranty is qualified by “materiality” or “material adverse effect” or a similar qualifier, such representation or warranty (as so qualified) shall be true and correct in all respects.

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(h)        Covenants. Each of AUO and the JVC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it on or prior to the Closing Date.

(i)         Amendment of Organizational Documents. The Organizational Documents in effect on the Closing Date shall be the Memorandum and Articles of Association of the JVC in a form mutually agreed upon in writing by the JVC and the Shareholders.

6.3              Conditions to Obligations of AUO. The obligation of AUO to fulfill its obligations under this Agreement shall be subject to the satisfaction of each of the following conditions on or prior to the Closing Date, any of which may be waived, in writing, exclusively by AUO:

(a)        Receipt of Agreements. AUO shall have received a copy of each of the following agreements:

(i)            the AUO Subscription Agreement, duly executed by the JVC;

(ii)           the SPTL Subscription Agreement, duly executed by the JVC and SPTL;

(iii)          the License and Technology Transfer Agreement, duly executed by the JVC and SPTL;

(iv)          the AUO Supply Agreement, duly executed by the JVC and SPTL;

(v)           the SPTL Supply Agreement, duly executed by the JVC and AUO;

(vi)          the IP Services Agreement, duly executed by the JVC and SPTL; and

(vii)         either (A) the Assumption Agreement, duly executed by the JVC and Hemlock Semiconductor, LLC or (B) another agreement, in form and substance reasonably satisfactory to the Parties, duly executed by the JVC and SunPower Corporation, that provides the JVC and SPTL with a commercial arrangement at least as favorable to SunPower Corporation as the commercial arrangement that would be in effect if the Assumption Agreement were executed.

(b)        Board Composition. The authorized size of the Board of the JVC shall have been established at six (6) positions and the three (3) AUO nominees shall have been appointed to the Board.

(c)        No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by a governmental authority seeking any of the foregoing be pending. No action taken by any governmental authority, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable, and be in full force and effect on the Closing Date, to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

(d)        Contributions and Grants. Each of SPTL and the JVC shall have fulfilled all of its obligations under Section 2.4 required to be performed and complied with by it on or prior to the Closing Date.

(e)        Business Plan and Budget. The Business Plan and Budget in forms mutually agreed upon in writing by the JVC and the Shareholders shall have been approved by a Required Board Majority.

(f)        Representations and Warranties. Each of the representations and warranties of SPTL contained in or made pursuant to this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that if a representation or warranty is qualified by “materiality” or “material adverse effect” or a similar qualifier, such representation or warranty (as so qualified) shall be true and correct in all respects.

(g)        Covenants. Each of SPTL and the JVC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it on or prior to the Closing Date.

(h)        Amendment of Organizational Documents. The Organizational Documents in effect on the Closing Date shall be the Memorandum and Articles of Association of the JVC in a form mutually agreed upon in writing by the JVC and the Shareholders.

7.             General and Special Meetings of Shareholders

7.1              Meetings of Shareholders. The JVC shall hold an Annual General Meeting of shareholders within three (3) months after the end of each fiscal year of the JVC. The date, time and place of such Annual General Meeting shall be determined by the Board. The JVC may hold an extraordinary general meeting of shareholders from time to time as determined by the Board.

7.2              Notice. In convening any meeting of shareholders, a written notice thereof (including electronic-mail and transmission by other electronic means) shall be given by the Chief Executive Officer or any Director at least fourteen (14) days prior to the date set for such meeting to all the shareholders and other Persons entitled to receive notice. The above period may be shortened or omitted with the written consent of both Shareholders before any such meeting. The notice shall state the agenda, date, time and place for the meeting. Any meeting of shareholders shall resolve only those matters stated in the notice of the meeting, unless both Shareholders, whether present or not, agree otherwise.

7.3              Resolution. Except as otherwise required by the mandatory provisions of applicable Law, this Agreement or the Organizational Documents, (i) resolutions of the shareholders at any meeting of shareholders shall be adopted by an affirmative vote of at least 55% of the Shares represented at such meeting, provided that such affirmative votes are at least 55% of the total issued and outstanding Shares and (ii) resolutions of the shareholders by written consent shall be adopted by the approval of Shareholders holding at least 75% of the Shares then held by all Shareholders.

7.4              Matters Requiring Shareholder Resolution by Agreement. In addition to any other approval required by this Agreement or the Organizational Documents, notwithstanding any provision to the contrary, except for the actions required or contemplated to be taken by one or more of the Parties under Section 2 and Section 6, the JVC shall not, and shall cause its subsidiaries (if any) not to, and each Shareholder shall neither authorize nor knowingly permit the JVC or any of its subsidiaries (if any) to, directly or indirectly, take any action in respect of any of the following matters (or incur any obligation, commitment or promise with respect to any such items or matters) without the prior approval or written consent of Shareholders holding at least 75% of the Shares then held by all Shareholders:

(i)            amending or modifying any of the Organizational Documents then in effect, other than as expressly contemplated by this Agreement;

(ii)           changing or causing to be changed the general scope of the business or objectives of the JVC or any of its subsidiaries (if any) or entering into, or engaging in any transaction in a line of business other than the business of the JVC as contemplated by Section 3;

(iii)          changing or proposing to change the total number of the members of the Board;

(iv)          appointing or removing any Director other than pursuant to a decision of the Shareholder which nominated such Director and as contemplated by this Agreement;

(v)           borrowing money or creating, incurring or assuming any indebtedness, obligation or liability (whether accrued, absolute, contingent or otherwise), in each case otherwise than pursuant to this Agreement or any agreement contemplated hereunder to be delivered at the Closing;

(vi)          investing funds or approving contracts in which any Shareholder (or any of its controlled Affiliates), Director or employee is an interested party, in each case otherwise than pursuant to this Agreement or any agreement contemplated hereunder to be delivered at the Closing;

(vii)         making any loans or advances to any Shareholder (or any of its controlled Affiliates) out of the funds of the JVC or any of its subsidiaries (if any), in each case otherwise than pursuant to this Agreement or any agreement contemplated hereunder to be delivered at the Closing or as expressly contemplated in the then most recent Business Plan or Budget approved by a Required Board Majority;

(viii)        sell, grant or convey any rights or security interests with respect to, or assigning, licensing, sublicensing, selling, pledging or otherwise transferring, encumbering or disposing of, any intellectual property or product of any Shareholder, the JVC or any of their respective subsidiaries, or use any intellectual property licensed by any Shareholder pursuant to any agreement by which the JVC and both Shareholders are parties or any improvements thereon, except in each case as expressly provided in any agreements by which the JVC and both Shareholders are parties;

(ix)           increasing or reducing the authorized share capital, in each case other than as expressly contemplated by this Agreement or with respect to any equity incentives to employees or other service providers of the JVC or any of its subsidiaries (if any) within the guidelines under any equity incentive plan approved by both Shareholders;

(x)            issue, redeeming or repurchasing Shares or changing the class or series designation and/or rights attaching to any class or series of the issued and outstanding Shares, whether by way of recapitalizations, reclassifications, stock splits, stock combinations or otherwise, in each case other than as expressly contemplated by this Agreement or with respect to any equity incentives to employees or other service providers of the JVC or any of its subsidiaries (if any) within the guidelines under any equity incentive plan approved by both Shareholders;

(xi)           creating or issuing or causing to be created and issued any other share capital of the JVC or any of its subsidiaries (if any) or securities exercisable or exchangeable for or convertible into equity securities of the JVC or any of its subsidiaries (if any), in each case other than as expressly contemplated by this Agreement or with respect to any equity incentives to employees or other service providers of the JVC or any of its subsidiaries (if any) within the guidelines under any equity incentive plan approved by both Shareholders;

(xii)          creating or amending any equity incentive plan of the JVC or any of its subsidiaries (if any);

(xiii)         listing or recommending to list any securities of the JVC or any of its subsidiaries (if any) on any stock exchange;

(xiv)         merging or consolidating with any Person;

(xv)          selling, assigning or otherwise transferring any assets or properties during any fiscal year if the aggregate market value of all such assets or properties sold during such fiscal year by the JVC or any of its subsidiaries (if any) is in excess of 10% of the total assets of the JVC as of the end of the most recently completed fiscal year (or the Closing Date with respect to 2010), except for such sales, assignments or transfers that are expressly contemplated by the AUO Supply Agreement, the SPTL Supply Agreement or any other agreements by which the JVC and both Shareholders are parties or that are determined by a Required Board Majority to be in the ordinary course of the business;

(xvi)         taking any action to dissolve or liquidate or commence any bankruptcy proceeding, take any analogous action in any jurisdiction, or enter into or amend any arrangement with the creditors of the JVC or any of its subsidiaries (if any) with respect to any liquidation, dissolution or bankruptcy;

(xvii)        selling any products to any Person other than the Shareholders, except as may be expressly contemplated by the AUO Supply Agreement, the SPTL Supply Agreement or any other agreements by which the JVC and both Shareholders are parties; and

(xviii)       incurring any obligation, commitment or promise with respect to any of the foregoing.

7.5              Minutes. The proceedings of any meetings of shareholders and the results thereof shall be recorded in the minutes of the meetings of shareholders, which shall be signed by the Directors present and kept at the registered head office of the JVC. All minutes of the meetings of shareholders shall be prepared in English.

8.             Governance Matters

8.1              General. Except as otherwise required by mandatory provisions of Law, this Agreement or the Organizational Documents, ultimate responsibility for the management, direction and control of the JVC shall be vested in the Board. The Board may delegate its authorities to one or more officers of the JVC in accordance with resolutions duly adopted and consistent with this Agreement and the Organizational Documents.

8.2              Officers.

(a)        The JVC shall have a chief executive officer, nominated by AUO and approved and appointed by the Board. The chief executive officer of the JVC (the “Chief Executive Officer”) shall supervise, manage and be responsible for the day-to-day operations of the JVC, and shall report to the Board. The Chief Executive Officer shall serve at the discretion of the Board and shall have such specific powers, duties and responsibilities as are designated by the Board from time to time. The Chief Executive Officer shall act in full accordance with any business or operating plan or Budgets approved by the Board and shall have no authority to take any action with respect to any of the matters enumerated in Section 7.4 or Section 8.10 without first obtaining the approval of the requisite Shareholder approval or a Required Board Majority, as the case may be, with respect to the matter in question. If and to the extent invited by the Board, the Chief Executive Officer or his designee shall attend the meetings of the Board. In performing his duties, the Chief Executive Officer’s authority and responsibilities shall include, but not be limited to, the following: (i) with the Chief Financial Officer, the preparation and submission to the Board of an annual Business Plan and Budget; (ii) the preparation of operating plans for the JVC; (iii) with the Chief Financial Officer, keeping the Board fully informed of the activities and operations of the JVC through the preparation and submission of periodic reports, including the monthly and annual financial statements described in Section 11.1; (iv) representing the JVC; (v) executing the corporate matters in compliance with and within the limits permitted under applicable Law; and (vi) executing such other matters in accordance with the decisions made by the Board and /or the general meeting of shareholders. The extent and scope of the Chief Executive Officer’s powers to make a decision or to take any action for and on behalf of the JVC or in connection with or related to the JVC shall be determined by and subject to the conditions, restrictions and stipulations established by the Board and/or the general meeting of shareholders. Each Party shall direct the Chief Executive Officer to follow any decision or determination made by the Board and/or the general meeting of shareholders.

(b)        The JVC shall have a chief financial officer, nominated by SPTL and approved and appointed by the Board. The chief financial officer of the JVC (the “Chief Financial Officer”) shall report to the Chief Executive Officer. The Chief Financial Officer shall serve at the discretion of the Chief Executive Officer and shall have such specific powers, duties and responsibilities as are designated by the Board from time to time.  In performing his duties, the Chief Financial Officer’s authority and responsibilities shall include, but not be limited to, the following: (i) with the Chief Executive Officer, the preparation and submission to the Board of an annual Business Plan and Budget; and (ii) with the Chief Executive Officer, keeping the Board fully informed of the activities and operations of the JVC through the preparation and submission of periodic reports, including the monthly and annual financial statements described in Section 11.1.

(c)        The JVC shall have such other officers as a Required Board Majority may authorize by Board resolution. The powers, duties, responsibilities and terms of the office of all such other officers of the JVC shall be as defined by the relevant Board resolution authorizing such officer, and shall be appointed and serve at the pleasure of the Chief Executive Officer and the Board.

(d)        The initial offices of the JVC, and the individuals serving as the initial officers of the JVC, will those mutually agreed upon in writing by the JVC and the Shareholders.

(e)        The JVC shall have a Director of Internal Audit, nominated by mutual written agreement of both Shareholders and approved and appointed by the Board.  Such Director of Internal Audit shall report directly to the Board, shall serve at the discretion of the Board and shall be responsible for the oversight of internal audit activities of the JVC.

8.3              Directors. Each Shareholder shall exercise its respective voting rights in the JVC and take such other steps as are necessary to ensure that:

(a)        The authorized number of members of the Board shall be six (6).

(b)        Of the members of the Board, three (3) members will be nominated by SPTL and three (3) members will be nominated by AUO.

(c)        Each Shareholder shall vote its Shares of the JVC to secure that the Directors of the JVC nominated by the Shareholder(s) entitled to appoint the Director under this Agreement (the “Appointing Party”) are elected, appointed, removed or replaced as the Appointing Party may from time to time require; provided, however, that if such removal or replacement is without cause, the Shareholder proposing the removal or replacement shall indemnify and hold the JVC and the other Shareholder harmless for any and all damages and other expenses that may arise from such action.

(d)        The individuals serving as the initial Directors will those mutually agreed upon in writing by the JVC and the Shareholders.

(e)        The Shareholders and the JVC shall promptly take all actions which may be reasonably necessary to carry out the terms of this Section 8.3, including executing a voting agreement consistent with the foregoing, voting their Shares, executing and delivering written consents of Shareholders, calling an extraordinary special shareholders meeting and executing any necessary amendments to the Organizational Documents.

8.4              Board Observation Rights.  From and after the Closing, so long as a Shareholder continues to hold any Shares, the JVC shall permit one (1) representative of such Shareholder, designated from time to time by such Shareholder delivering written notice to the other Parties and the Board of the name of such representative, to attend all meetings of the Board during such period, and shall provide such representative (a “Board Observer”) with such notice and other information with respect to such meetings as are delivered to the Directors during such period.  Notwithstanding the foregoing, the JVC (i) may condition the right of any Board Observer to attend meetings of the Board and receive notice and other information with respect to such meetings on the execution of a confidentiality agreement reasonably acceptable to the JVC, and (ii) may prevent any Board Observer from attending a Board meeting (or portion thereof) or receiving certain information with respect thereto if the JVC believes, after consultation with counsel, that it is necessary to do so to ensure preservation of the attorney-client privilege.  Notwithstanding the foregoing, the initial Board Observers of the Shareholders will be will those mutually agreed upon in writing by the JVC and the Shareholders.

8.5              Indemnification of Directors. To the fullest extent permitted by applicable Law, the JVC shall indemnify and hold harmless each Director designated to the Board nominated by any Shareholder from all losses, liabilities, costs and expenses arising out of or relating to such Director’s actions in connection with any action taken within their authority and in their capacity as a Director, except to the extent that such losses, liabilities, costs or expenses are caused by such Director’s fraud, bad faith or willful misconduct, and except to the extent that such Director’s actions comprised or caused breach of this Agreement by the Shareholder who nominated that Director. Upon the election of any individual as a Director, the JVC shall promptly deliver to such individual a Indemnification Agreement, in a form mutually agreed upon in writing by the JVC and the Shareholders, duly executed by the JVC.

8.6              Meetings of Board. Meetings of the Board shall be held at least once every quarter. Meetings of the Board may be called by the Chief Executive Officer or any Director.

8.7              Notice of Board Meetings. In convening a meeting of the Board, a written notice stating the agenda, date, time and place of such meeting shall be given by the Chief Executive Officer or the Director convening the meeting of the Board at least two (2) Business Days prior to the date set for such meeting to all the Directors. The above period may be shortened or omitted with the written consent of all the Directors prior to any such meeting.  Unless a Required Board Majority waive such restriction, no matter may be voted upon at any Board meeting unless such matter is included in the agenda.

8.8              Quorum for Board Meetings. A quorum for a meeting of the Board shall be the presence of a majority of all Directors then in office. No meeting of the Board shall be validly convened or constituted unless a quorum is present at such meeting.

8.9              Resolutions of the Board. Unless otherwise provided by applicable Law, this Agreement or the Organizational Documents, all actions taken and resolutions adopted by the Board shall be (i) taken or adopted at a meeting of the Board by the affirmative vote of a majority of the Directors present at a meeting at which a quorum is present or (ii) taken or adopted by an action by unanimous written consent signed by all of the Directors. Without limiting the foregoing, with respect to any meeting of the Board, any Director may take part in the adoption of a resolution by means of a communication system of transmitting and receiving sounds simultaneously (“Teleconferencing”) or a communication system transmitting and receiving visual images and sounds simultaneously (“Video Conferencing”), without the personal attendance of all or part of them at the meeting.  Any Director may appear at a meeting of the Board by means of Teleconferencing or Video Conferencing. A Director appearing by Teleconferencing or Video Conferencing shall be deemed to have attended the meeting at which the Director has so appeared.

8.10    Matters Requiring Board Resolution by Agreement. In addition to any other approval required by this Agreement or the Organizational Documents, notwithstanding any provision to the contrary (other than the last sentence of this Section 8.10), except for the actions required or contemplated to be taken by one or more of the Parties under Section 2 and Section 6, the JVC shall not, and shall cause its subsidiaries (if any) not to, and each Shareholder shall neither authorize nor knowingly permit the JVC or any of its subsidiaries (if any) to, directly or indirectly, take any action in respect of any of the following matters (or incur any obligation, commitment or promise with respect to any such items or matters) without the prior written approval or written consent of a Required Board Majority:

(a)        creating any committee of the Board, establishing or altering the powers to be vested in any committee of the Board or the delegation or withdrawal of any power of the Board;

(b)        appointing any Director to any committee of the Board;

(c)        approving or amending any Business Plan or Budget;

(d)        entering into, varying or waiving any right under any agreement between the JVC or any of its subsidiaries (if any) (on the one side) with any member of the Board, with any officer of the JVC or any of its subsidiaries (if any) or with any Person (other than any Shareholder) in which any member of the Board or an officer of the JVC or any of its subsidiaries (if any) has an equity interest other than as a passive 1% or less minority investor;

(e)        entering into or amending any agreement with or commitment to any Shareholder or any Affiliate of any Shareholder, as well as any amendment, consent or waiver with respect to any such agreements or commitments; or allocating expenses of any Shareholder or its Affiliates charged to the JVC or any of its subsidiaries (if any), except as set forth in the then most recent Business Plan or Budget approved by a Required Board Majority;

(f)        hiring, appointing, removing or dismissing, or entering into or amending any employment, consulting or independent contractor agreement with respect to, or fixing the compensation of (including bonuses), or granting any severance or termination pay to, any individual that is or would be an executive of the JVC or any of its subsidiaries (if any) or that would be a sales or marketing employee of the JVC or any of its subsidiaries (if any);

(g)        except as may be required in an emergency situation endangering life or threatening serious injury or material physical damage, or except as contemplated as one or more of the reasons for any financing required by Section 5.1, making any single capital expenditure or series of related capital expenditures in any fiscal year in an aggregate amount exceeding $5,000,000 over the aggregate amount, if any, contemplated for such single capital expenditure or series of related capital expenditures in the capital expenditures budget for such fiscal year that is contained in the then most recent Budget approved by a Required Board Majority, provided that the amount of such excess, when combined with all other excess amounts under this Section 8.10(g) in such fiscal year, would not exceed $5,000,000;

(h)        except as may be required in an emergency situation endangering life or threatening serious injury or material physical damage, or except as contemplated as one or more of the reasons for any financing required by Section 5.1, making any single operating expenditure or series of related operating expenditures in any fiscal year in an aggregate amount exceeding ten percent (10%) of the aggregate amount, if any, contemplated for such single operating expenditure or series of related operating expenditures in the operating expenditures budget for such fiscal year that is contained in the then most recent Budget approved by a Required Board Majority, provided that the amount of such excess, when combined with all other excess amounts under this

Section 8.10(h) in such fiscal year, would not exceed ten percent (10%) of the aggregate amount, if any, contemplated for all operating expenditure in the operating expenditures budget for such fiscal year that is contained in the then most recent Budget approved by a Required Board Majority;

(i)         effecting any material, non-ordinary course business transaction or actions, except in each case as set forth in the then most recent Business Plan or Budget approved by a Required Board Majority, or entering into, amending or terminating any material contracts of the JVC or any of its subsidiaries (if any), or otherwise modifying or waiving any of the material terms of any of the material contracts of the JVC or any of its subsidiaries (if any);

(j)         entering into, amending or terminating any transactions involving land, real property or buildings;

(k)        changing any significant accounting principles or policies of the JVC or any of its subsidiaries (if any) or appointing, replacing, removing or compensating any financial auditors of the JVC or any of its subsidiaries (if any);

(l)         instituting or settling any material legal or arbitration proceedings other than (i) routine debt collection, (ii) in such cases where the Board in good faith determines that failure to institute legal or arbitration proceedings would result in the material impairment of a valuable aspect of the business of the JVC or any of its subsidiaries (if any) (so long as the JVC or the applicable subsidiary, as applicable, notifies each Shareholder prior to the institution of such proceedings), or (iii) against any Shareholder for breach of any agreement to which the JVC and such Shareholder (or applicable Affiliate thereof) are parties, or indemnifying or advancing fees with respect to any legal claims;

(m)       approving or granting of any equity incentives to employees or other service providers of the JVC or any of its subsidiaries (if any) within the guidelines under any equity incentive plan of the JVC approved by both Shareholders;

(n)       creating any liens, security interests, adverse claims, restrictions and other encumbrances (other than those imposed pursuant to the terms of this Agreement or the Organizational Documents or in the ordinary course of business) upon or in respect of any property or assets of the JVC or any of its subsidiaries (if any), or, outside the ordinary course of business, making any loans or advances to any Person out of the funds of the JVC or any of its subsidiaries (if any), or making or furnishing any guarantee of the JVC or any of its subsidiaries (if any), in each case other than as expressly contemplated in the then most recent Business Plan or Budget approved by a Required Board Majority;

(o)        making or declaring any Distribution, other than expressly contemplated by this Agreement;

(p)        acquiring, through the purchase of securities or otherwise, another Person, or acquiring all or substantially all of the assets of another Person, in each case except as set forth in the then most recent Business Plan or Budget approved by a Required Board Majority;

(q)        approving an acquisition (in one or a series of related transactions) of, or any investment (in one or a series of related transactions) in, assets or properties of any

Person (whether by acquiring shares or other equity securities, partnership interests or evidences of indebtedness of any Person, by contributing to the capital of any Person, by making a loan, advance or other extension of credit to any other Person), including approval of joint venture transactions, in each case except as set forth in the then most recent Business Plan or Budget approved by a Required Board Majority;

(r)         forming, or disposing of, any subsidiary of the JVC or any of its subsidiaries (if any) or the investment/disinvestment by the JVC in any other Person;

(s)        adopting or amending any pension, group compensation, profit sharing, phantom equity, bonus or other incentive or employee benefit plan;

(t)         approving, amending or terminating any material policy of the JVC or any of its subsidiaries (if any); and

(u)        incurring any obligation, commitment or promise with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in this Agreement, (i) no Shareholder shall be entitled to exercise any right or power under this Agreement to prevent the JVC or any subsidiary of it from enforcing its rights under or taking any action against such Shareholder (or applicable Affiliate thereof) in relation to any matter arising under any contract to which the JVC and such Shareholder (or applicable Affiliate thereof) are parties or from defending itself in relation to any action taken against it by such Shareholder (or applicable Affiliate thereof) and (ii) no Party shall take any action that it is expressly prohibited from taking pursuant to this Agreement even if such Party would otherwise be permitted to exercise such right under applicable Law.

8.11            Minutes. Minutes of each meeting of the Board shall be signed by all of the Directors present at the meeting. Minutes of the meeting of the Board shall be prepared in English, and kept at the JVC’s head office. Copies of the minutes shall be sent to each of the Directors as soon as practicable after each meeting of the Board.

8.12            No Compensation. The JVC shall not provide any remuneration, bonuses or severance pay to any of the Directors. Each Shareholder, and not the JVC, shall be responsible for reimbursing any expenses incurred by the Directors that such Shareholder nominated to be members of the Board.

8.13            Term. The term of office for each Director shall be for two (2) years (except that the first two (2) year term in connection with this Agreement shall end on December 31, 2012); it being understood that any Shareholder may re-appoint a Director for additional terms and that any Shareholder may remove and replace any of the Directors nominated by it at any time.

8.14            Right to Step-In. Notwithstanding anything to the contrary contained in this Agreement, if at any time, after July 1, 2013 or six (6) months after completion of installation of Fab 3, whichever is later, the JVC is then Materially Underperforming, then, subject to the provisions in this Section 8.14, upon the election of the Shareholder who does not then have the right to nominate the Chief Executive Officer, which election shall be exercisable by delivering written notice (a “Step-In Notice”) to the other Parties of its election that the electing Shareholder shall have the right to nominate and replace any and all officers and other employees of the JVC and operate the JVC for one year, and the non-electing Shareholder shall take such actions as reasonably requested by the electing Shareholder to accomplish the foregoing. For purposes of this Agreement, the term “Materially Underperforming” means the Cash Cost per watt of the Solar Cells manufactured by the JVC over *** consecutive quarters at Fab 3 is equal to or greater than *** of the then current Cash Cost per watt of the Solar Cells manufactured by SPTL at SPTL’ second solar cell fabrication facility, known as Fab 2.  If one Shareholder delivers a Step-In Notice to the other Parties, then the other Shareholder shall have the right, exercisable by delivering written notice (a “Step-In Objection Notice”) to the other Parties within five (5) Business Days thereafter, to object to the assertion that the JVC is then Materially Underperforming, provided that such objecting Shareholder specifies in such Step-In Objection Notice a good faith basis for such objection.  If, within the five (5) Business Day time period set forth in the immediately preceding sentence, (i) any Shareholder fails to deliver a Step-In Objection Notice, then the JVC will be deemed for purposes of this Agreement to then be Materially Underperforming and the applicable Shareholder’s exercise of the step-in rights in such instance shall be deemed to be valid and such Shareholder may proceed, without further objection from any Party, in the exercise of such step-in rights or (ii) any Shareholder delivers a Step-In Objection Notice, then the JVC shall, and the Shareholders shall cause the JVC to, promptly thereafter engage a single independent expert reasonably acceptable to both Shareholders, and otherwise cooperate with each other and such independent expert, to determine, as expeditiously as reasonably practicable, whether the JVC is then Materially Underperforming, and the decision of such independent expert will be binding on the Parties in determining whether or not the applicable Shareholder’s exercise of the step-in rights in such instance is valid and whether or not such Shareholder may proceed, without further objection from any Party, in the exercise of such step-in rights.

9.             Restrictions on Transfers

9.1              Prohibited Transfers. No Shareholder may Transfer any Shares to any Person without the prior written consent of all Shareholders.

9.2              No Recognition of Prohibited Transfers. Any attempt by any Shareholder to Transfer any Shares in violation of any provision of this Agreement shall be null and void and shall not be binding on the JVC. The JVC will not (a) transfer on its books any Shares that has been sold, gifted or otherwise Transferred in violation of this Agreement or (b) treat as owner of such Shares, or accord the right to vote to, or pay dividends to, any purchaser, donee or other transferee to whom such Shares may have been so Transferred. In the case of a Transfer or attempted Transfer of Shares that is in contravention of the terms of this Agreement, the Shareholder engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the JVC and the other Shareholders in respect of all costs, liabilities and damages that any of such indemnified persons may incur (including attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce such indemnity. In addition, in the event that the transferring Shareholder does not retain voting power of the Shares Transferred as permitted pursuant to this Agreement, the voting power with respect to the Transferred Shares shall lapse with respect to such transferring Shareholder. For purposes of this Agreement, (i) references to a Shareholder’s Shares shall be deemed to mean any Shares held by such Shareholder plus any Shares transferred in violation of this Section 9 and (ii) if such Shareholder is required to sell any of its Shares pursuant to this Agreement, then prior to such sale, such Shareholder shall repurchase any and all Shares transferred in violation of this Section 9 so that such Shareholder, at the time of such sale, can sell all of its Shares free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.3              Stop Transfer Instructions. Each Shareholder agrees, to ensure compliance with the restrictions referred to herein, that the JVC may issue appropriate “stop transfer” instructions with respect to any or all of the Shares.

10.           Confidentiality.

10.1            Definitions. “Confidential Information” shall mean any information: (i) disclosed by one Party (the “Disclosing Party”) to any other Party (the “Receiving Party”), which, if in written, graphic, machine-readable or other tangible form is marked as “Confidential” or “Proprietary”, or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked “Confidential” within thirty (30) days of such disclosure; or (ii) was disclosed pursuant to the Existing Confidentiality Agreement and constituted “Evaluation Material” thereunder; or (iii) which is otherwise referred to as Confidential Information under this Agreement or any other agreement to which the Disclosing Party and the JVC are parties.

10.2            Confidential Information and Exclusions. Notwithstanding Section 10.1 (Definitions) above, Confidential Information shall exclude information that: (i) was independently developed by the Receiving Party without using any of the Disclosing Party’s Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

10.3            Confidentiality Obligation. The Receiving Party shall treat as confidential all of the Disclosing Party’s Confidential Information, shall not use such Confidential Information except as expressly permitted under this Agreement or any other agreement to which the Disclosing Party and the JVC are parties or in connection with the JVC’s activities, and shall not disclose any such Confidential Information to any person (other than the Receiving Party’s employees, officers and directors who need to know such Confidential Information for the Receiving Party to perform as expected under this Agreement or any other agreement to which the Disclosing party and the JVC are parties or in connection with the JVC’s activities). Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party’s Confidential Information, subject to Section 10.4.

10.4            Legal Disclosure. Notwithstanding anything herein to the contrary, a Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange the shares of any Party are listed on; (ii) as otherwise required by applicable Law, or (iii) as advisable or required in connection with any government or regulatory filings, including filings with any regulating authorities covering the relevant financial markets. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

10.5            Remedies. If a Receiving Party breaches any of its obligations under this Section 10.5, the Disclosing Party shall be entitled to seek equitable relief to protect its interest therein, including injunctive relief, as well as money damages.

10.6            General Knowledge. The Receiving Party shall have no obligation to limit or restrict the assignment of its employees or consultants as a result of their having had access to the Disclosing Party’s Confidential Information. The restrictions regarding Confidential Information shall not be construed to limit any Party’s right to independently develop or acquire products, processes or concepts without use of the Disclosing Party’s Confidential Information, even if similar. Furthermore, notwithstanding the restrictions regarding Confidential Information, the Receiving Party shall be free to use for any purpose the General Knowledge resulting from access to work with or exposure to the Disclosing Party’s Confidential Information, provided that the Receiving Party shall maintain the confidentiality of the Confidential Information as provided herein. The term “General Knowledge” means information in non-tangible form which may be retained by persons who have had access to Disclosing Party’s Confidential Information, including ideas, concepts, know-how or techniques contained therein.

10.7            Compliance by Directors, etc. The Parties shall take all necessary steps to ensure that their directors, officers, employees, agents, advisors and subcontractors will comply in all respects with this Section 10.

10.8            Survival. The obligations undertaken by the Parties pursuant to this Section 10 shall survive termination of this Agreement and shall remain in effect and be binding on the Parties until ten (10) years after any termination of this Agreement; provided, however, that the obligations under this Section 10 shall continue in full force and effect with respect to each Trade Secret included among the Confidential Information of the disclosing Party until such time as it is no longer susceptible to being kept a Trade Secret.

11.           Accounting, Tax and Financial Matters

11.1            Financial and Other Information. The JVC shall appoint an internationally well-known accounting firm to perform the accounting services for the JVC.  The JVC shall, at the JVC’s expense, prepare its financial reports in accordance with Malaysia GAAP and provide routine reports to the Shareholders as reasonably requested by them in formats they may reasonably specify.  The Shareholders may also request the JVC to prepare and provide in a timely manner, at the JVC’s expense, financial statements, audit reports and any other documents reasonably required for consolidated accounting or to satisfy any mandatory disclosure requirement, and the contents and formats of those documents shall be determined in each case through consultation between the JVC and the requesting Shareholder.  The audited financial statements of the JVC shall be final and binding on the Parties as to the revenue, costs, fees, expenses, losses and profits of the JVC, in the absence of manifest error or fraud.  The starting balance for the JVC’s third fiscal quarter of 2010 will be SPTL’ then existing financial statements for the JVC, which will reflect that interest in Construction in Progress (CIP) has been capitalized in the JVC financials.

11.2            Basic Financial Inspection Rights. During the regular office hours of the JVC, and upon twenty-four (24) hours’ notice to the JVC, each Shareholder shall have (i) full access to all properties, books of account and records of the JVC, and (ii) the right to make copies from such books and records at their own expense. In addition, each Party shall have the right to inspection to the fullest extent permitted under applicable Law.

11.3            Business Plan and Budget. Not later than two (2) months prior to the end of each fiscal year of the JVC (other than fiscal year 2010), the Chief Executive Officer or Chief Financial Officer shall prepare and recommend to the Shareholders (i) a Business Plan covering the next succeeding five JVC fiscal years, with the first two years of the Business Plan prepared on a quarterly basis, and (ii) a Budget covering the next succeeding two JVC fiscal years. The Shareholders shall review each proposed Business Plan and Budget in a reasonable and expeditious manner. In the event that both Shareholders are unable to agree on any Business Plan and Budget prior to December 1 of the fiscal year in which such Business Plan and Budget were submitted or required to be submitted, or such later date as both Shareholders may designate, either Shareholder may deliver a written notice to the Shareholders’ respective chief executive officers (or their designees with binding authority to act on behalf of the applicable Shareholder, it being agreed that the Shareholders will attempt in good faith to involve directly their respective chief executive officers) for their review and resolution in such manner as they deem necessary or appropriate. Such resolution, if any, must occur prior to December 31 of the fiscal year in which such Business Plan and Budget were submitted or required to be submitted, or such later date as both Shareholders may designate. If the matter is resolved by the chief executive officers, the Shareholders shall, and shall cause the Directors solely nominated by them to, vote and/or take all other reasonable actions which may be necessary to cause the JVC to act in accordance with such resolution. If such matter is not resolved within such time period, the second year of the Business Plan and Budget last approved by a Required Board Majority shall become the default Business Plan and Budget for the next fiscal year.

11.4            Fiscal Year.  If any Shareholder consolidates its interest in the JVC for accounting purposes, then, while such Shareholder continues to consolidate its interest in the JVC for accounting purposes, the fiscal year of the JVC shall match the fiscal year of such Shareholder.  If neither Shareholder consolidates its interest in the JVC for accounting purposes, then the Parties shall discuss in good faith how to meet the reporting requirements of both Shareholders and agree upon the fiscal year of the JVC.

11.5            Tax Returns.

   (a)        SPTL shall prepare and timely file, or cause to be prepared and timely filed, on behalf of the JVC, all Tax Returns of the JVC that are due with respect to any Pre-Closing Tax Period that is not part of a Straddle Period.  SPTL shall have authority to determine the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the JVC shall be reported or disclosed in such Tax Returns; provided that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with past practice with respect to such items, unless otherwise required by applicable Law.  The JVC shall cause an appropriate, authorized person to sign such Tax Returns on behalf of the JVC.  SPTL shall pay or cause to be paid all Taxes imposed on the JVC shown as due and owing on such Tax Returns.

   (b)        SPTL shall prepare and timely file, or cause to be prepared and timely filed, on behalf of the JVC, all Tax Returns of the JVC that are due with respect to a Straddle Period; provided that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with past practice, unless otherwise required by applicable Law. The JVC shall cause an appropriate, authorized person to sign such Tax Returns on behalf of the JVC.  SPTL shall pay or cause to be paid all Taxes attributable to the Pre-Closing Straddle Period imposed on the JVC shown as due and owing on such Tax Returns, and the JVC shall pay or cause to be paid all Taxes attributable to the Post-Closing Straddle Period imposed on the JVC shown as due and owing on such Tax Returns.

(c)        The JVC shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of the JVC other than those described in Section 11.5(a) or Section 11.5(b); provided that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with past practice, unless otherwise required by applicable Law. The JVC shall pay or cause to be paid all Taxes imposed on the JVC shown as due and owing on such Tax Returns.

(d)        The JVC shall use commercially reasonable efforts to cause any such Tax Returns contemplated in Section 11.5(c) to be submitted to the Shareholders for their review at least ten (10) days prior to its due date (including extensions) unless otherwise agreed to by the Shareholders.

(e)        The JVC shall cause to be provided to the Shareholders information concerning their respective Taxable income or loss, and each class of income, gain, loss, deduction or credit which is relevant to reporting their respective share of JVC income, gain, loss, deduction or credit, for purposes of any required Tax Returns. Information required for the preparation of each Shareholder’s Tax Returns shall be furnished to each Shareholder, as the case may be, as soon as possible after the close of the JVC’s fiscal year and, in any event, no later than the date on which the income Tax Return for such fiscal year is submitted to the Shareholders for review pursuant to Section 11.5(d).

11.6            Apportionment of Taxes. For purposes of this Agreement, all Taxes and Tax liabilities with respect to the income, property, employees or operations of the JVC, as the case may be, that relate to a taxable period that begins before and ends after the Closing Date (a “Straddle Period”) shall be apportioned between the period of the Straddle Period that extends before the Closing Date through the day before the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that extends from the Closing Date to the end of the Straddle Period (the “Post-Closing Straddle Period”) in accordance with this Section 11.6. The portion of such Tax related to the Pre-Closing Straddle Period shall: (a) in the case of Taxes other than sales and use taxes, value-added taxes, employment and payroll taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and the denominator of which is the number of days in the entire Straddle Period and (b) in the case of any sales or use taxes, value-added taxes, employment and payroll taxes and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount which would be payable if the relevant taxable period or Tax year in which the income, receipts or profits were earned ended on and included the Closing Date. To the extent any income Tax is based on the greater of a Tax on net income, on the one hand, and a Tax measured by net worth or some other basis not otherwise measured by income, on the other, the portion of such Tax related to the Pre-Closing Straddle Period shall be deemed to be the greater of (i) the amount of such Tax measured by net worth or other basis determined as though the taxable values for the entire Straddle Period equal the respective values as of the end of the day on the Closing Date and multiplying the amount of such Tax by a fraction the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period or (ii) the amount of such Tax measured by net income determined as though the applicable Tax period terminated as of the end of the day on the Closing Date. The portion of Tax related to the Post-Closing Straddle Period shall be calculated in a corresponding manner.

11.7            Cooperation; Audits. In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on the JVC for all Pre-Closing Tax Periods, SPTL, on the one hand, and the JVC, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes.

11.8            Controversies. The JVC shall promptly notify SPTL in writing upon receipt by the JVC of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which SPTL may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). SPTL, at the sole expense of SPTL, shall have the authority to represent the interests of the JVC with respect to any Tax Matter before any Governmental Authority and shall have the right to extend or waive the statute of limitations with respect to a Tax Matter and to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries and settling audits; provided, however, that SPTL shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of the JVC for any Post-Closing Tax Period, including the portion of a period beginning before the Closing Date and ending after the Closing Date, without the prior written consent of AUO (which consent shall not be unreasonably withheld). SPTL shall keep AUO fully and timely informed with respect to the commencement, status and nature of any Tax Matter. SPTL shall, in good faith, consult with AUO regarding the conduct of or positions taken in any such proceeding that relates to any Post-Closing Tax Period or Post-Closing Straddle Period.

11.9            Other Tax Matters.    The JVC has elected to be treated as a disregarded entity for United States federal income tax purposes, and following the issuance of any Shares to AUO will be treated as a partnership for such purposes.  The JVC shall not, and each Shareholder shall neither authorize nor knowingly permit the JVC to, change such election without the prior written consent of both Shareholders.  For United States federal income tax purposes, the JVC shall determine and allocate items of income, gain, loss, deduction, and credit to SPTL in accordance with United States Treasury Regulations section 1.704-1(b)(2)(ii)(i).

11.10           Insurance. The JVC shall obtain from and/or maintain with, as applicable, responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Board reasonably deems advisable. To the extent permitted by applicable Law, the JVC shall use its reasonable best efforts to obtain and maintain on reasonable business terms directors and officers’ liability insurance in an amount requested by the Board, so long as such insurance may be obtained and maintained on commercially reasonable terms as determined by the Board.

11.11           Shareholder Services to the JVC.  At the written request of any Party from time to time, the Parties shall cooperate with each other in identifying whether there are any services that the Parties mutually determine would be better provided by a Shareholder (or any of its controlled Affiliates) rather than by the JVC itself.  If and to the extent the Parties mutually agree on any such services and the terms and conditions of the provision of such services, the Parties shall cooperate with each other in memorializing such mutual agreement in writing.  The Parties will agree in writing to a form that could be used from time to time for any such written agreement.

12.           Deadlock

12.1            Determination of Deadlock. In the event (i) (A) SPTL and AUO, or Directors constituting a Required Board Majority, are unable after discussions with each other to resolve any matter, which if not resolved, would, in the good faith judgment of any Shareholder or any Director, as the case may be, substantially impair the JVC’s ability to operate in accordance with the then most recent Business Plan approved by a Required Board Majority or would reasonably be likely to result in any event, effect or circumstance that would be materially adverse to the business, financial condition or results of operations of the JVC and its subsidiaries (if any) taken as a whole and (B) the JVC is not then in material breach of any of the covenants contained in this Agreement with respect to such matter or (ii) if the Shareholders and their Affiliates do not purchase greater than *** percent (***%) of the total number of Solar Cells that the JVC and its subsidiaries (if any) are capable of manufacturing during any fiscal quarter and the Shareholders also do not purchase greater than *** percent (***%) of the total number of Solar Cells that the JVC and its subsidiaries (if any) are capable of manufacturing during the next fiscal quarter following thereafter, then, in either such case, any Shareholder may deliver a written notice to the Shareholders’ respective chief executive officers (or their designees with binding authority to act on behalf of the applicable Shareholder, it being agreed that the Shareholders will attempt in good faith to involve directly their respective chief executive officers) for their review and resolution in such manner as they deem necessary or appropriate. Such resolution, if any, must occur within forty-five (45) days following the written submission to them of the matter. If the matter is resolved by the chief executive officers, the Shareholders shall, and shall cause the Directors solely nominated by them to, vote and/or take all other reasonable actions which may be necessary to cause the JVC to act in accordance with such resolution. If such matter is not resolved within such time period, each of AUO and SPTL shall be free to give the other a written notice (the “Deadlock Notice”) specifying that such notice is a Deadlock Notice for purposes of this Section 12 and specifying that the notifying party desires to trigger the remedies contemplated by this Section 12. A Deadlock Notice must be given, if at all, within twenty (20) Business Days following the end of the forty five (45) day period referred to above.

12.2            Requirement to Make Decision. If a Deadlock Notice is given by at least one of the Shareholders in accordance with Section 12.1, each Shareholder may, not later than the 15th day following the giving of the Deadlock Notice, give written notice (a “Deadlock Decision Notice”) to the other Shareholder specifying that such notice is a Deadlock Decision Notice for purposes of this Section 12 and specifying that the notifying Shareholder desires unconditionally either to:

(a)        sell all of its Shares or liquidate the JVC (and whether it exercises its right to reduce all or any portion of its (or applicable Affiliate thereof) allocated supply pursuant to and in accordance with the applicable supply agreement to which it (or applicable Affiliate thereof) and the JVC are parties); or

(b)        purchase all of the Shares of the other Shareholder.

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If, within the time period set forth in the immediately preceding sentence, any Shareholder fails to deliver a Deadlock Decision Notice to the other Shareholder, then any such Shareholder who failed to deliver a Deadlock Decision Notice shall be deemed for purposes of this Section 12 to (i) desire to sell all of its Shares or liquidate the JVC and (ii) not have elected to reduce all or any portion of its allocated supply pursuant to and in accordance with the applicable supply agreement to which it (or applicable Affiliate thereof) and the JVC are parties. For the avoidance of doubt, the Parties acknowledge and agree that if, within the time period set forth in the first sentence of this Section 12.2, both Shareholders fail to deliver a Deadlock Decision Notice to each other, then both Shareholders shall be deemed for purposes of this Section 12 to desire to sell all of its Shares or liquidate the JVC.

12.3            Both Desire to Sell or Liquidate. If (i) a Deadlock Notice has been given pursuant to Section 12.1 and (ii) each Shareholder desires (as set forth in its Deadlock Decision Notice) or is deemed to desire (pursuant to Section 12.2) to sell all of its Shares or liquidate the JVC, then the following provisions shall be operative:

(a)        The Shareholders shall promptly thereafter use all reasonable efforts to cause the JVC to be dissolved and liquidated and to distribute the proceeds of such dissolution or liquidation as soon as reasonably practicable (but in an orderly and businesslike manner so as not to involve undue sacrifice) and shall cooperate in good faith with each other for such purpose. Without limiting the foregoing, subject to the approval Section 7.4, the JVC shall appoint a liquidator, who shall be independent of the JVC and the Shareholders, to oversee and lead the dissolution and liquidation of the JVC and the distribution of the proceeds of such dissolution in a timely manner.

(b)        Subject to applicable Law, the Shareholders agree that the proceeds of such dissolution or liquidation shall be distributed to the Shareholders as follows and in the following order of priority: (i) first, repay all debts and liabilities of the JVC, including the fee to the independent liquidator and any other preferential claims arised in connection with the liquidation, (ii) second, repay, on a pro rata basis based upon the number of Shares then held by the Shareholders, all financial contributions and expenses incurred by the Shareholders, less any profits received by them, with respect to the JVC, and (iii) third, distribute, on a pro rata basis based upon the number of Shares then held by the Shareholders, all remaining proceeds, if any, to the Shareholders. At any Shareholder’s election, delivered in writing to the other Shareholder no later than five (5) Business Days after the giving of the Deadlock Notice, the Shareholders shall (A) work in good faith to agree upon an Independent Financial Expert (and if the Shareholders are not able to agree upon an Independent Financial Expert within five (5) days, each Shareholder shall appoint an Independent Financial Expert as a representative and cause it to jointly, together with such other representatives, select the single “Independent Financial Expert” hereunder) and (B) engage such selected Independent Financial Expert to determine the proper amounts due to each Shareholder pursuant to this Section 12. The fees and expenses of the Independent Financial Expert shall be borne equally by the Shareholders.

12.4            One Desires to Sell or Liquidate; One Desires to Purchase. If (i) a Deadlock Notice has been given pursuant to Section 12.1, (ii) one Shareholder (the “Deadlock Selling Shareholder”) desires (as set forth in its Deadlock Decision Notice) or is deemed to desire (pursuant to Section 12.2) to sell all of its Shares or liquidate the JVC, and (iii) the other Shareholder (the “Deadlock Purchasing Shareholder”) desires (as set forth in its Deadlock

Decision Notice) to purchase all of the Shares of the Deadlock Selling Shareholder, then the following provisions shall be operative:

(a)        If the Deadlock Selling Shareholder has, in its Deadlock Decision Notice, elected to exercises its right to reduce all or any portion of its allocated supply pursuant to and in accordance with the terms of the supply agreement to which it (or applicable Affiliate thereof) and the JVC are parties, then as soon as practicable after the date that such Deadlock Decision Notice has been given pursuant to Section 12.2, the JVC and the Deadlock Purchasing Shareholder shall take such actions as are reasonably necessary to promptly provide that the allocation and associated obligations of the Deadlock Selling Shareholder (or applicable Affiliate thereof) under such supply agreement are so reduced pursuant to and in accordance with the terms of such supply agreement.  In addition, if the Deadlock Selling Shareholder is AUO, then (i) SPTL shall have the right, exercisable by delivering written notice to AUO within ten (10) Business Days after the date of AUO’ Deadlock Notice, to (A) reduce all or any portion of the allocated supply of AUO (or applicable Affiliate thereof), pursuant to and in accordance with the terms of the AUO Supply Agreement and (B) increase the allocated supply of SPTL (or applicable Affiliate thereof) by the amount which the allocated supply of AUO (or applicable Affiliate thereof) was so reduced, pursuant to and in accordance with the terms of the SPTL Supply Agreement, and (ii) if SPTL so exercises such right described in clause (i) of this sentence, then as soon as practicable thereafter, the Parties shall take such actions as are reasonably necessary to promptly provide that the allocation and associated obligations of AUO (or applicable Affiliate thereof) under the AUO Supply Agreement are so reduced, and that the allocation and associated obligations of SPTL (or applicable Affiliate thereof) under the SPTL Supply Agreement are so increased, in each case pursuant to and in accordance with the terms of such supply agreements; provided, however, that if the total amount of such reduction exceeds five percent (5%) of the total percentage of the aggregate Solar Cell manufacturing capacity of the JVC and its subsidiaries (if any), then, in accordance with the applicable supply agreements, such reduction (and such corresponding increase to SPTL or applicable Affiliate thereof) shall be implemented over time at a rate per fiscal quarter equal to the lesser of (i) five percent (5%) of the total percentage of the aggregate Solar Cell manufacturing capacity of the JVC and its subsidiaries (if any) or (ii) the total amount of such reduction then left remaining to be implemented.

(b)        The Shareholders shall promptly (A) work in good faith to agree upon an Independent Financial Expert (and if the Shareholders are not able to agree upon an Independent Financial Expert within five (5) days, each Shareholder shall appoint an Independent Financial Expert as a representative and cause it to jointly, together with such other representatives, select the single “Independent Financial Expert” hereunder) and (B) engage such selected Independent Financial Expert to determine the Fair Market Value of the Deadlock Selling Shareholder’s Shares. The fees and expenses of the Independent Financial Expert shall be borne equally by the Shareholders.

(c)        The purchase and sale of the Deadlock Selling Shareholder’s Shares shall be consummated as soon as practicable following such determination of Fair Market Value by the Independent Financial Expert, but in no event more than thirty (30) days thereafter (subject to any extension necessary to comply with any applicable governmental and/or regulatory requirement). Subject to the immediately preceding sentence, the date, time and location for the closing of the purchase and sale shall be mutually agreed upon by the Shareholders; provided, however, that if an agreement cannot be reached by the Shareholders within five (5) Business

Days after such determinations are made by the Independent Financial Expert, then such closing shall take place at 10:00 a.m. (local time) at the principal office in Malaysia of the JVC’s outside accounting firm referred to in Section 11.1, on the 15th Business Day following the date such determinations are made by the Independent Financial Expert (or, if later, the fifth Business Day following the expiration of any such extension necessary to comply with any applicable governmental and/or regulatory requirement).

(d)        At such closing, the Deadlock Selling Shareholder shall sell, and the Deadlock Purchasing Shareholder shall purchase, the Deadlock Selling Shareholder’s Shares. The Deadlock Selling Shareholder’s Shares, including all evidences of ownership (including stock certificates endorsed in blank), shall be conveyed by the Deadlock Selling Shareholder to the Deadlock Purchasing Shareholder at such closing, free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents. The Parties acknowledge and agree that the only representations and warranties made by the Deadlock Selling Shareholder with respect to such Deadlock Selling Shareholder’s Shares will be the matters set forth in the preceding sentence and the Deadlock Selling Shareholder’s ownership of the Deadlock Selling Shareholder’s Shares.

(e)        The purchase price of the Deadlock Selling Shareholder’s Shares shall be the Fair Market Value of the Deadlock Selling Shareholder’s Shares as determined by the Independent Financial Expert. The purchase price shall, subject to all applicable government restrictions and regulations, be paid by the Deadlock Purchasing Shareholder at such closing by wire transfer of immediately available funds in a single payment to an account designated in writing and delivered by the Deadlock Selling Shareholder to the Deadlock Purchasing Shareholder no later than five (5) Business Days prior to the date of such closing.

(f)        If such closing occurs at least five (5) years after the date of this Agreement, then (i) the Deadlock Purchasing Shareholder shall use its reasonable best efforts to assume any and all obligations of the Deadlock Selling Shareholder to the JVC under any guarantees that were made by the Deadlock Selling Shareholder to the JVC prior to the date of the Deadlock Notice and (ii) the Parties shall cooperate with each other, and take such actions as are reasonably necessary and requested by any Party to accomplish the foregoing.

(g)       Upon the occurrence of such closing, if the Deadlock Selling Shareholder is SPTL, then the following additional provisions shall be operative:

(i)             If the total percentage of the aggregate Solar Cell manufacturing capacity of the JVC and its subsidiaries (if any) that is required to be offered to SPTL (or applicable Affiliate thereof) under the SPTL Supply Agreement, as of such closing but after giving effect to the completion of any reductions in the allocated supply under the SPTL Supply Agreement due to Section 12.4(a) (ignoring for this purpose the proviso at the end of the last sentence of Section 12.4(a), such that it is assumed that the full amount of such reduction may be made immediately) (such total percentage being referred to the “Post-Deadlock SPTL Allocated Supply Percentage”), is at least *** percent (***%), then none of the provisions contained in this Section 12.4(g) shall have any force or effect.

(ii)            If the Post-Deadlock SPTL Allocated Supply Percentage is less than *** percent (***%), then, from and after such closing and notwithstanding the provisions of Section 17.1(a), (A) the definition of “Non-Permitted Countries” shall automatically be amended

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to mean, and references to such term shall mean, the United States and (B) the definition of “Permitted Countries” shall automatically be amended to mean, and references to such term shall mean, any country other than the United States.

(iii)           If the Post-Deadlock SPTL Allocated Supply Percentage is less than *** percent (***%), then, in addition to the provisions contained in clause (ii) of this Section 12.4(g) being binding on the Parties, the Parties shall cooperate with each other, and take such actions as are reasonably necessary and requested by any Party, to promptly terminate the Hemlock Arrangement.

12.5            Both Desire to Purchase. If (i) a Deadlock Notice has been given pursuant to Section 12.1 and (ii) both Shareholders desire (as set forth in their respective Deadlock Decision Notices) to purchase all of the Shares of the other, then (A) the JVC will not be liquidated, (B) no Shareholder will have the right to purchase the other Shareholders’ Shares with respect to such Deadlock Notice, and (C) no Shareholder may deliver any written notice pursuant to Section 12.1 until one (1) year after the date of the delivery of such Deadlock Notice.

13.           Events of Default

13.1            Definitions.

(a)        For purposes of this Agreement, the following shall each constitute an “Event of Default”:

(i)            a material breach by AUO (or applicable Affiliate thereof) of any of the covenants contained in Sections 5, 7, 8, 9, 10, 11, 12, 17 and 18 of this Agreement, Sections 2.1, 3.1(b)(ii) and 3.2(b) of the License and Technology Transfer Agreement, Sections 2, 4, 5, 7 and 8 of the AUO Supply Agreement or Sections 1.1, 2.1 and 2.2 of the IP Services Agreement, which breach has not been cured within thirty (30) Business Days of AUO receiving notice of such breach, if SPTL shall so elect in a writing delivered to AUO (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter;

(ii)           a material misstatement by AUO (or applicable Affiliate thereof) contained in or made pursuant to this Agreement, the License and Technology Transfer Agreement or the AUO Supply Agreement, which misstatements have not been cured within thirty (30) Business Days of AUO receiving notice of such misstatement, if SPTL shall so elect in a writing delivered to AUO (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter;

(iii)           material breach by SPTL (or applicable Affiliate thereof) of any of the covenants contained in Sections 5, 7, 8, 9, 10, 11, 12, 17 and 18 of this Agreement, Sections 2.2, 3.1(a)(i) and 3.3(b) of the License and Technology Transfer Agreement, Sections 2, 4, 5, 7 and 8 of the SPTL Supply Agreement or Sections 1.1, 2.1 and 2.2 of the IP Services Agreement, which breach has not been cured within thirty (30) Business Days of SPTL receiving notice of such breach, if AUO shall so elect in a writing delivered to SPTL (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter;

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(iv)           a material misstatement by SPTL (or applicable Affiliate thereof) contained in or made pursuant to this Agreement, the License and Technology Transfer Agreement or the SPTL Supply Agreement, which misstatement has not been cured within thirty (30) Business Days of SPTL receiving notice of such misstatement, if AUO shall so elect in a writing delivered to SPTL (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter;

(v)           a material breach by the JVC of any of the covenants contained in Sections 5, 7, 8, 9, 10, 11, 12, 17 and 18 of this Agreement, Sections 2.1-2.3, 3.2(a), 3.3(a), and 3.4-3.7 of the License and Technology Transfer Agreement, Sections 1, 2, 3, 4, 5, 6, 7, 8 and 11 of the AUO Supply Agreement, Sections 1, 2, 3, 4, 5, 6, 7, 8 and 11 of the SPTL Supply Agreement or Sections 1.1 and 2.2 of the IP Services Agreement, and there is a Complicit Shareholder with respect to such material breach, if the other Shareholder (so long as it is not a Complicit Shareholder with respect to such material breach) shall so elect in a writing delivered to such Complicit Shareholder (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter; provided, however, that with respect to any such material breach by the JVC, upon the written request of the other Shareholder that is not such Complicit Shareholder, the Complicit Shareholder shall cause a Board meeting to be called as soon as reasonably practicable (and in any event within five (5) days thereafter) for the Board to cause the JVC to cure such breach, and such breach by the JVC shall not be an Event of Default hereunder if (and only if) a Required Board Majority agree on a method of cure of such breach by the JVC and the JVC does so cure such breach as prescribed by such Required Board Majority within the time period allotted to the JVC by such Required Board Majority; it being understood and agreed that, if such meeting does not occur within such five (5) day period or if less than a Required Board Majority do not so agree on a method of cure and/or the JVC does not so cure such breach within the period prescribed by such Required Board Majority, then, from and thereafter, such breach by the JVC shall in fact constitute an Event of Default hereunder;

(vi)           a material breach by the JVC of any of the covenants contained in Sections 5, 7, 8, 9, 10, 11, 12, 17 and 18 of this Agreement, Sections 2.1-2.3, 3.2(a), 3.3(a), and 3.4-3.7 of the License and Technology Transfer Agreement, Sections 1, 2, 3, 4, 5, 6, 7, 8 and 11 of the AUO Supply Agreement, Sections 1, 2, 3, 4, 5, 6, 7, 8 and 11 of the SPTL Supply Agreement or Sections 1.1 and 2.2 of the IP Services Agreement, and there is not any Complicit Shareholder with respect to such material breach, if any Shareholder shall so elect in a writing delivered to the other Shareholder (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter; provided, however, that with respect to any such material breach by the JVC, upon the written request of any Shareholder, the other Shareholder shall cause a Board meeting to be called as soon as reasonably practicable (and in any event within five (5) days thereafter) for the Board to cause the JVC to cure such breach, and such breach by the JVC shall not be an Event of Default hereunder if (and only if) a Required Board Majority agree on a method of cure of such breach by the JVC and the JVC does so cure such breach as prescribed by such Required Board Majority within the time period allotted to the JVC by such Required Board Majority; it being understood and agreed that, if such meeting does not occur within such five (5) day period or if less than a Required Board Majority do not so agree on a method of cure and/or the JVC does not so cure such breach within the period prescribed by such Required Board Majority, then, from and thereafter, such breach by the JVC shall in fact constitute an Event of Default hereunder;

(vii)          a material misstatement by the JVC contained in or made pursuant to the AUO Subscription Agreement, which misstatement has not been cured within thirty (30) Business Days of SPTL receiving notice of such misstatement, if AUO shall so elect in a writing delivered to SPTL (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter;

(viii)         a change of control (whether by means of a merger, consolidation, purchase of substantially all the stock or assets, reorganization or similar transaction or series of transactions) of any Shareholder (other than a change of control of such Shareholder involving only one or more controlled Affiliates of such Shareholder), if any other Shareholder shall so elect in a writing delivered to the other Shareholder (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter; and

(ix)           a Bankruptcy Event shall have occurred with respect to any Shareholder or a receiver is appointed for all of any Shareholder’s property and assets or any Shareholder makes a general assignment for the benefit of creditors, or any Shareholder becomes a debtor in a case under any applicable statute relating to bankruptcy or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts (and in the case of an involuntary proceeding filed against such Shareholder, such proceeding is not discharged or dismissed within sixty (60) days), in each case if the other Shareholder shall so elect in a writing delivered to the other Shareholder (which shall be deemed to be the “Defaulting Shareholder” for purposes of this Section 13) and the JVC within thirty (30) Business Days thereafter.

(b)        For purposes of this Section 13, the Shareholder electing the Event of Default and delivering notice of such election to the other Parties shall sometimes be referred to hereinafter as the “Electing Shareholder” and the other Shareholder shall sometimes be referred to hereinafter as the “Defaulting Shareholder” as specified above.

13.2            Event of Default Notice. Upon the occurrence of an Event of Default, the Electing Shareholder shall give the Defaulting Shareholder a written notice (the “Event of Default Notice”) which the Electing Shareholder specifies in such notice as being an Event of Default Notice for purposes of this Section 13 and a summary of the material details of the Event of Default then known to such Electing Shareholder. The date on which the Event of Default Notice is given shall sometimes be referred to hereinafter as the “Event of Default Date.” The Electing Shareholder shall also specify in the Event of Default Notice which of the following remedies that it elects with respect to such Event of Default (it being agreed that the Electing Shareholder may specify any single remedy, all remedies together, or any combination of remedies, in each case subject to the limitations contained within such remedies):

(a)        replace certain management of the JVC (provided, however, this remedy shall only be available to the Electing Shareholder if the Event of Default is pursuant to Section 13.1(a)(v) or Section 13.1(a)(vi));

(b)        undo the action or transaction that constituted the Event of Default, to the extent legally permissible (provided, however, this remedy shall only be available to the Electing Shareholder if the Event of Default is pursuant to Section 13.1(a)(v) or Section 13.1(a)(vi));

(c)        AUO (or applicable Affiliate thereof) forfeiting certain of its allocated supply pursuant to and in accordance with the terms of the AUO Supply Agreement (provided, however, this remedy shall only be available to the Electing Shareholder if the Event of Default is with respect to material breach by AUO of any of the covenants contained in Section 17); and/or

(d)        one of the following: (A) sell all of the Electing Shareholder’s Shares to the Defaulting Shareholder (and whether it exercises its right to reduce all or any portion of its allocated supply pursuant to and in accordance with the applicable supply agreement to which the Electing Shareholder (or applicable Affiliate thereof) and the JVC are parties), (B) purchase all of the Defaulting Shareholder’s Shares, as set forth in the Event of Default Notice, or (C) receive liquidated damages (provided, however, that none of the remedies described in this Section 13.2(d) shall be available to the Electing Shareholder if the Event of Default is pursuant to Section 13.1(a)(vi); provided, further, that if the Event of Default is pursuant to Section 13.1(a)(v), the remedies described in this Section 13.2(d) shall only be available to the Electing Shareholder if such Event of Default is with respect to material breach by the JVC of any of the covenants contained in Section 7.4, Section 8.10(d), Section 8.10(i), Section 8.10(o), Section 8.10(p), Section 8.10(q) or Section 8.10(r); provided, further, that the portion of the remedies described in this Section 13.2(d) relating to receiving liquidated damages shall only be available to the Electing Shareholder if the Event of Default is with respect to material breach by the JVC of any of the covenants contained in Section 7.4(xvii) of this Agreement) ; and/or

(e)        receive appropriate compensation (provided, however, this remedy shall only be available to the Electing Shareholder if the Event of Default is pursuant to Section 13.1(a)(vii)).

13.3            Desire to Replace Management. If (i) an Event of Default Notice has been given pursuant to Section 13.2, (ii) the Event of Default is pursuant to Section 13.1(a)(v) or Section 13.1(a)(vi), and (iii) the Electing Shareholder desires to replace certain management of the JVC (as set forth in the Event of Default Notice), then as soon as practicable after the date that such Event of Default Notice has been given pursuant to Section 13.2, the JVC and the Defaulting Shareholder shall take such actions as are reasonably necessary to promptly terminate the employment of the officers and/or other employees of the JVC that the Electing Shareholder desires to replace as set forth in the Event of Default Notice and to replace such officers and/or other employees with the individuals designated in the Event of Default Notice as replacement officers and/or employees.

13.4            Desire to Undo Action or Transaction. If (i) an Event of Default Notice has been given pursuant to Section 13.2, (ii) the Event of Default is pursuant to Section 13.1(a)(v) or Section 13.1(a)(vi), and (iii) the Electing Shareholder desires to undo the action or transaction that constituted the Event of Default, to the extent legally permissible (as set forth in the Event of Default Notice), then as soon as practicable after the date that such Event of Default Notice has been given pursuant to Section 13.2, the JVC and the Defaulting Shareholder shall take such actions as are reasonably necessary to promptly undo such action or transaction that constituted the Event of Default and otherwise to put the Parties in as close of the same place as possible as they would be had such action or transaction not been taken, in each case to the extent legally permissible.

13.5            Desire for AUO to Lose Certain of its Allocated Supply. If (i) an Event of Default Notice has been given pursuant to Section 13.2, (ii) the Event of Default is with respect to material breach by AUO of any of the covenants contained in Section 17 of this Agreement, and (iii) the Electing Shareholder desires for AUO (or applicable Affiliate thereof) to forfeit certain of its allocated supply pursuant to and in accordance with the AUO Supply Agreement (as set forth in the Event of Default Notice), then as soon as practicable after the date that such Event of Default Notice has been given pursuant to Section 13.2, the JVC and the Defaulting Shareholder shall take such actions as are reasonably necessary to promptly provide that AUO (or applicable Affiliate thereof) shall forfeit certain of its allocated supply pursuant to and in accordance with the terms of the AUO Supply Agreement.

13.6            Desire to Sell Shares. If (i) an Event of Default Notice has been given pursuant to Section 13.2 and (ii) the Electing Shareholder desires to sell all of the Electing Shareholder’s Shares to the Defaulting Shareholder (as set forth in the Event of Default Notice), then the following provisions shall be operative:

(a)        If the Electing Party has, in the Event of Default Notice, elected to exercises its right to reduce all or any portion of its allocated supply pursuant to and in accordance with the terms of the supply agreement to which the Electing Shareholder (or applicable Affiliate thereof) and the JVC are parties, then as soon as practicable after the date that such Event of Default Notice has been given pursuant to Section 13.2, the JVC and the Defaulting Shareholder shall take such actions as are reasonably necessary to promptly provide that the Electing Shareholder’s allocation and associated obligations under such supply agreement are so reduced pursuant to and in accordance with the terms of such supply agreement.

(b)        The Shareholders shall promptly (1) work in good faith to agree upon an Independent Financial Expert (and if the Shareholders are not able to agree upon an Independent Financial Expert within five (5) days, each Shareholder shall appoint an Independent Financial Expert as a representative and cause it to jointly, together with such other representatives, select the single “Independent Financial Expert” hereunder) and (2) engage such selected Independent Financial Expert to determine the Fair Market Value of the Electing Shareholder’s Shares. The fees and expenses of the Independent Financial Expert shall be borne solely by the Defaulting Shareholder.

(c)        The purchase and sale of the Electing Shareholder’s Shares shall be consummated as soon as practicable following such determinations of Fair Market Value by the Independent Financial Expert, but in no event more than thirty (30) days thereafter (subject to any extension necessary to comply with any applicable governmental and/or regulatory requirement). Subject to the immediately preceding sentence, the date, time and location for the closing of the purchase and sale shall be mutually agreed upon by the Shareholders; provided, however, that if an agreement cannot be reached by the Shareholders within five (5) Business Days after such determinations are made by the Independent Financial Expert, then such closing shall take place at 10:00 a.m. (local time) at the New York offices of Jones Day, special counsel for SPTL, on the fifteenth (15th) Business Day following the date such determinations are made by the Independent Financial Expert (or, if later, the fifth Business Day following the expiration of any such extension necessary to comply with any applicable governmental and/or regulatory requirement).

(d)        At such closing, the Electing Shareholder shall sell, and the Defaulting Shareholder shall purchase, the Electing Shareholder’s Shares. The Electing Shareholder’s Shares, including all evidences of ownership (including stock certificates endorsed in blank), shall be conveyed by the Electing Shareholder to the Defaulting Shareholder at such closing, free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents. The Parties acknowledge and agree that the only representations and warranties made by the Electing Shareholder with respect to such Electing Shareholder’s Shares will be the matters set forth in the preceding sentence and the Electing Shareholder’s ownership of the Electing Shareholder’s Shares. In addition, at such closing, (A) the Electing Shareholder shall deliver, or cause to be delivered, the Closing Seller Documents to the Defaulting Shareholder and (B) the JVC shall deliver, or cause to be delivered, the Closing JVC Documents to the Defaulting Shareholder.

(e)        The purchase price of the Electing Shareholder’s Shares shall be the product of (1) Fair Market Value of the Electing Shareholder’s Shares as determined by the Independent Financial Expert, and (2) ***. The purchase price shall, subject to all applicable government restrictions and regulations, be paid by the Defaulting Shareholder at such closing by wire transfer of immediately available funds in a single payment to an account designated in writing and delivered by the Electing Shareholder to the Defaulting Shareholder (such account being designated and delivered by the Electing Shareholder no later than five (5) Business Days prior to the date of such closing).

13.7            Desire to Purchase Shares. If (i) an Event of Default Notice has been given pursuant to Section 13.2 and (ii) the Electing Shareholder desires to purchase all of the Defaulting Shareholder’s Shares (as set forth in the Event of Default Notice), then the following provisions shall be operative:

(a)        The Shareholders shall promptly (A) work in good faith to agree upon an Independent Financial Expert (and if the Shareholders are not able to agree upon an Independent Financial Expert within five (5) days, each Shareholder shall appoint an Independent Financial Expert as a representative and cause it to jointly, together with such other representatives, select the single “Independent Financial Expert” hereunder) and (B) engage such selected Independent Financial Expert to determine the Fair Market Value of the Defaulting Shareholder’s Shares. The fees and expenses of the Independent Financial Expert shall be borne solely by the Defaulting Shareholder.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)        The purchase and sale of the Defaulting Shareholder’s Shares shall be consummated as soon as practicable following such determination of Fair Market Value by the Independent Financial Expert, but in no event more than thirty (30) days thereafter (subject to any extension necessary to comply with any applicable governmental and/or regulatory requirement). Subject to the immediately preceding sentence, the date, time and location for the closing of the purchase and sale shall be mutually agreed upon by the Shareholders; provided, however, that if an agreement cannot be reached by the Shareholders within five (5) Business Days after such determination is made by the Independent Financial Expert, then such closing shall take place at 10:00 a.m. (local time) at the New York offices of Jones Day, special counsel for SPTL, on the fifteenth (15th) Business Day following the date such determination is made by the Independent Financial Expert (or, if later, the fifth Business Day following the expiration of any such extension necessary to comply with any applicable governmental and/or regulatory requirement).

(c)        At such closing, the Defaulting Shareholder shall sell, and the Electing Shareholder shall purchase, the Defaulting Shareholder’s Shares. The Defaulting Shareholder’s Shares, including all evidences of ownership (including stock certificates endorsed in blank), shall be conveyed by the Defaulting Shareholder to the Electing Shareholder at such closing, free and clear of any and all liens, security interests, adverse claims, restrictions and other encumbrances, other than those imposed pursuant to the terms of this Agreement or the Organizational Documents. In addition, at such closing, (1) the Defaulting Shareholder shall deliver, or cause to be delivered, the Closing Seller Documents to the Electing Shareholder and (2) the JVC shall deliver, or cause to be delivered, the Closing JVC Documents to the Electing Shareholder.

(d)        The purchase price of the Defaulting Shareholder’s Shares shall be the product of (1) the Fair Market Value of the Defaulting Shareholder’s Shares as determined by the Independent Financial Expert and (2) ***. The purchase price shall, subject to all applicable government restrictions and regulations, be paid by the Electing Shareholder at such closing by wire transfer of immediately available funds in a single payment to an account designated in writing and delivered by the Defaulting Shareholder to the Electing Shareholder (such account being designated and delivered by the Electing Shareholder no later than five (5) Business Days prior to the date of such closing).

13.8            Desire to Receive Liquidated Damages. If (i) an Event of Default Notice has been given pursuant to Section 13.2, (ii) the Event of Default is pursuant to Section 13.1(a)(v) and is with respect to material breach by the JVC of any of the covenants contained in Section 7.4(xvii) of this Agreement, and (iii) the Electing Shareholder desires to receive liquidated damages (as set forth in the Event of Default Notice), then within five (5) Business Days after the date that such Event of Default Notice has been given pursuant to Section 13.2, the Defaulting Shareholder shall pay to the Electing Shareholder an amount equal to the product of (A) $*** and (B) the aggregate number of watts of Solar Cells sold to third parties in violation of Section 7.4(xvii) of this Agreement, by wire transfer of immediately available funds in a single payment to an account designated in writing and delivered by the Electing Shareholder to the Defaulting Shareholder (such account being designated and delivered by the Electing Shareholder in such Event of Default Notice. For the avoidance of doubt, if the Electing Shareholder desires to receive liquidated damages (as set forth in the Event of Default Notice) with respect to such

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

matter, then the receipt by the Electing Shareholder of such payment shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Electing Shareholder with respect to such matter.

13.9            Desire to Receive Appropriate Compensation. If (i) an Event of Default Notice has been given pursuant to Section 13.2, (ii) the Event of Default is pursuant to Section 13.1(a)(vii), and (iii) the Electing Shareholder desires to receive appropriate compensation (as set forth in the Event of Default Notice), then the Shareholders shall promptly (1) work in good faith to agree upon an Independent Financial Expert (and if the Shareholders are not able to agree upon an Independent Financial Expert within five (5) days, each Shareholder shall appoint an Independent Financial Expert as a representative and cause it to jointly, together with such other representatives, select the single “Independent Financial Expert” hereunder) and (2) engage such selected Independent Financial Expert to determine the fair compensation amount incurred by the material misstatement by the JVC contained in or made pursuant to the AUO Subscription Agreement. The fees and expenses of the Independent Financial Expert shall be borne solely by the Defaulting Shareholder. After the fair compensation amount is determined pursuant to this Section, the Defaulting Shareholder shall pay to the Electing Shareholder such amount by wire transfer of immediately available funds in a single payment to an account designated in writing and delivered by the Electing Shareholder to the Defaulting Shareholder (such account being designated and delivered by the Electing Shareholder in such Event of Default Notice. For the avoidance of doubt, if the Electing Shareholder desires to receive appropriate compensation set forth herein (as set forth in the Event of Default Notice) with respect to such matter, then the receipt by the Electing Shareholder of such payment shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Electing Shareholder with respect to such matter.

14.           Term and Termination

14.1            Term. This Agreement shall be effective upon the date hereof, and shall continue in full force and effect until terminated in accordance with Section 14.2.

14.2            Termination by Mutual Consent; Termination Upon Certain Events.

(a)        This Agreement may be terminated by mutual written consent of all Parties.

(b)        This Agreement shall automatically terminate and be of no further force or effect at 5:00 p.m. (New York time) on September 30, 2010 if the Closing Date shall not have occurred by then.

(c)        This Agreement shall automatically terminate and be of no further force or effect upon the occurrence of any of the following events: (i) immediately prior to the consummation of a JVC Change of Control and (ii) a Shareholder Exit.

(d)        In the event of termination pursuant to Section 14.2(a), the consequences of termination shall be agreed among the Parties in writing.

14.3            Effect of Termination; Survival. The termination of this Agreement for any reason shall not release any Party from its liability to the other Parties for any accrued obligations and liabilities, and the provisions of this Section 14.3, Section 10, Section 17 and Section 18 shall survive such termination.

15.           Representations and Warranties of AUO

In order to induce SPTL to enter into this Agreement, AUO represents and warrants to SPTL as follows as of the date of this Agreement and as of the Closing Date:

15.1            Organization and Standing. AUO is a corporation or other organization duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. AUO is duly qualified to do business and in good standing in each of the jurisdictions in which the nature the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or be in good standing would not have a material adverse effect on AUO’ ability to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

15.2            Power and Authority. AUO has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AUO. This Agreement has been duly executed and delivered by AUO and constitutes the legal, valid and binding obligation of AUO enforceable against it in accordance with its terms.

15.3            Conflicts, Consents and Approval. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

(a)        conflict with, or result in a breach of, any provision of its organizational documents;

(b)        violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of AUO or any of its subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which AUO is a party; or

(c)        violate any order, writ, injunction, decree, statute, rule or regulation applicable to AUO or any of its subsidiaries or properties or assets.

15.4            Litigation. Other than as disclosed in a written agreement executed by the JVC and the Shareholders, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of AUO, threatened against AUO, which, individually or in the aggregate, is reasonably likely to have a material adverse effect on AUO.  AUO is not subject to any outstanding order, writ, injunction or decree, which individually or in the aggregate, has a reasonable likelihood of having a material adverse effect on AUO.

15.5            Compliance with Law. To the best knowledge of AUO, AUO has complied and is in compliance in all material respects with all applicable Laws relating to AUO, or its business or properties, except for such noncompliance as would not have a material adverse effect on AUO’ ability to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

15.6            Contracts. AUO is not in violation of or in default in respect of any contract, agreement, instrument, arrangement or understanding and there are no facts or circumstances which would reasonably indicate that AUO will be or may be in violation of or in default in respect of any such contract, agreement, instrument, arrangement or understanding subsequent to the date hereof, which violation or default could reasonably be expected to have a material adverse effect on AUO. To the best knowledge of AUO, no contract, agreement, instrument or arrangement to which AUO is a party contains any unusual or burdensome provision that can reasonably be expected to have a material adverse effect on AUO.

15.7            Financial Condition. On the date hereof, AUO is in sound financial condition and is able or has made arrangements to meet its present and future obligations under this Agreement or otherwise as they become due and payable. AUO has not (i) been, nor threatened to be, declared bankrupt or placed in judicial liquidation, (ii) filed, nor intended to file a voluntary petition in bankruptcy or make an assignment for the benefit of creditors, or (iii) ceased or suspended payments to creditors, nor proposed to creditors a moratorium of payments or a friendly settlement thereof.

16.           Representations and Warranties of SPTL

In order to induce AUO to enter into this Agreement, SPTL represents and warrants to AUO as follows as of the date of this Agreement and as of the Closing Date:

16.1            Organization and Standing. SPTL is a corporation or other organization duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. SPTL is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, except where the failure to be so qualified or be in good standing would not have a material adverse effect on SPTL’ ability to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

16.2            Power and Authority. SPTL has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SPTL. This Agreement has been duly executed and delivered by SPTL and constitutes the legal, valid and binding obligation of SPTL enforceable against it in accordance with its terms.

16.3            Conflicts, Consents and Approval. Neither the execution and delivery by SPTL of this Agreement nor the consummation of the transactions contemplated hereby will:

(a)        conflict with, or result in a breach of, any provision of its organizational documents;

(b)        violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate or call a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of SPTL or any of its subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which SPTL is a party;

(c)        violate any order, writ, injunction, decree, statute, rule or regulation applicable to SPTL or any of its subsidiaries or their respective properties or assets; or

(d)        require any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentality or authority, other than such action, consent or approvals of third parties as have already been obtained.

16.4            Litigation. Other than as disclosed in a written agreement executed by the JVC and the Shareholders, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of SPTL, threatened against SPTL which, individually or in the aggregate, is reasonably likely to have a material adverse effect on SPTL. SPTL is not subject to any outstanding order, writ, injunction or decree, which individually or in the aggregate, has a reasonable likelihood of having a material adverse effect on SPTL.

16.5            Compliance with Law. To the best of SPTL’s knowledge, SPTL has complied and is in compliance in all material respects with all applicable Laws relating to SPTL or its business or properties, except for such noncompliance as would not have a material adverse effect on SPTL’ ability to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

16.6            Contracts. SPTL is not in violation of or in default of any material contract, agreement, instrument, arrangement or understanding and there are no facts or circumstances which would reasonably indicate that SPTL will be or may be in violation of or in default in respect of any such contract, agreement, instrument, arrangement or understanding subsequent to the date hereof, which default could reasonably be expected to have a material adverse effect on SPTL. To the best knowledge of SPTL, no contract, agreement, instrument or arrangement to which SPTL is a party contains any unusual or burdensome provision that can reasonably be expected to have a material adverse effect on SPTL.

16.7            Financial Condition. On the date hereof, SPTL is in sound financial condition and is able or has made arrangements to meet its present and future obligations under this Agreement or otherwise as they become due and payable. SPTL has not (i) been, nor threatened to be, declared bankrupt or placed in judicial liquidation, (ii) filed, nor intended to file a voluntary petition in bankruptcy or make an assignment for the benefit of creditors, or (iii) ceased or suspended payments to creditors, nor proposed to creditors a moratorium of payments or a friendly settlement thereof.

17.           Market Rights and Restrictions

17.1            Shareholder Rights and Restrictions

(a)        AUO shall not, and shall use reasonable best efforts to cause each of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) not to, directly or indirectly, either for themselves or for any other individual or entity, sell or sell for use any of the AUO Allocated Solar Cells, whether as standalone Solar Cells or modules or systems incorporating such Solar Cells, in any Non-Permitted Countries, except that, starting in 2013, AUO and its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) shall be permitted in each year to sell or sell for use up to *** percent (***%) of the AUO Allocated Solar Cells in such year in Europe and Australia for use in power plant projects that are owned or developed by direct or indirect subsidiaries of AUO or any other controlled Affiliates of AUO; provided that (i) AUO or its controlled Affiliates, directly or indirectly, owns no less than fifteen percent (15%) of the equity of such subsidiaries or the development companies overseeing development of such projects and (ii) such ownership is a bona fide investment negotiated at arms length and not a investment made for purposes of satisfying such minimum ownership requirement with the primary purpose of providing engineering, procurement and construction services or similar arrangement. As part of such obligation, AUO shall not, and shall cause each of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) not to, knowingly permit sales of any AUO Allocated Solar Cells to any Persons that will re-sell such AUO Allocated Solar Cells outside or for use outside of the Permitted Countries and AUO shall, and shall cause each of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) to, include as part of its sales contracts an obligation for the purchaser of any AUO Allocated Solar Cells not to so re-sell such Allocated Solar Cells outside of the Permitted Countries. For purposes of this Agreement, (i) the term “AUO Allocated Solar Cells” shall mean the Solar Cells manufactured by the JVC and purchased by AUO or its direct or indirect subsidiaries pursuant to the AUO Supply Agreement, (ii) subject to the provisions of Section 12.4(g)(ii), if applicable, the term “Non-Permitted Countries” shall mean each country or region in the world, other than any Permitted Countries; it being acknowledged for the avoidance of doubt that the United States, Japan and Australia shall be deemed to be Non-Permitted Countries, and (iii) subject to the provisions of Section 12.4(g)(ii), if applicable, the term “Permitted Countries” shall mean any country or region in Asia other than Japan and Australia. It is agreed that the restrictions on AUO set forth in this Section shall be applicable to output from only Fab 3. For so long as this Section 7.1(a) is in effect, (i) AUO shall maintain, and cause its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) to maintain, books and records for all sales of AUO Allocated Solar Cells in accordance with normal and acceptable accounting practices, (ii) AUO shall maintain a master log that documents when and to whom each of the AUO Allocated Solar Cells were sold by AUO or any of its direct or indirect subsidiaries or any other controlled Affiliates (other than the JVC), (iii) during regular office hours of AUO or such other applicable entity holding such books and records, and upon twenty-four (24) hours’ notice to AUO, but not more frequently than one audit per year, an independent third party that is selected from time to time by SPTL and reasonably acceptable to AUO, and that shall have entered into a customary confidentiality agreement with AUO (it being acknowledged, for the avoidance of doubt, that the confidentiality agreement will permit the disclosure contemplated under clause (iv) below), shall have full access to, and the right to inspect, audit and make copies at SPTL’ expense of, such master log and the applicable portions of such books and records with respect to the sales of all of the AUO Allocated Solar Cells, (iv) SPTL and such independent third party shall have the right to freely confer with each other, and such independent third party may disclose to SPTL the results of its audit, with the focus limited to only whether AUO is in compliance with the provisions contained in this Section 17.1(a), provided that, without the prior written consent of AUO, such independent third party may not disclose the identity of the Persons to whom such sales were made, and (v) if it is discovered in any such audit that AUO is not in compliance

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with the provisions contained in this Section 17.1(a), then in addition to all other rights and remedies available to SPTL under this Agreement or otherwise, AUO shall promptly reimburse SPTL for the fees and costs incurred by SPTL in connection with such audit.

(b)        AUO agrees that, from and after the Closing Date until ten (10) years thereafter, before AUO or any of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) may, directly or indirectly, either for themselves or for any other individual or entity, produce or invest in any crystalline cell production with cell efficiency greater than 20% outside of the JVC, AUO shall (i) provide written notice (a “Right of First Refusal Notice”) to SPTL and the JVC of such opportunity to produce or invest in such crystalline cell production and a description of the material terms of such opportunity and crystalline cell production and (ii) grant SPTL a right of first refusal for the JVC to produce or invest, as the case may be, in such crystalline cell production (the “Right of First Refusal”) and permit SPTL a period of one-hundred twenty (120) days to determine whether to exercise the Right of First Refusal with respect thereto.  SPTL may exercise the Right of First Refusal by delivering written notice of such exercise to AUO within one-hundred twenty (120) days after AUO’ delivery of the Right of First Refusal Notice.  Only if SPTL fails to exercise the Right of First Refusal within such one-hundred twenty (120) day period may AUO and its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) produce or invest in such crystalline cell production outside of the JVC, provided that the terms are no more favorable to AUO, the applicable subsidiaries and/or the other controlled Affiliates, as applicable, than were described in the Right of First Refusal Notice.  If SPTL exercise the Right of First Refusal with respect to such opportunity, then (i) the Parties shall cooperate with each other in good faith in taking such actions as are reasonably necessary for the JVC to so produce or invest in such crystalline cell production on the terms described in the Right of First Refusal Notice and on other commercially reasonable terms mutually agreed in writing by the Parties, and (ii) if SPTL agrees to incorporate such high efficiency solar cell technology into the JVC and if such technology is not based on SPTL’ core technology, then the Parties shall agree to renegotiate allocation and market rights for such technology. Notwithstanding the foregoing, in the event SPTL and its permitted transferees (if any) no longer own any Shares pursuant to a sale transaction contemplated by Section 12, then the ten (10)- year right of first refusal period in the first sentence of this Section shall be changed to a *** year period commencing from the consummation of the sale transaction contemplated by Section 12.

(c)        AUO shall not, and shall cause each of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) not to, directly or indirectly, either for themselves or for any other individual or entity, sell any UL - listed modules containing any of the Solar Cells manufactured by the JVC, except to the extent that one of the Permitted Countries adopts UL as the primary certification standard. In that case, AUO and SPTL will work together in good faith to determine the appropriate mechanisms to avoid potential resale of UL-listed modules to the U.S.

(d)        For the avoidance of doubt, the Parties acknowledge and agree that SPTL and its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) shall not be subject to any of the restrictions contained in Sections 17.1(a), 17.1(b)

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or 17.1(c), and may sell any Solar Cells manufactured by the JVC and any other solar cells (including those that compete with the Solar Cells manufactured by the JVC) in any country or region, including the Permitted Countries.

(e)        Each Shareholder, in the event that either Shareholder sells all of its shares in the JVC to the other Shareholder, agrees that for three years following such sale, it shall not, and such Shareholder shall cause each of its direct and indirect subsidiaries and any other controlled Affiliates (other than the JVC) not to, directly or indirectly, either for themselves or for any other individual or entity, solicit or encourage any individual that is employed by the other Shareholder, the JVC or any of their respective controlled Affiliates to terminate his or her employment with the other Shareholder, the JVC or any of their respective controlled Affiliates. The foregoing restriction shall not affect any Shareholder’s ability to (i) solicit or employ any employee of the other Shareholder, the JVC or any of their respective controlled Affiliates after such individual has separated or been separated from the service of the other Shareholder, the JVC or any of their respective controlled Affiliates, provided that such Shareholder did not induce such separation; (ii) solicit or recruit generally in the media; or (iii) employ any employee of the other Shareholder, the JVC or any of their respective controlled Affiliates who respond to public advertisement or any other general solicitation for employment or otherwise voluntarily applies for a position without having been initially solicited or recruited by such Shareholder.

17.2            JVC Restrictions.

(a)        From and after the time, if any, when SPTL and its permitted transferees (if any) no longer own any Shares pursuant to a sale transaction contemplated by Section 12 or Section 13, the JVC shall not, the JVC shall cause its subsidiaries (if any) not to, and AUO shall cause the JVC and its subsidiaries (if any) not to, expand the aggregate production capacity of the JVC and its subsidiaries (if any) beyond the production capacity of the JVC and its subsidiaries (if any) as of immediately prior to the closing of such sale transaction.

(b)        Without the prior written consent of SPTL (which consent may be withheld in its sole discretion), for a period extending from the Closing Date until January 2, 2012, the JVC shall not provide any specifications or other technical information with respect to any mono-crystalline silicon ingots to any supplier of ingots in the Republic of Korea other than Woongjin Energy Co. Ltd., a company organized and existing under the laws of the Republic of Korea.

17.3            Mutual Agreement to Enforce. It is the desire and intent of the Parties that the provisions contained in this Section 17 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In such regard, the Parties express the foregoing intention with full knowledge that the covenants contained in this Section 17 are necessary to assure SPTL the benefit of its bargain with respect to the subject matter of this Agreement. Accordingly, if the final judgment of a governmental authority of competent jurisdiction declares that any term or provision contained in this Section 17 is invalid or unenforceable, the governmental authority making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of such term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision contained in this Section 17 with a term or provision that is valid and enforceable in such jurisdiction and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and the provisions contained in this Section 17 shall be enforceable in such jurisdiction as so modified after the expiration of the time within which the judgment may be appealed, without invalidating the remaining provisions contained in this Section 17 or affecting the validity or enforceability of such provision in any other jurisdiction.

18.           Miscellaneous

18.1            Governing Law. This Agreement and all disputes arising out of or in connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California, without regard to conflicts of laws principles.

18.2            Arbitration. Subject to Section 18.22, it is agreed that in case any dispute, controversy or claim arises out of or in relation to this Agreement or with respect to breach thereof, the Parties shall seek to resolve the matter amicably through discussions between the Parties. Subject to Section 18.22, only if the Parties fail to resolve such dispute, controversy, claim or breach within thirty (30) days by amicable arrangement and compromise, the aggrieved party may seek arbitration as set forth below.

Any controversy or claim arising out of or in relation to this Agreement, or breach hereof, shall be finally settled by arbitration in San Francisco, California.

(a)        The arbitration shall be conducted in accordance with the Rules of Arbitration (the “Arbitration Rules”) of the International Chamber of Commerce then in effect.

(b)        There shall be three (3) arbitrators, of whom one shall be appointed by SPTL, another shall be appointed by AUO, and the third shall be appointed by the first two (2) arbitrators. If the three (3) arbitrators are not selected within thirty (30) days of the expiration of the thirty (30) day period set forth above for mutual resolution of the claim, the arbitrators will be appointed by the International Chamber of Commerce in accordance with the Arbitration Rules.

(c)        The proceedings shall be conducted in English, and the arbitrators shall be conversant with and have a thorough command of the English language.

(d)        The Parties shall be bound by the award rendered by the arbitrators and judgment thereon may be entered in any court of competent jurisdiction.

(e)        Notwithstanding any other provision of this Agreement, any Party shall be entitled to seek preliminary injunctive relief with respect to any matter from any court of competent jurisdiction at any time prior to the final decision or award of the arbitrators with respect to such matter.

18.3            Notices. All notices, demands, requests, consents or other communications hereunder shall be in writing and shall be given by personal delivery, by express courier, by registered or certified mail with return receipt requested, or by facsimile, to the Parties at the addresses shown below, or to such other address as may be designated by written notice given by either Party to the other Party. Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, five (5) days after dispatch if sent by express courier, fourteen (14) days after dispatch if sent by registered or certified mail with return receipt requested, or confirmation of the receipt of the facsimile by the recipient if sent by facsimile.

To SPTL:

SunPower Technology, Ltd.
c/o SunPower Corporation
3939 N. 1st Street
San Jose, CA 95134
U.S.A.
Attention:  General Counsel
Facsimile:  408-240-5400

To AUO:

AU Optronics Singapore Pte. Ltd.
c/o AU Optronics Corporation
No.1, JhongKe Rd.
Central Taiwan Science Park
Taichung 40763, Taiwan
R.O.C.
Attention:  James Chen, Senior Associate VP, PV BD
Facsimile:  886-4-2460-8077

To AUO Taiwan:

AU Optronics Corporation
No.1, JhongKe Rd.
Central Taiwan Science Park
Taichung 40763, Taiwan
R.O.C.
Attention:  James Chen, Senior Associate VP, PV BD
Facsimile:  886-4-2460-8077

To the JVC:

SunPower Malaysia Manufacturing SDN.BHD.
Kawasan Perindustrian Rembia
Mukim Sungai Petai Rembia, Alor Gajah
76100 Melaka
Malaysia
Attention: Chief Executive Officer
Facsimile: 60-63-16-2811

18.4            Entire Agreement. This Agreement (including Exhibits hereto) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement between the Parties with respect to the matters addressed herein; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral; provided, however, that the Existing Confidentiality Agreement shall only be superseded on the Closing Date when AUO has satisfied its obligations under this Agreement in connection with AUO’ initial investment in the JVC.

18.5            Amendment.  This Agreement shall not be modified, amended, canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by all of the Shareholders. All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.

18.6            Waiver. The performance of any obligation required of a Party hereunder may be waived only by a written waiver signed by the other Party, and such waiver shall be effective only with respect to the specific obligation described. The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

18.7            Assignment. Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of all the other Shareholders, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that any Shareholder may assign this Agreement:

(a)        to any of its wholly-owned, direct or indirect subsidiaries so long as it will be made at the same time as a transfer of its Shares to such subsidiary specifically permitted by this Agreement; and

(b)        in connection with the sale by a Shareholder of all of the Shares beneficially owned by such Shareholder as specifically provided by this Agreement.

No Shareholder may, without the prior written consent of all the other Parties, assign this Agreement to any Person (other than a controlled Affiliate of such Shareholder) by virtue of a change of control of such Shareholder (whether by means of a merger, consolidation, purchase of substantially all the stock or assets, reorganization or similar transaction or series of transactions).  For the avoidance of doubt, no Shareholder shall be obligated to obtain the consent of any other Party solely by virtue of a change of control of such Shareholder involving only one or more controlled Affiliates of such Shareholder (whether by means of a merger, consolidation, purchase of substantially all the stock or assets, reorganization or similar transaction or series of transactions).

18.8            Foreign Corrupt Practices Act.

(a)        The Parties recognize that the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) shall be applicable to the JVC, its Affiliates and its designated directors, officers and personnel in the JVC, even if the JVC does not conduct any business in the United States of America. The Parties recognize that the FCPA prohibits the payment or giving of anything of value either directly or indirectly to a government official for the purpose of influencing an act or decision in his or her official capacity, or for the purpose of inducing him or her to use his or her influence with his or her government to assist a company in obtaining or retaining business for or with, or directing business to, any Person.

(b)        Each Party agrees to comply, and each Shareholder shall use its reasonable best efforts to ensure that the JVC complies, with the FCPA, and each Party shall take no action that would cause itself or any other Party to be in violation of the FCPA.  All Parties agree that any Party is authorized to take all appropriate actions that such Party reasonably deems is necessary to avoid a violation of the FCPA.

(c)        Each Party shall each use its reasonable best efforts to ensure that no part of the JVC capital or other funds will be accepted or used by the JVC for any purpose, nor will it take any action, which would constitute a violation of any Law of the various jurisdictions in which it conducts business. Should any Party ever receive, directly or indirectly, a request that any of them believes will or might constitute, or be construed as, a violation of the FCPA or other similar Law, it shall immediately notify the other Parties.

(d)        Without limiting the foregoing, the JVC shall not, and the Shareholders shall use their reasonable best efforts to cause the JVC not to, directly or indirectly, (i) make any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (A) to obtain favorable treatment for the JVC or any Affiliate of the JVC in securing business, (B) to pay for favorable treatment for business secured for the JVC or any Affiliate of the JVC, or (C) to obtain special concessions, or for special concessions already obtained, for or in respect of the JVC or any Affiliate of the JVC or (ii) accept or otherwise receive any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

(e)        Each Party shall keep and maintain accurate books and records necessary to demonstrate compliance with the foregoing provision of this Section 18.8, and each Party may, during the term of this Agreement and for a period of five (5) years following the termination of this Agreement, review or audit such books and records of the other Parties.

18.9            Compliance with National Laws and Regulations. To the extent the details of the requirements are notified to the Shareholders and the JVC, the Shareholders shall use reasonable best efforts to cause the JVC to perform such acts as any of the Shareholders shall request as reasonably necessary to permit such Shareholder to comply with all Laws and regulations applicable to companies in general and publicly reporting companies in particular including but not limited to: (i) the Exchange Act and the Securities Act and the rules of the U.S. Securities and Exchange Commission promulgated thereunder; (ii) the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC promulgated thereunder; (iii) the Nasdaq Marketplace Rules; (iv) the Securities Exchange Act of the Republic of China (Taiwan) and the rules promulgated thereunder (including the rules promulgated by the Taiwan Stock Exchange); (v) any applicable Laws governing anti-money laundering and/or anti-terrorism financing measures; and (vi) any Laws and regulations imposed by any regulatory authority in Malaysia in respect of the JVC, any Shareholder or the business of the JVC.  Without limiting the foregoing, the JVC shall establish, maintain, adhere to and enforce a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. GAAP.

18.10          Severability. In the event that any term, condition or provision of this Agreement is held to be or become invalid or be a violation of any applicable Law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and the Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement. The validity and enforceability of the other provisions shall not be affected thereby. In such case or in the event that this Agreement should have a gap, the Parties hereto shall agree on a valid and enforceable provision completing this Agreement, coming as close as possible to the economic intentions of the Parties. In the event of a partial invalidity the Parties agree that this Agreement shall remain in force without the invalid part. This shall also apply if parts of this Agreement are partially invalid.

18.11           Waiver of Conflicts of Interests.

(a)        To the maximum extent permitted under applicable Law, each Shareholder hereby waives, on behalf of itself and the JVC, any claim or cause of action against: (i) the other Shareholder, (ii) any director designated or appointed by or at the direction of the other Shareholder, or (iii) any employee of the other Shareholder made available to the JVC while remaining an employee of such Shareholder (a “Seconded Employee”) for any breach of fiduciary duty to the JVC by such Shareholder, director, or Seconded Employee as a result of a conflict of interest between the JVC and the Shareholder which appointed such director or such Seconded Employee.

(b)        Each Shareholder acknowledges and agrees that in the event of any such conflict of interest, each such Shareholder, director, or Seconded Employee may act in the best interest of the Shareholder which appointed such director or such Seconded Employee. This section entitles a Shareholder and its directors and Seconded Employees to prefer the interests of the Shareholder over the interests of the JVC or any other Shareholder, but does not permit: (i) action taken solely to harm the JVC or another Shareholder, or (ii) any breach of this Agreement or any of the Organizational Documents.

(c)        No director, employee of the JVC, or Seconded Employee shall be obligated to reveal confidential or proprietary information belonging to either Shareholder, without the consent of such Shareholder. No director or Seconded Employee shall be obligated to recommend or take any action in such Person’s position as a director or as a Seconded Employee that prefers the interests of the JVC over the interests of an Shareholder, and each Shareholder and the JVC hereby waives the fiduciary duty, if any, to such Shareholder or the JVC of such Person in the event of any such conflict of interest.

(d)        Each Party hereby acknowledges that (i) each Shareholder regularly utilizes the services of independent legal counsel of its choice (including in-house counsel) (any such legal counsel, such Shareholder’s “Counsel”), (ii) the JVC may request services of any Shareholder’s Counsel from time to time, (iii) in connection with utilizing the services of any Shareholder’s Counsel, the JVC may communicate information that is (or, but for the provisions of this Section 18.11, would be) confidential or privileged (such information being “Imparted Information”), and (iv) any Shareholder’s Counsel will in the future represent such Shareholder as legal counsel in connection with a variety of matters, including matters in which the interests of such Shareholder have differed or will differ from, and have directly conflicted or will directly conflict with, the interests of the JVC. Each Party hereby irrevocably (i) consents to the representation of any Shareholder by its Counsel in all past, present and future matters (including arbitration, litigation and other adversarial proceedings), including matters in which the interests of any Shareholder differ from or directly conflict with the interests of the JVC, notwithstanding any conflict of interest or any disability of such Counsel that might otherwise exist under applicable rules of professional responsibility (all of which are hereby irrevocably waived) resulting from its provision of legal services to the JVC with respect to the same, related or unrelated matters, (ii) agrees that any Shareholder’s Counsel shall be free at any time to cease and desist from providing legal services to the JVC in any circumstances and in connection with any matter in which any such conflict of interest or potential disability exists or may exist (or, but for the provisions of this Section 18.11, would or may exist), (iii) agrees that none of the Parties and any Shareholder’s Counsel shall be subject to any restriction or disability regarding the disclosure or use of all or any part of the Imparted Information, including any disclosure or use of the Imparted Information in a manner or for a purpose that is inconsistent with or adverse to the interests of the JVC (including any arbitration, litigation or other adversarial proceeding in which any Parties are or may be adverse parties), other than any such restriction or disability arising under the express provisions of any non-disclosure or other confidentiality agreement, (iv) represents that it has obtained the advice of independent counsel with respect to, and understands the potentially adverse consequences of, the acknowledgments, consents, waivers and agreements set forth in this Section 18.11, and knowingly and willingly assumes the resulting risks associated with its past, present and future utilization by the JVC of any Shareholder’s Counsel; and (v) agrees that it will not take any action, assert any claim or defense, make any motion or take any position (including in connection with any arbitration, litigation or other adversarial proceeding in which any Parties are or may be adverse parties) that is inconsistent with the provisions of this Section 18.11. For purposes of this Section 18.11, references to any “Party” or any “Shareholder” are references to such Party or Shareholder, as the case may be, and its direct and indirect parents and subsidiaries, if any. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 18.11 are for the benefit of, and may be enforced directly by, any Shareholder’s Counsel.

18.12           IPO. The JVC shall not permit any IPO unless and until the Parties have agreed in writing as to (i) which provisions, if any, in this Agreement shall terminate upon the closing of such IPO and (ii) which registration rights, if any, shall be granted by the JVC to the Shareholders with respect to the Shareholders’ Shares.

18.13           Expenses. Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and any agreement contemplated hereunder to be delivered at the Closing and compliance herewith and therewith, whether or not the transactions contemplated hereby or thereby shall be consummated.

18.14           Further Assurances. If, at any time after the date of this Agreement, any further action is necessary or desirable to carry out the purposes of this Agreement or any agreement contemplated hereunder to be delivered at the Closing or to vest the JVC with full right, title and possession to all assets, property, rights, privileges, powers and franchises contemplated by this Agreement, each Party will and will cause its Affiliates to take all such lawful and necessary action, so long as such action is consistent with this Agreement. Without limiting the foregoing, each Shareholder undertakes to take all practicable steps (including the exercise of votes it directly or indirectly controls at meetings of the Board and meetings of the shareholders of the JVC) to ensure that the terms of this Agreement are complied with and to take all reasonable steps to cause the Board and the JVC to comply with its obligations hereunder.

18.15           Third Party Benefits. This Agreement shall be binding upon, and inure to the benefit of, each of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties and their respective successors and permitted assigns.

18.16           Publicity. None of the Parties nor any of their Affiliates shall issue any statement or communication to any third party regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the prior consent of the other parties; provided, however, that any Shareholder may, after consultation with counsel and reasonable advanced notice to the other Shareholder, make or cause to be made any press release or similar public announcement or communication as may be required in the opinion of such counsel to comply with the requirements of any applicable Laws or the rules or regulations of the exchange or quotation system upon which any class or series of its capital stock is listed or quoted or any body overseeing any such exchange or quotation system. Notwithstanding the foregoing, the Shareholders intend to make a mutually agreeable public announcement regarding this Agreement after the execution of this Agreement.

18.17           Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18.18           Interpretation. In this Agreement: (i) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (ii) words importing the singular shall include the plural and vice versa; (iii) words denoting individuals shall include any form of entity and vice versa; (iv) words denoting any gender shall include all genders; (v) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day, then that act, matter or thing shall be carried out or performed on the next following Business Day; (vi) unless specified otherwise, any reference herein to any Article, Section, clause, sub-article, sub-clause or Exhibit shall be deemed to be a reference to an Article, Section, clause, sub-article, sub-clause or Exhibit of this Agreement; (vii) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified or supplemented; (viii) the words “include,” “including” and the derivations thereof shall not be limiting and shall be deemed to be followed by the phase “without limitation”, (ix) where there is any inconsistency between the definitions set out in this clause and the definitions set out in any Article, Section, clause, sub-article, sub-clause or Exhibit, then for the purposes of construing such Article, Section, clause, sub-article, sub-clause or Exhibit, the definitions set out therein shall prevail, (x) references to “$” are to the lawful currency of the United States, and (xi) where any provision is qualified or phrased by reference to the ordinary course of business, such reference shall be construed as meaning the customary course of business in the country concerned.

18.19           Limitation of Liability. EXCEPT FOR EACH PARTY'S OBLIGATIONS REGARDING PROTECTION OF CONFIDENTIAL INFORMATION UNDER SECTION 10, NO PARTY SHALL BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER THEY ARISE, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF SUCH PARTY HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED UNDER THIS SECTION 18.19 EVEN IF ANY EXCLUSIVE REMEDY PROVIDED FOR FAILS OF ITS ESSENTIAL PURPOSE.

18.20           Cumulation of Remedies. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

18.21           English Language. All agendas, notices, other documentation relating to (i) the JVC’s interaction with the Parties, (ii) documentation provided to the Parties and (iii) interaction between the Shareholders, including this Agreement, meetings of the Board and the Shareholders of the JVC, and the JVC’s financial statements, shall be prepared in and entered into the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

18.22           Equitable Relief. The Parties agree that irreparable damage would occur if any provision of Sections 7, 8, 9, 10, 12, 13 and 17 of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of such provisions or to enforce specifically the performance of such provisions before any court of competent jurisdiction in addition to any other remedy to which they are entitled.

18.23           Disclaimer of Agency.  This Agreement shall not be deemed to constitute any Party the agent of the other Party or the JVC, nor shall it constitute the JVC to be an agent of any of the Parties.

18.24           Additional Obligations.

(a)        Both AUO and AUO Taiwan shall be jointly and severally liable for any and all obligations of AUO, AUO Taiwan and/or any of their respective controlled Affiliates, as applicable, under this Agreement and/or any and all other agreements delivered by AUO (or applicable controlled Affiliate thereof) pursuant to this Agreement, in all cases as may be amended, restated, supplemented or otherwise modified from time to time, such joint and several obligations to be unconditional irrespective of any circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of either AUO or AUO Taiwan.  For the avoidance of doubt, AUO and AUO Taiwan acknowledge and agree that SPTL and/or the JVC (and their permitted successors and assigns), as applicable, shall be entitled to pursue a claim against either or both (whether concurrently or separately) of AUO and AUO Taiwan with respect to any breach of such obligations of AUO, AUO Taiwan and/or any of their respective controlled Affiliates, as applicable.  In connection with a claim against AUO Taiwan under this Section 18.24, no setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind or nature (other than the performance by AUO or AUO Taiwan of its obligations hereunder) shall be available to AUO Taiwan against SPTL and/or the JVC.  Without limiting the generality or effect of the preceding sentences, each of AUO and AUO Taiwan hereby unconditionally waives, to the extent permitted by applicable Law: (i) demand for payment, protest and notice of nonpayment or dishonor; (ii) all other notices and demands, including all notices that might be required by applicable Law or otherwise to preserve any rights against the AUO and/or AUO Taiwan hereunder; (iii) any requirement of diligence; (iv) any right to require the JVC and/or SPTL to first (A) resort for payment or to proceed directly or at once against AUO, AUO Taiwan and/or the applicable controlled Affiliate thereof or (B) to pursue any other remedy against the AUO, AUO Taiwan and/or the applicable controlled Affiliate thereof; (v) any modification of the obligations of AUO or AUO Taiwan or the agreements, instruments or other documents governing such obligations; (vi) any substitution or release of any other obligor of the obligations of AUO or AUO Taiwan (or any collateral for such obligations); and (vii) any rights under the California Civil Code in accordance with Section 2856 thereof.

(b)        Concurrently with the execution and delivery of this Agreement, SPTL shall deliver or cause to be delivered to AUO a Guaranty, duly executed by SunPower Corporation, under which SunPower Corporation will provide a guaranty of the obligations of SPTL (and its applicable Affiliates) under this Agreement and/or any and all other agreements delivered by SPTL (or applicable controlled Affiliate thereof) pursuant to this Agreement, in all cases as may be amended, restated, supplemented or otherwise modified from time to time.

[Signatures follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.

AU OPTRONICS SINGAPORE PTE. LTD.		AU OPTRONICS CORPORATION

By:	/s/ James Chen	By:	/s/ James Chen

Name:	James Chen	Name:	James Chen

Title:	Director	Title:	Director

SUNPOWER TECHNOLOGY, LTD.		SUNPOWER MALAYSIA MANUFACTURING SDN.BHD.

By:	/s/ Thomas H. Werner	By:	/s/ Thomas H. Werner

Name:	Thomas H. Werner	Name:	Thomas H. Werner

Title:	Director	Title:	Director

Exhibit A

Form of License and Technology Transfer Agreement

Form of License and Technology Transfer Agreement

LICENSE AND TECHNOLOGY TRANSFER AGREEMENT

This LICENSE AND TECHNOLOGY TRANSFER AGREEMENT (“Agreement”) is made and entered into as of [_______ __], 2010, by and among (i) SunPower Technology, Ltd., a company organized under the laws of the Cayman Islands (“SPTL”); (ii) AU Optronics Singapore Pte. Ltd., a company organized under the laws of Singapore (“AUO”); and (iii) SunPower Malaysia Manufacturing SDN.BHD., a company organized under the laws of Malaysia (the “JVC”).  Each of SPTL, AUO and the JVC may be referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, the Parties and AU Optronics Corporation, a company organized under the laws of Taiwan, R.O.C., have entered into that certain Joint Venture Agreement dated May 27, 2010 (“JVA”);

WHEREAS, pursuant to the JVA, the business purposes of the JVC are to manufacture, sell and distribute Solar Cells (as defined below) to SPTL and AUO;

WHEREAS, the Parties desire to enter into an agreement pursuant to which each of SPTL and AUO grants to the JVC certain rights under Intellectual Property (as defined below) relating to the manufacture of Solar Cells, and the JVC grants to each of SPTL and AUO certain rights to other Intellectual Property; and

WHEREAS, one of the conditions to the effectiveness of the JVA is that the Parties shall have entered into this Agreement.

NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth and in the JVA, and based on the consideration set forth in the JVA, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not specifically defined in this Agreement shall have the meanings assigned to them in the JVA.

1.1            “AUO Background Intellectual Property” means AUO Background Patents and AUO Background Technology.

1.2            “AUO Background Patents” means those Patents Controlled by AUO or any of its Affiliates as of the Closing Date applicable to the JVC Business.

1.3            “AUO Background Technology” means all Intellectual Property (excluding Patents) and Software Controlled by AUO or any of its Affiliates as of the Closing Date applicable to the JVC Business.

1.4            “AUO Field” means industrial process streamlining and manufacturing engineering, including supply chain management and logistics, system analysis and techniques, production planning and control, facilities design and work space design, statistical process control, operations management, productivity improvement and materials management. For purpose of clarity, the AUO Field does not include back contact, back junction, monocrystalline photovoltaic solar cell devices, including the design and manufacturing thereof .

1.5            “Controlled” means, with respect to any Intellectual Property, possession by a Party of the ability (whether by ownership, license or otherwise) to grant access, a license or a sublicense to such Intellectual Property without violating the terms of any agreement or other arrangement with any Third Party or requiring any payment to a Third Party.

1.6            “Have Made Rights” means the right to engage any third party to research, develop, design and/or manufacturer Solar Cells.

1.7            “Improvement” means any improvement(s), enhancement(s), refinement(s), derivative(s), modification(s), evolution(s) or combination(s) or other new invention or discovery, whether patentable or unpatentable, deriving from or otherwise relating to, in whole or in part, any of the SPTL Background Intellectual Property and/or the AUO Background Intellectual Property that is made, developed, invented, conceived and/or reduced to practice.

1.8            “Intellectual Property” means the rights associated with or arising out of any of the following: (i)  Patents; (ii) Trade Secrets; (iii) copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefor and corresponding rights in works of authorship; and (iv) any similar, corresponding or equivalent rights to any of the foregoing any where in the world.  For the avoidance of doubt, Intellectual Property expressly excludes Trademarks.

1.9            “Invented” means made, developed, invented, conceived and/or reduced to practice.

1.10          “JDP AUO Development” means any Improvement to the AUO Background Intellectual Property or any Intellectual Property applicable to the AUO Field (but not the SPTL Field), in each case that is Invented pursuant to a Joint Development Program commenced under a JDP Agreement (as defined in Section 3.7 below) with an effective date before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.11          “JDP SPTL Development” means any Improvement to the SPTL Background Intellectual Property or any Intellectual Property applicable to the SPTL Field (but not the AUO Field), in each case that is Invented pursuant to a Joint Development Program commenced under a JDP Agreement with an effective date before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

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1.12          “Joint Development Program” or “JDP” means a development program for any Step Modification.

1.13          “Joint Invention” means any Intellectual Property Invented jointly by or on behalf of the JVC and/or any of its subsidiaries and either or both of AUO and SPTL and/or any of their respective Affiliates during the Term that is not a JDP SPTL Development, JVC SPTL Improvement, JDP AUO Development or JVC AUO Improvement.

1.14          “JVA” has the meaning ascribed to it in the Recitals hereto.

1.15          “JVC AUO Improvement” means any Improvement to the AUO Background Intellectual Property or any Intellectual Property applicable to the AUO Field (but not the SPTL Field), in each case that is Invented by or on behalf of the JVC or any of its subsidiaries before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.16          “JVC Business” means the manufacture, sale and distribution of Solar Cells to SPTL and/or AUO, expressly excluding the upstream polysilicon, ingot, wafer manufacturing and downstream module manufacturing and systems businesses.

1.17          “JVC Development” means any Intellectual Property Invented by or on behalf of the JVC or any of its subsidiaries during the Term or pursuant to a Joint Development Program that is not a JDP AUO Development, JVC AUO Improvement, JDP SPTL Development, JVC SPTL Improvement or Joint Invention.

1.18          “JVC SPTL Improvement” means any Improvement to the SPTL Background Intellectual Property or any Intellectual Property applicable to the SPTL Field (but not the AUO Field), in each case that is Invented by or on behalf of the JVC or any of its subsidiaries before the earlier of (i) the second anniversary of the Closing Date or (ii) the termination of the JVA.

1.19          “Party(ies)” has the meaning ascribed to it in the Preamble hereto.

1.20          “Patents” means all domestic and foreign patents, patent applications and design registrations (including letters patent, industrial designs and inventor’s certificates), together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures.

1.21          “Recipient” has the meaning ascribed to it in Section 5.1 below.

1.22          “Software” means all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

1.23          “Solar Cells” means flat plate solar cells using high-efficiency back-contact, back-junction technology.

1.24          “SPTL Background Intellectual Property” means SPTL Background Patents and SPTL Background Technology.

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1.25          “SPTL Background Patents” means all those Patents applicable to the JVC Business for SPTL Generation C technology, as set forth in a list to be mutually agreed upon in writing by the Parties, which list shall be supplemented if any errors or omissions are discovered.

1.26          “SPTL Background Technology” means all Intellectual Property (excluding Patents) and Software Controlled by SPTL or any of its Affiliates as of the Closing Date applicable to the JVC Business for SPTL Generation C technology.

1.27          “SPTL Field” means back contact, back junction, monocrystalline photovoltaic solar cell devices, including the design and manufacturing thereof.

1.28          “Step Modification” means any (i) production tool modifications or (ii) changes in sources of production tools relating to any production step or any production step modification or elimination.

1.29          “Territory” means Malaysia.

1.30          “Third Party” means any entity other than SPTL, AUO, an Affiliate of SPTL or AUO or the JVC or any of its subsidiaries.

1.31          “Trade Secrets” means trade secret rights and corresponding rights in Confidential Information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information.

1.32          “Trademarks” means trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

ARTICLE II

ASSIGNMENT

2.1            JDP SPTL Developments and JVC SPTL Improvements.  The JVC hereby assigns and transfers to SPTL, and its successors and assigns, all worldwide right, title and interest in and to any and all JDP SPTL Developments and JVC SPTL Improvements, subject to the license expressly granted by SPTL to the JVC under Section 3.1(a)(i) below.  In the event that AUO has or acquires any right, title or interest in or to any JDP SPTL Development(s) and/or JVC SPTL Improvement(s), AUO hereby assigns and transfers to SPTL, and its successors and assigns, its entire worldwide right, title and interest in and to any and all such JDP SPTL Developments and JVC SPTL Improvements, subject to the license expressly granted by SPTL to AUO under Section 3.3(b) below.

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2.2            JDP AUO Developments and JVC AUO Improvements.  The JVC hereby assigns and transfers to AUO, and its successors and assigns, all worldwide right, title and interest in and to any and all JDP AUO Developments and JVC AUO Improvements, subject to the license expressly granted by AUO to the JVC under Section 3.1(b)(i) below.  In the event that SPTL has or acquires any right, title or interest in or to any JDP AUO Development(s) and/or JVC AUO Improvement(s), SPTL hereby assigns and transfers to AUO, and its successors and assigns, its entire worldwide right, title and interest in and to any and all such JDP AUO Developments and JVC AUO Improvements, subject to the license expressly granted by AUO to SPTL under Section 3.2(b) below.

2.3            Further Assurances.  The JVC and each of AUO and SPTL, as applicable, shall, without further consideration, execute and deliver any assignments or other documents and take and perform any other actions reasonably necessary to vest, perfect or confirm of record or otherwise, in SPTL and AUO, as applicable, the ownership rights set forth in Sections 2.1 and 2.2 above and Section 6.4(b) below and to assist SPTL and AUO, as applicable, or their respective designees, to obtain and from time to time enforce and defend SPTL’s and AUO’s respective rights under Sections 2.1 and 2.2 above, and to execute all documents reasonably necessary for SPTL or AUO, as applicable, or their respective designees, to do so.

ARTICLE III

LICENSES; RESTRICTIONS; JOINT DEVELOPMENT PROGRAMS

3.1            Licenses Granted to the JVC.

(a)           SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements.

(i)            License.  SPTL, on behalf of itself and its Affiliates, hereby grants the JVC a non-exclusive, non-transferable, non-assignable, royalty-free license, without the right to sublicense, under the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements, to:  (1) manufacture Solar Cells solely in connection with the JVC Business and solely in the Territory; and (2) offer for sale and sell Solar Cells manufactured pursuant to subsection (1) of this Section 3.1(a)(i) solely to SPTL (or applicable Affiliate thereof) and AUO (or applicable Affiliate thereof) pursuant to the terms of the SPTL Supply Agreement or the AUO Supply Agreement, respectively.  The license granted in this Section 3.1(a)(i) shall expressly exclude any Have Made Rights.

(ii)            Transfer and Implementation.  SPTL shall assist the JVC in the transfer and integration of the SPTL Background Technology into the JVC’s manufacturing operations as set forth in Section 2.4(b)(vi) of the JVA.

(b)           AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements.

(i)            License.  AUO, on behalf of itself and its Affiliates, hereby grants the JVC a non-exclusive, non-transferable, non-assignable, royalty-free license, without the right

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to sublicense, under the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements, to:  (1) manufacture Solar Cells solely in connection with the JVC Business and solely in the Territory; and (2) offer for sale and sell Solar Cells manufactured pursuant to subsection (1) of this Section 3.1(b)(i) solely to SPTL (or applicable Affiliate thereof) and AUO (or applicable Affiliate thereof) pursuant to the terms of the SPTL Supply Agreement or the AUO Supply Agreement, respectively.  The license granted in this Section 3.1(b)(i) shall expressly exclude any Have Made Rights.

(ii)            Transfer and Implementation.  AUO shall assist the JVC in the transfer and integration of the AUO Background Technology into the JVC’s manufacturing operations as set forth in Section 2.4(c)(iv) of the JVA.

3.2           Licenses Granted to SPTL.

(a)           JVC Developments and Joint Inventions.  The JVC, on behalf of itself and its subsidiaries, hereby grants SPTL a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JVC Developments and the JVC’s rights in and to any Joint Inventions not jointly owned by SPTL for any and all purposes.  The license granted in this Section 3.2(a) shall expressly include Have Made Rights.

(b)           JDP AUO Developments and JVC AUO Improvements.  AUO, on behalf of itself and its Affiliates, hereby grants SPTL a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JDP AUO Developments and JVC AUO Improvements for any and all purposes.  The license granted in this Section 3.2(b) shall expressly include Have Made Rights.

3.3           Licenses Granted to AUO.

(a)           JVC Developments and Joint Inventions.  The JVC, on behalf of itself and its subsidiaries, hereby grants AUO a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JVC Developments and the JVC’s rights in and to any Joint Inventions not jointly owned by AUO for any and all purposes, but expressly excluding any and all rights, including any  use or practice, in connection with the manufacturing of photovoltaic solar cells with greater than twenty percent (20%) efficiency within ten (10) years of the Closing Date.  The license granted in this Section 3.3(a) shall expressly include Have Made Rights.

(b)           JDP SPTL Developments and JVC SPTL Improvements.  SPTL, on behalf of itself and its Affiliates, hereby grants AUO a non-exclusive, worldwide, perpetual, non-terminable (except as expressly set forth in Section 6.2 below), fully paid-up, royalty-free license, with the right to sublicense, under the JDP SPTL Developments and JVC SPTL Improvements for any and all purposes, but expressly excluding any and all rights, including any use or practice, in connection with the manufacturing of photovoltaic solar cells with greater than twenty percent (20%) efficiency within ten (10) years of the Closing Date.  The license granted in this Section 3.3(b) shall expressly include Have Made Rights.

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3.4           Limitations and Obligations.

(a)           Each Party agrees to use its commercially reasonable efforts to neither perform nor permit any act which reasonably could be expected to jeopardize or be detrimental to the validity, enforceability or scope of the owning Party’s rights licensed to the other Party(ies) hereunder; provided, however, that nothing contained herein shall be construed as obligating any owning Party to obtain, maintain or enforce any Intellectual Property rights licensed hereunder.

(b)           Nothing herein shall be construed as granting any Party, by implication, estoppel or otherwise, any license or other right in, to or under any Intellectual Property or Software, including any license or other right in, to or under any Patent(s) held by a Party that may block and/or limit the exercise of the ownership rights granted in Article II above and/or the license rights granted in this Article III, except for those rights expressly granted hereunder.  As among the Parties:  (i) SPTL shall have sole and exclusive ownership of the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements; (ii) AUO shall have sole and exclusive ownership of the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements; (iii) the JVC shall have sole and exclusive ownership of the JVC Developments; and (iv) the inventing Parties (with inventorship being determined under United States patent law) shall own an undivided interest in and to each Joint Invention, and except to the extent a particular Party is restricted by the licenses granted to the other Party and/or the other covenants contained in this Agreement or the JVA, (1) each joint owner shall be entitled to practice, and grant to Third Parties and its Affiliates, in the case of SPTL and AUO, or its subsidiaries, in the case of the JVC, the right to use and practice all Joint Inventions to which it is a joint owner without restriction or an obligation to account to the other joint owner(s), and (2) the other joint owners shall consent, without additional consideration, to any and all such licenses.

(c)           Except as expressly set forth herein, none of the Parties makes any warranty or representation to any other Party (i) as to the validity, enforceability or scope of any class or type of any of the Intellectual Property assigned or licensed hereunder, or (ii) that any manufacture, sale, lease, use or other disposition of any Solar Cells using or incorporating any Intellectual Property licensed hereunder will be free from infringement of any Patent rights or other Intellectual Property rights of any Person.

3.5           Delivery Obligations and Technical Review and Transfer.

(a)           Delivery.  Upon a licensee Party’s written request from time to time, each licensor Party shall promptly deliver to the requesting licensee Party, on media reasonably specified by the licensee Party and at the licensee Party’s expense, a copy of any Intellectual Property licensed to the licensee Party hereunder.

(b)           Technical Review and Transfer.  The JVC shall, on a quarterly basis, conduct knowledge and technology transfer sessions with SPTL’s technical team pursuant to the terms and conditions to be mutually agreed upon in writing by the Parties. AUO shall have the right to designate personnel to attend such sessions and have access to information arising from or in connection with such sessions.

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3.6           Patent Matters.  SPTL shall have the first right, but not the obligation, to direct and control the preparation, filing, prosecution, issuance, maintenance (including interference, opposition and similar Third Party proceedings before the relevant patent office), enforcement and defense of any Patents (collectively, “Patent Matters”) in the JVC Developments.  Otherwise, (a) for Joint Inventions owned by the JVC and SPTL, SPTL shall direct and control all Patent Matters at its cost, (b) for Joint Inventions owned by the JVC and AUO, AUO shall direct and control all Patent Matters at its cost, and (c) each of SPTL and AUO shall direct and control all Patent Matters for the Intellectual Property owned solely by it pursuant to this Agreement at its cost.  All of the foregoing shall be as otherwise described in and governed by the terms and conditions of the IP Services Agreement.

3.7           Joint Development Programs.  In the event the JVC wishes to develop or implement a Step Modification(s), it shall notify SPTL and AUO in writing, specifying the proposed Step Modification(s) in sufficient detail to permit evaluation of same.  If SPTL agrees to such Step Modification(s) (which agreement not to be unreasonably withheld), SPTL, the JVC and, if applicable, AUO shall enter into an agreement governing the a Joint Development Program directed toward such Step Modification(s) and the rights and obligations of the each applicable Party with respect thereto substantially in a form mutually agreed upon in writing by the Parties (each, a “JDP Agreement”).  In the event of a conflict between the terms of this Agreement and a JDP Agreement, the terms of this Agreement shall govern, unless the JDP Agreement expressly refers to and supersedes the conflicting provision contained herein.  For the avoidance of doubt, the JVC may not develop or implement a Step Modification without SPTL’ss express written consent, which shall not be unreasonably withheld.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY.

4.1           Representations and Warranties.

(a)           The representations and warranties of SPTL under Section 16 (Representations and Warranties of SPTL) of the JVA and of AUO under Section 15 (Representations and Warranties of AUO) of the JVA are hereby incorporated by reference, as if fully set forth herein.

(b)           Each Party represents and warrants to each other Party that it has the right to grant all applicable ownership and license rights provided hereunder and that it has not and shall not enter into any agreement that would preclude it from fulfilling its obligations under this Agreement.

4.2           Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION 4.1 ABOVE OR IN THE JVA, NONE OF THE PARTIES MAKES ANY WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE RIGHTS AND LICENSES GRANTED BY IT HEREUNDER, AND EXPRESSLY DISCLAIMS IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

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ARTICLE V

CONFIDENTIALITY

The provisions of Section 10 (Confidentiality) of the JVA are hereby incorporated by reference, and shall apply to this Agreement as if the text of such provisions were set forth in their entirety in this Agreement.  For the avoidance of doubt, as among the Parties, all Confidential Information relating to:  (i) the SPTL Background Intellectual Property, JDP SPTL Developments and JVC SPTL Improvements shall be SPTL’s Confidential Information; (ii) the AUO Background Intellectual Property, JDP AUO Developments and JVC AUO Improvements shall be AUO’s Confidential Information; (iii) the JVC Developments shall be the JVC’s Confidential Information; and (iv) the Joint Inventions shall be the Confidential Information of the owning Parties.

ARTICLE VI

TERM AND TERMINATION

6.1           Term.  This Agreement shall commence upon the Closing Date and shall remain in full force and shall automatically terminate upon dissolution of the JVC or otherwise in accordance with the terms of this Article VI.

6.2           Termination of Licenses for Cause.

(a)           Breach.  If a Party fails to comply with a material term of this Agreement or the JVA and such failure remains uncured for a period of sixty (60) days after such licensed Party receives written notice describing such failure in reasonable detail (or a period of thirty (30) days in the event such notice is based upon a breach of (i) an assignment obligation set forth in Article II above, (ii) the terms and scope of a license granted under Article III above or (iii) a Party’s confidentiality obligations set forth in Article V above), the rights and licenses granted to such breaching Party pursuant to Sections 3.1(a)(i), 3.1(b)(i), 3.2 and/or 3.3 above, as applicable, shall automatically terminate.

(b)           Bankruptcy.  Upon the occurrence of a Bankruptcy Event with respect to any Party or a receiver is appointed for all of any Party’s property and assets or any Party makes a general assignment for the benefit of creditors, or any Party becomes a debtor in a case under any applicable statute relating to bankruptcy or becomes the subject of any other bankruptcy or similar proceeding for the general adjustment of its debts (and in the case of an involuntary proceeding filed against such Party, such proceeding is not discharged or dismissed within sixty (60) days), the rights and licenses granted to such Party pursuant to Sections 3.1(a)(i), 3.1(b)(i), 3.2 and/or 3.3 above, as applicable, shall automatically terminate.

Without derogating in any way from the generality of this clause and the definition of “Bankruptcy Events”, the following events, if they occur with respect to JVC, shall be deemed to be Bankruptcy Events:

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(i)            if any step or action is taken or a resolution is passed for the winding up, dissolution or liquidation of the JVC or a petition for winding up is presented against the JVC; or

(ii)           if the JVC becomes insolvent, is unable to pay its debts as they fall due, stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, begins negotiations or takes any proceeding or other step with a view to readjustment, rescheduling or deferral of all or any part of its indebtedness.

6.3           Termination of JVC’s Rights for Certain Events.

Unless otherwised agreed by the Parties, if the JVC undergoes a change of control or ownership which the JVC’s majority shares is transferred to a third party other than SPTL and AUO or other restructuring altering the JVC’s structure which is entirely controlled by SPTL and/or AUO or any violation of Section 7.6 , each of SPTL and AUO shall have the right, upon written notice to the other Parties, to immediately terminate the rights and licenses granted by it to the JVC under Article III above.

6.4           Effect of Termination.

(a)           Termination of this Agreement shall not (i) relieve any Party of any obligation accruing to such Party prior to such termination, or (ii) result in the waiver of any right or remedy by a Party accruing to such Party prior to such termination.

(b)           Upon the termination of this Agreement or upon termination of the JVC’s rights and licenses pursuant to Section 6.2 or 6.3 above:  (i) all rights and licenses granted to the JVC pursuant to Section 3.1 shall automatically terminate; (ii) the JVC shall assign its entire right, title and interest in, to and under the JVC Developments and the Joint Inventions primarily relating to the AUO Field to AUO, subject to the pre-existing license granted to SPTL pursuant to Section 3.2(a) above (unless earlier terminated pursuant to Section 6.2 above); (iii) the JVC shall assign its entire right, title and interest in, to and under the JVC Developments and the Joint Inventions not assigned to AUO pursuant to subsection (ii) of this Section 6.4(b) to SPTL, subject to the pre-existing license granted to AUO pursuant to Section 3.3(a) above (unless earlier terminated pursuant to Section 6.2 above); and (iv) the rights and licenses granted in Sections 3.2(b) and 3.3(b) shall survive (unless earlier terminated pursuant to Section 6.2 above).  For the avoidance of doubt, notwithstanding the termination of this Agreement or Section 6.5 below, the surviving licenses referenced in subsections (ii), (iii) and (v) of this Section 6.4(b) shall continue to be governed by the applicable terms of this Agreement.  In the event the Parties have not reached agreement on the characterization of any JVC Developments or Joint Inventions (i.e., whether or not it relates to the AUO Field) within thirty (30) days of termination of this Agreement or termination of the JVC’s rights and licenses pursuant to Section 6.2 or 6.3 above, the matter shall be resolved pursuant to the dispute resolution procedures set forth in Section 1.4 of the IP Services Agreement.

6.5           Survival.  Sections 3.4, 6.4 and 6.5 and Articles II, IV, V and VII herein shall survive termination of this Agreement for as long as necessary to permit their full discharge.

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ARTICLE VII

MISCELLANEOUS

7.1           Governing Law and Dispute Resolution.  This Agreement, and the rights and obligations of the Parties hereunder, shall be interpreted and governed in accordance with the laws of the State of California, without giving effect to its conflict of laws provisions.  Any disputes incapable of being resolved by mutual agreement of the Parties shall be handled in accordance with Section 18.2 (Arbitration) of the JVA.

7.2           Notices.  All notices, demands, requests, consents or other communications hereunder shall be transmitted in accordance with Section 18.3 (Notices) of the JVA.

7.3           Entire Agreement.  This Agreement, together with the JVA and all Annexes, Exhibits and Schedules hereto and thereto, are intended to embody the final, complete and exclusive agreement between the Parties with respect to the matters addressed herein; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto, including the Existing Confidentiality Agreement; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

7.4           Amendment.  This Agreement shall not be modified, amended, canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by each Party.  All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.

7.5           Waiver.  The performance of any obligation required of a Party hereunder may be waived only by a written waiver signed by the other Party, and such waiver shall be effective only with respect to the specific obligation described.  The waiver by either Party of a breach of any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

7.6           Assignment.  Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by any Party, in whole or in part, whether voluntary, or by operation of law, except, with respect to a Party that is an original signatory to this Agreement on the date of this Agreement, in connection with a change of control of such Party (whether by means of a merger, consolidation, purchase of substantially all the stock or assets, reorganization or similar transaction or series of transactions).  Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each Party and its respective successors and permitted assigns.

7.7           Severability.  In the event that any term, condition or provision of this Agreement is held to be or become invalid or be a violation of any applicable Law, statute or regulation, the same shall be deemed to be deleted from this Agreement and shall be of no force and effect and the Agreement shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Agreement.  The validity and enforceability of the other

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provisions shall not be affected thereby.  In such case or in the event that this Agreement should have a gap, the Parties shall agree on a valid and enforceable provision completing this Agreement, coming as close as possible to the economic intentions of the Parties.  In the event of a partial invalidity, the Parties agree that this Agreement shall remain in force without the invalid part.  This shall also apply if parts of this Agreement are partially invalid.

7.8           Expenses.  Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and an exhibits hereto and compliance herewith and therewith.

7.9           Third Party Benefits.  This Agreement shall be binding upon, and inure to the benefit of, each of the Parties and their respective successors and permitted assigns.  Nothing contained in this Agreement, express or implied, shall be deemed to confer any right or remedy upon, or obligate any Party to, any person or entity other than the Parties and their respective successors and permitted assigns.

7.10          Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7.11          Interpretation.  In this Agreement: (i) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (ii) words importing the singular shall include the plural and vice versa; (iii) words denoting individuals shall include any form of entity and vice versa; (iv) words denoting any gender shall include all genders; (v) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day, then that act, matter or thing shall be carried out or performed on the next following Business Day; (vi) unless specified otherwise, any reference herein to any Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit of this Agreement; (vii) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified or supplemented; (viii) the words “include,” “including” and the derivations thereof shall not be limiting and shall be deemed to be followed by the phase “without limitation;” and (ix) where there is any inconsistency between the definitions set out in this clause and the definitions set out in any Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit, then for the purposes of construing such Article, Section, clause, sub-article, sub-clause, Schedule or Exhibit, the definitions set out therein shall prevail.

7.12          Cumulation of Remedies.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by Law.

7.13          English Language.  All agendas, notices, other documentation relating to (i) documentation provided to the Parties and (ii) interaction between and/or among the Parties, including this Agreement, shall be prepared in and entered into the English language.  In the event of any dispute concerning the construction or meaning of this Agreement, the text of the

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Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

7.14          Equitable Relief.  The Parties agree that irreparable damage would occur if any provision of Articles II, III and V of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of such provisions or to enforce specifically the performance of such provisions before any court of competent jurisdiction in addition to any other remedy to which they are entitled.

7.15          Disclaimer of Agency.   This Agreement shall not be deemed to constitute any Party the agent of the other Party or the JVC, nor shall it constitute the JVC to be an agent of any of the Parties.

7.16          Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
[Signatures follow]

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IN WITNESS WHEREOF, SPTL, AUO and the JVC have caused this Agreement to be signed by their respective duly authorized representatives as of the date first set forth above.

SUNPOWER TECHNOLOGY, LTD.	AU OPTRONICS SINGAPORE PTE. LTD.

By:	By:

Name:	Name:

Title:	Title:

SUNPOWER MALAYSIA MANUFACTURING SDN.BHD.

By:

Name:

Title:

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Exhibit B

Form of SPTL Supply Agreement

CONFIDENTIAL TREATMENT REQUESTED CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Form of SPTL Supply Agreement

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is made as of [____________], 2010 (the “Effective Date”), by and among SunPower Malaysia Manufacturing SDN.BHD., a company organized under the laws of Malaysia (the “JVC”), SunPower Systems Sarl, a company organized under the laws of Switzerland (“SPSW”), and AU Optronics Singapore Pte. Ltd., a company organized under the laws of Singapore (“AUO”).  The JVC, SPSW and AUO are each referred to herein as a “Party” and together as the “Parties.”  Capitalized terms used but not defined in this Agreement or in Schedule 1 to this Agreement shall have the meanings ascribed to them in the JVA (as defined below).

RECITALS

WHEREAS, the JVC, AUO, SunPower Technology, Ltd., a company organized under the laws of the Cayman Islands (“SPTL”), and AU Optronics Corporation, a company organized under the laws of Taiwan, R.O.C., have entered into that certain Joint Venture Agreement dated as of May 27, 2010 (the “JVA”);

WHEREAS, pursuant to the JVA, the business purposes of the JVC are to manufacture, sell and distribute flat plate solar cells using high-efficiency back contact, back-junction technology (“Product(s)”) to each of SPTL (or applicable Affiliate thereof) and AUO;

WHEREAS, SPSW and SPTL are Affiliates;

WHEREAS, the Parties desire to enter into an agreement pursuant to which the JVC supplies Product to SPSW; and

WHEREAS, one of the conditions to the effectiveness of the JVA is that the Parties shall have entered into this Agreement.

NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth and in the JVA, and based on the consideration set forth in this Agreement and the JVA, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do agree as follows:

1.	SCOPE OF AGREEMENT.

1.1
Affiliated Companies.  SPSW and its Affiliates may purchase Product under the terms of this Agreement.  Submission of a Purchase Order referencing this Agreement and the issuance of an order acknowledgment is deemed to constitute acceptance of the terms of this Agreement by the applicable Affiliate.  For purposes of this Agreement “Buyer” shall refer to either SPSW or its Affiliate issuing a Purchase Order.

1.2	Master Agreement Structure. The Parties acknowledge that this Agreement shall not constitute a commitment to purchase any particular quantity of Products or services.

Except as provided in Section 2.8, Buyer shall only be committed to purchase Products and the JVC shall only be committed and authorized to ship Products to Buyer when Buyer has tendered a Purchase Order.  Notwithstanding the foregoing, the JVC shall offer for sale to Buyer, in the fiscal years specified, the following percentage of the JVC’s aggregate Product manufacturing capacity on any six-month period as is set forth in the Initial Annual Operating Plan or the Initial Mid-Year Operating Plan, as applicable:  95% in 2010, 90% in 2011, 85% in 2012 and 80% in 2013 or in any fiscal year thereafter.

2.	FORECASTS AND PURCHASE ORDERS.

2.1
Initial Annual Operating Plan.  The JVC will provide Buyer with an initial production forecast, issued at least 8 weeks prior to the first day of each fiscal year, which sets forth the JVC’s good faith estimate of the aggregate amount of Product that the JVC will produce in such year on a monthly basis (the “Initial Annual Operating Plan”).

2.2
Annual Demand Forecast.  Buyer will provide the JVC with an annual demand forecast, issued at least 7 weeks prior to the first day of each fiscal year, which sets forth Buyer’s Product demand for such fiscal year on a monthly basis (the “Annual Demand Forecast”); provided, however, that for any fiscal year, such demand shall not exceed the amount of Product set forth in the Initial Annual Operating Plan for such year or that the JVC is obligated to provide to Buyer in such year pursuant to Section 1.2.  The difference between Buyer’s Product allocation and Annual Demand Forecast shall be known as the “SPSW Unsubscribed Annual Forecast.”   If Buyer’s Annual Demand Forecast is less than Buyer’s Product allocation for the first six months in any year pursuant to Section 1.2, then during the term of that certain Supply Agreement among the JVC, AUO and SPTL dated f even date herewith (“AUO Supply Agreement”), the JVC shall deliver notice to AUO that it or may subscribe to purchase the SPSW Unsubscribed Annual Forecast with respect to such six months.  AUO shall confirm in writing within 7 days whether it will purchase all or a portion of the SPSW Unsubscribed Annual Forecast.  If AUO’s Product demand for the first six months of any fiscal year (the “AUO Annual Demand Forecast”) pursuant to the AUO Supply Agreement is less than AUO’s Product allocation for such six month period pursuant to the AUO Supply Agreement, then during the term of this Agreement, the JVC shall deliver notice to Buyer that it may subscribe to purchase the difference between such Product allocation and the AUO Annual Demand Forecast (the “AUO Unsubscribed Annual Forecast”) with respect to the applicable six month period of such AUO Annual Demand Forecast.  Buyer shall confirm in writing within 7 days whether it will purchase all or a portion of the AUO Unsubscribed Annual Forecast.

2.3
Final Annual Operating Plan.  The JVC will provide Buyer with an annual production forecast, issued at least 5 weeks prior to the first day of each fiscal year, setting forth the JVC’s revised estimate of aggregate amount of Product that the JVC will produce in such year, which shall not exceed the aggregate amount of Product subscribed for by Buyer and AUO pursuant to Section 2.2 (the “Final Annual Operating Plan”).  The Final Annual Operating Plan shall have been approved by the Board prior to its delivery to Buyer.  If AUO elects not to purchase all of the SPSW Unsubscribed Annual Forecast for any six month period or if Buyer elects not to purchase all of the AUO Unsubscribed Annual Forecast for any six month period pursuant to Section 2.2, then the JVC shall use best efforts to minimize Fixed and Variable Costs for such six month period.

2.4
Initial Mid-Year Operating Plan.  The JVC will provide Buyer with an initial production forecast, issued at least 8 weeks prior to the first day of the third fiscal quarter, which sets forth the JVC’s good faith estimate of the aggregate amount of Product that the JVC will produce in the third and fourth quarter of such fiscal year on a monthly basis (the “Initial Mid-Year Operating Plan”).

2.5
Mid-Year Demand Forecast.  Buyer will provide the JVC with a demand forecast, issued at least 7 weeks prior to the first day of the third fiscal quarter, which sets forth Buyer’s Product demand for the third and fourth quarter of such fiscal year on a monthly basis (the “Mid-Year Demand Forecast”); provided, however, that for any six month period, such demand shall not exceed the amount of Product set forth in the Initial Mid-Year Operating Plan or the amount that the JVC is obligated to provide to Buyer over the applicable six month period pursuant to Section 1.2.  The difference between Buyer’s Product allocation for any six month period and Mid-Year Demand Forecast for such period shall be known as the “SPSW Unsubscribed Mid-Year Forecast.”   If Buyer’s Mid-Year Demand Forecast is less than Buyer’s Product allocation for the applicable six month period pursuant to Section 1.2, then during the term of the AUO Supply Agreement, the JVC shall deliver notice to AUO that it may subscribe to purchase the SPSW Unsubscribed Mid-Year Forecast with respect to such six month period.  AUO shall confirm in writing within 7 days whether it will purchase all or a portion of the SPSW Unsubscribed Mid-Year Forecast with respect to the following six months.  If AUO’s Product demand for the last six months of any year (the “AUO Mid-Year Demand Forecast”) pursuant to the AUO Supply Agreement is less than AUO’s Product allocation for such six period pursuant to the AUO Supply Agreement, then during the term of this Agreement, the JVC shall deliver notice to Buyer that it may subscribe to purchase the difference between such Product allocation and the AUO Mid-Year Demand Forecast (the “AUO Unsubscribed Mid-Year Forecast”) with respect to the applicable six month period of such AUO Mid-Year Demand Forecast.  Buyer shall confirm in writing within 7 days whether it will purchase all or a portion of the AUO Unsubscribed Mid-Year Forecast with respect to the following six months.

2.6
Final Mid-Year Operating Plan.  The JVC will provide Buyer with a production forecast, issued at least 5 weeks prior to the first day of the third fiscal quarter, which sets forth the JVC’s revised estimate of aggregate amount of Product that the JVC will produce in the third and fourth quarter of such fiscal year, on a monthly basis, which shall not exceed the aggregate amount of Product subscribed for by Buyer and AUO pursuant to Section 2.5 (the “Final Mid-Year Operating Plan”).  The Final Mid-Year Operating Plan shall have been approved by the Board prior to its delivery to Buyer.  If AUO elects not to purchase all of the SPSW Unsubscribed Annual Forecast for any six month period or if Buyer elects not to purchase all of the AUO Unsubscribed Mid-Year Forecast for any six month period pursuant to Section 2.5, then the JVC shall use best efforts to minimize Fixed and Variable Costs for such six month period.

2.7
Monthly Demand Allocation.  The JVC will deliver to Buyer a demand allocation once per month, which sets forth the aggregate amount of Product that the JVC expects to produce during the following month and sets forth the amount of Product to be purchased by Buyer and AUO during such month based on the JVC’s expected production and each of Buyer’s and AUO’s percentage of aggregate Product demand for such month pursuant to Sections 2.2 and 2.5 of this Agreement and the AUO Supply Agreement, as applicable for such month (the “Monthly Demand Allocation”).  The Monthly Demand Allocation for any month shall be issued at least four weeks prior to the commencement of such month.  Notwithstanding anything contained in this Agreement to the contrary, AUO and Buyer may reallocate their respective Product allocations as they may agree in writing from time to time, and the JVC agrees to honor any such reallocations and adjust Buyer’s and AUO’s Product allocations accordingly in the Monthly Demand Allocation.

2.8
Purchase Order.  Buyer shall deliver a Purchase Order to the JVC in the first week of the then current month to confirm purchase commitments consistent with the Monthly Demand Allocation for the subsequent month of such Monthly Demand Allocation.  Purchase Orders are a binding commitment to purchase Product.  The JVC shall deliver a formal acknowledgement and acceptance within two business days from the date the Purchase Order was sent to the JVC.  In the event that the JVC does not receive a Purchaser Order from Buyer with respect to any given month within the first 10 days of the prior month, Buyer shall be obligated in such given month to purchase an amount of Product consistent with the Monthly Demand Allocation for such month.  Buyer and AUO shall meet with the JVC monthly to review updated monthly production forecasts and rescheduling of planned production and shipments.

2.9
Binning and Testing.  The JVC shall bin and test solar cells manufactured by the JVC in accordance with SPTL Document Numbers 001-03833 Rev. *K and 001-04189 Rev. AI or as mutually agreed upon in writing by the Parties.  Solar cells sorted into different bins but still conforming to applicable specifications shall be allocated between Buyer and AUO in accordance with Section 1.2 and Sections 2.1-2.10 of this Agreement and the AUO Supply Agreement.

2.10
Additional Allocations. The JVC shall offer to sell solar cells manufactured by the JVC that do not satisfy the specifications set forth in Section 2.9, including scrap cells (collectively “Offspec Cells”), and such Offspec Cells shall be allocated between Buyer and AUO consistent with their respective allocations  pursuant to Section 1.2 and Sections 2.1-2.10 of this Agreement and the AUO Supply Agreement.  If the JVC manufactures more cells during a month than otherwise previously ordered by Buyer and AUO, then Buyer and AUO will purchase their respective allocations pursuant to Section 1.2 and Sections 2.2, 2.5, 2.7, 2.8 and 2.9 of this Agreement and the AUO Supply Agreement.

3.	PRICING.

3.1
Product Pricing.  Prices for the Products shall be calculated as described in Exhibit A to this Agreement.  Upon Buyer’s prior request, and by the end of the current month, or more frequently if Buyer requests, the JVC shall submit an updated cost forecast for the current and following twelve (12) months.  Offspec Cells shall have a transfer price of *** dollars ($***).

4.	LEAD-TIME; DELIVERY.

4.1	On-Time Delivery. The JVC will maintain On-Time Delivery Performance equal to or greater than *** percent (***%), as measured each fiscal quarter.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.2
Shipping Specifications.  Buyer shall specify the delivery address in the Purchase Order or by separate notice.  All shipping information, including that on invoices and packing labels will list the Country of Origin for all Products supplied, and must be in both text and scannable bar code formats, as provided in the applicable Specification.  The JVC shall deliver a shipment notice to Buyer by telefax, EDI, XML or other means of communication no later than the shipment date, and such notice shall include such information as agreed upon by the Parties.

4.3
Delivery; Title; Risk of Loss; Damage.  The JVC agrees to deliver all Products to Buyer, EXW Melaka (Incoterms 2000), and title for such Products shall pass to Buyer when risk of loss passes in accordance therewith.  The JVC shall be responsible for any loss or damage to Product due to the JVC’s failure to properly preserve, package, or handle the Product.  All Products shall be packaged, marked, and otherwise prepared in accordance with good commercial practices to reduce the risk of damage and to be packaged in the smallest commercially acceptable form in order to enable Buyer to obtain the lowest shipping rates possible (based on volume metric dimensions) and in accordance with all applicable federal, state and local packaging and transportation laws and regulations.

4.4
Inspections after Delivery.  Products shall be subject to inspection, testing and acceptance by Buyer.  Buyer shall inspect all Products within a reasonable period after arrival at Buyer’s premises.  Such incoming inspection shall include checks for identity, quantity, damage due to transportation and other visible damage or noncompliance with the Product Specifications.  If Buyer’s inspection results in multiple Products failing to meet the Product Specifications, then upon Buyer’s request, the JVC shall inspect all Products delivered with such shipment to confirm compliance with Product Specifications, segregating conforming Products from nonconforming Products.  The JVC shall be responsible for all costs incurred in connection with such inspection and sorting by the JVC.

4.5
Product Specification Claims.  If Buyer determines as a result of its inspection that Products fail to meet Product Specifications and/or applicable warranties set forth in this Agreement, Buyer shall notify the JVC whereupon the JVC shall have the right to undertake its own inspection.  Upon the JVC’s request, Buyer shall ship to the JVC, at the JVC’s expense, the nonconforming Product, along with relevant information from the shipping notice.  If the Product fails to meet the acceptance criteria set forth in the Product Specifications, the JVC shall make, at the JVC’s expense, such adjustments or corrections, or deliver replacement Product, as may be required to satisfy the requirements.  The JVC shall be responsible for costs of either disposing or returning such nonconforming Products, including shipping and insurance costs.

5.	ENGINEERING CHANGES.

5.1
The Parties agree that further changes, modifications or amendments to the Specifications shall only be accomplished by mutual agreement between the JVC and SPSW, with the consent of AUO (during the term of the AUO Supply Agreement), and through the formal change control process set forth below:

(a)
Either Party may at any time propose changes to the Specifications by a written Engineering Change Notice (an “ECN”) to the other party; provided, however, that no ECN shall not be binding unless approved in writing by both Parties.

(b)	The recipient of an ECN will use all reasonable efforts to provide a detailed response within seven (7) days of receipt.

(c)	The JVC will inform Buyer of all known and likely impacts of an ECN (including but not limited to delivery scheduling and prices) on the provisions of any relevant Purchase Orders.

(d)	The Parties will endeavour to agree and implement at the earliest opportunity ECNs relating to personal and product safety.

(e)	Until an ECN and any associated impact have been agreed in writing, the Parties will continue to perform their obligations without taking account of that ECN.

6.	SUPPLY CONSTRAINTS.

6.1
Allocation.  The JVC will notify Buyer within one (1) business day or less, if possible, whenever the JVC identifies a reasonable likelihood that there is or will be a Supply Constraint that adversely impacts either open Purchase Orders or forecasts.  During any period of Supply Constraint, the JVC agrees to allocate materials and capacity to Buyer on a pro rata basis compared against all other pending Purchase Orders and production allocation rights.  If JVC experiences a Supply Constraint consistently over one quarter due to a raw materials shortage, Buyer has a right to supplement with its own raw materials and provide such raw materials to the JVC until the JVC can demonstrate that it can source sufficient raw materials for its production, and in such event Buyer shall be reimbursed by the JVC for the cost of such raw materials.

7.	WARRANTIES.

7.1
General.  The JVC represents and warrants that: (a) it is duly incorporated and validly existing in its jurisdiction of formation or organization; (b) it has full authority to enter into this Agreement; (c) this Agreement is a valid, legally binding and enforceable agreement; (d) there are no prior commitments or other obligations that prevent the JVC from fully performing all its obligations under this Agreement, and neither execution of this Agreement or performance of obligations hereunder will result in a breach of any obligations owed by the JVC under any other agreement; (e) the services to be provided in connection with the manufacture and sale of Products shall be performed in a good and workmanlike manner consistent with prevailing industry standards by competent and qualified personnel; (f) the JVC will not enter into any agreement or obligation that will conflict with the JVC obligations under this Agreement; (g) neither the JVC nor any of its Representatives has given to or received from Buyer or its Representatives any commission, fee, rebate, kickback, or unreasonable gift or entertainment of value in connection with this Agreement; (h) Buyer will receive good and marketable title to each Product free from liens or encumbrances of any nature; and (i) the Products comply with all applicable laws and regulations.

7.2
Epidemic Failure Event.  Upon occurrence of an Epidemic Failure Event, the remedies of Section 7.2(a) and Section 7.2(b) below shall apply to the entire Product population affected by the root cause failure until corrective action is complete.

(a)
Corrective Action.  Upon occurrence of an Epidemic Failure Event, Buyer shall promptly notify the JVC and AUO, and shall provide, if known and as may then exist, a description of the failure, and the suspected lot numbers, serial numbers or other identifiers, and delivery dates, of the failed Products.  Buyer shall make available to the JVC, samples of the failed Products for testing and analysis.  Upon receipt of the failed Products from Buyer, the JVC shall promptly provide its preliminary findings regarding the cause of the failure.  The Parties shall cooperate and work together to determine the root cause.  Thereafter, the JVC shall promptly provide to Buyer and AUO the results of its root cause corrective analysis, its proposed plan for the identification of, and the pre-emptive repair and/or replacement of the affected Products, and such other appropriate information.  The JVC shall recommend a corrective action program which identifies the affected units for pre-emptive repair or replacement, and which minimizes disruption to the end user.  Buyer and the JVC shall consider, evaluate and determine the corrective action program, which shall be subject to AUO’s written consent, not to be unreasonably withheld or delayed.

(b)
Remuneration.  Upon occurrence of an Epidemic Failure Event, the JVC shall: (i) at Buyer’s option: (1) either pre-emptively repair and/or replace the affected Products; or (2) provide a credit or payment to Buyer in an amount equal to the cost to Buyer for qualified, replacement Products acceptable to Buyer; and (ii) all labor, equipment and processing costs incurred by Buyer or third parties in the implementation of the corrective action program, including test procedures, test equipment, the testing of Products, the cost of pre-emptively (i.e., prior to fail) repairing and/or replacing the affected Products; and (c) reasonable freight, transportation, customs, duties, insurance, storage, handling and other incidental shipping costs incurred by Buyer in connection with the repair and/or replacement of the affected Products.

8.	PAYMENT TERMS; INVOICES.

8.1	Payment. Except as permitted under Section 8.2 below, payment is due within thirty (30) days after the receipt of invoice or receipt of Product, whichever is later (“Payment Due Date”).

8.2
Adjustments.  Buyer shall not be required to pay the portion of any invoice that is the subject of a bona fide dispute pending resolution of that dispute.  Invoices will be subject to adjustment by Buyer for errors, shortages, and/or rejected Products.  Payment of an invoice does not constitute Product acceptance.

8.3
Invoices.  The information on the JVC’s invoice shall include, without limitation, the following (each stated separately):  Purchase Order number, Buyer part number(s), quantities, unit value and settlement currency, and freight charges, if applicable.  Any terms and conditions that may be printed on or attached to the JVC’s invoice shall not be enforceable and shall not be incorporated into this Agreement.  Invoices must be addressed to Buyer at the address set forth in Section 13.12(a), unless Buyer provides notice otherwise.

8.4
Currency.  All references to amounts payable under this Agreement or any Purchase Order shall be to the currency of the United States of America (i.e., U.S. Dollars), unless expressly stated otherwise in the applicable Purchase Order from Buyer.

9.	CONFIDENTIAL INFORMATION.

9.1	Obligation. The confidentiality obligations between the Parties shall be governed by the JVA.

10.	EXIT TRANSACTION.

10.1
Exit Transaction. Upon the time (if any) in which SPTL or its Affiliates no longer hold any shares of the JVC, the terms and conditions set forth in Exhibit B to this Agreement are deemed incorporated herein and all other terms and conditions of this Agreement shall remain in full force and effect; provided, however, that to the extent that there are any inconsistencies or ambiguities between the terms set forth in Exhibit B and the other terms of this Agreement, the terms set forth in Exhibit B shall supersede the other terms of this Agreement.  Until such time, the terms set forth in Exhibit B to this Agreement shall not apply.

11.	COMPLIANCE PROGRAM.

11.1
Compliance with Applicable Law. It is Buyer’s policy to comply fully with all economic sanctions and trade restrictions promulgated by the United States government.  The JVC agrees to comply, in performing this Agreement, with all applicable laws, including, without limitation, all statutory and regulatory requirements under the Export Administration Regulations (15 C.F.R. § 730 et seq.) administered by the U.S. Department of Commerce; the laws, regulations, and executive orders implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury; and equivalent laws in any jurisdiction in which the JVC operates.  In addition, the JVC shall comply with all laws and regulations applicable to the manufacture and sale of the Products, including, by way of example and not limitation, Executive Order 11246 as amended by Executive Order 11375 (non-discrimination in employment), the U.S. Clean Air Act of 1990, FAR 52.219-8, Utilization of Small Business Concerns (October 2000) (15. U.S.C. 637(d) (2) and (3)), and FARS 52.222-26, 52.222-35, 52.222-36 and 52.247-64.  The JVC shall not use any ozone depleting substances listed in annexes A and B of the Montreal Protocol, including but not limited to chlorofluorocarbons, in the manufacture of Products.  Buyer reserves the right to reject any Products manufactured utilizing or containing such materials if Buyer has not previously been notified of the same.  Additional requirements set forth in Exhibit C are incorporated by reference.

11.2
Anti-Corruption Laws.  The JVC acknowledges that it has reviewed a copy (available at www.justice.gov/criminal/fraud/fcpa) of the FCPA and confirms its understanding that the FCPA prohibits the payment or giving of anything of value either directly or indirectly, to an official of a foreign government, foreign political party or official thereof, or any candidate for foreign political office, for the purpose of influencing an act or decision in his official capacity, or inducing him to use his influence with the foreign government, to assist in obtaining or retaining business for or with, or directing business to, any person.  The JVC agrees that it shall comply with the FCPA and similar anti-corruption laws and will take no action that would cause either Party to be in violation of such laws.  The JVC agrees to immediately notify Buyer of any request that such Party receives to take any action that might constitute, or be construed as, a violation of anti-corruption laws.  The JVC agrees that Buyer is authorized to take all appropriate actions that Buyer reasonably deems is necessary to avoid a violation of anti-corruption laws. The JVC agrees that it shall keep and maintain accurate books and records necessary to demonstrate compliance with the foregoing, and that Buyer may, during the term of this Agreement and for a period of five years following the final payment under, or termination of, this Agreement, review or audit such books and records of the JVC.

11.3
Conflicts of Interest.  Neither the JVC nor any of its Representatives shall give to, or receive from, Buyer or its Representatives any commission, fee, rebate, or any unreasonable gift or entertainment of value in connection with this Agreement, or enter into any other business arrangement with Buyer or its Representatives, other than those contemplated by the JVA, without the prior consent of the Buyer.  The JVC shall (a) promptly notify Buyer of any violation of this clause and (b) repay or credit to Buyer any consideration received as a result of such violation.  The JVC shall promptly disclose to Buyer any conflict of interest between (i) the JVC and its Representatives, on the one hand, and (ii) Buyer and its Representatives, on the other hand.

12.           TERM; EVENTS OF DEFAULT; TERMINATION.

12.1
Expiration.  The term of this Agreement shall commence on the Effective Date and continue for a period of seven (7) years (“Initial Term”) and shall thereafter may be renewed for additional one (1) year periods by the Buyer, in the Buyer’s sole discretion; provided, however, that Buyer may terminate this Agreement under those certain circumstances set forth in the JVA; and provided, further, that this Agreement shall automatically terminate upon dissolution of the JVC.

12.2
Force Majeure.  Neither Party shall be deemed to have failed to fulfil an obligation under this Agreement if the delay or failure is the result of a Force Majeure.  To the extent reasonably practicable, within forty-eight (48) hours of commencement of a Force Majeure, the non-performing Party shall provide the other Party with oral notice of the Force Majeure, and within two (2) weeks of the commencement of a Force Majeure the non-performing Party shall provide the other Party with notice in the form of a letter describing in detail the particulars of the occurrence giving rise to the Force Majeure claim.  The suspension of performance due to a claim of Force Majeure must be of no greater scope and of no longer duration than is required by the Force Majeure.  The non-performing Party shall use reasonable efforts to overcome or mitigate the Force Majeure.  Nothing in this Section 12.2 is meant to relieve the JVC’s obligations under Section 7.3.

12.3
Limitation of Liability.  EXCEPT FOR EACH PARTY’S OBLIGATIONS REGARDING PROTECTION OF CONFIDENTIAL INFORMATION UNDER THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, LOSS OF BUSINESS, REVENUE, PROFITS, GOODWILL, USE, DATA, OR OTHER ECONOMIC ADVANTAGE), HOWEVER THEY ARISE, WHETHER IN BREACH OF CONTRACT, BREACH OF WARRANTY OR IN TORT, INCLUDING NEGLIGENCE, EVEN IF THAT PARTY

HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  LIABILITY FOR DAMAGES WILL BE LIMITED AND EXCLUDED UNDER THIS SECTION 12.3 EVEN IF ANY EXCLUSIVE REMEDY HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE.

13.	MISCELLANEOUS.

13.1
Entire Agreement.  This Agreement, the JVA and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement between the Parties with respect to the matters addressed herein; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

13.2
English Language.  All agendas, notices, other documentation relating to this Agreement shall be prepared in and entered into the English language.  In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

13.3
Interpretation.  In this Agreement: (i) headings are for convenience of reference only and shall not affect the interpretation of the provisions of this Agreement except to the extent that the context otherwise requires; (ii) words importing the singular shall include the plural and vice versa; (iii) words denoting individuals shall include any form of entity and vice versa; (iv) words denoting any gender shall include all genders; (v) where any act, matter or thing is required by this Agreement to be performed or carried out on a certain day and that day is not a Business Day, then that act, matter or thing shall be carried out or performed on the next following Business Day; (vi) unless specified otherwise, any reference herein to any Section shall be deemed to be a reference to a Section of this Agreement; (vii) any reference to any agreement, document or instrument shall refer to such agreement, document or instrument as amended, modified or supplemented; (viii) the words “include,” “including” and the derivations thereof shall not be limiting and shall be deemed to be followed by the phase “without limitation”, (ix) where there is any inconsistency between the definitions set out in this clause and the definitions set out in any Section, then for the purposes of construing such Section, the definitions set out therein shall prevail, (x) references to “$” are to the lawful currency of the United States, (xi) where any provision is qualified or phrased by reference to the ordinary course of business, such reference shall be construed as meaning the customary course of business in the country concerned and (xii) references to any “fiscal” period shall refer to such period in accordance with the JVC’s fiscal year.

13.4
Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.5
Severability.  If one or more of the provisions of this Agreement shall be found, by a court with proper jurisdiction, to be illegal, invalid or unenforceable, it shall not affect the legality, validity or enforceability of any of the remaining provisions of this Agreement.

The Parties agree to attempt to substitute for any illegal, invalid or unenforceable provision a legal, valid or enforceable provision that achieves to the greatest extent possible the economic objectives of the illegal, invalid or unenforceable provision.

13.6
Amendment.  This Agreement shall not be modified, amended, cancelled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by the JVC (with the written consent of AUO) and SPSW.  The failure to refer to this Agreement in related Purchase Order, invoices, and quotations exchanged by the Parties will not per se affect the governance of this Agreement.

13.7	Survival. Sections 4.4, 4.5, 7.1, 7.2, 9.1, 11.1-11.3, 12.1-12.3 and 13.1-13.14 shall survive any termination or expiration of this Agreement for as long as necessary to permit their full discharge.

13.8
Waiver.  The performance of any obligation required of the JVC or AUO hereunder may be waived only by a written waiver signed by the other party (and in the case of a waiver by the JVC, with the written consent of AUO), and such waiver shall be effective only with respect to the specific obligation described.  The waiver by either of the JVC or SPSW of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.

13.9
Successors and Assigns.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.  Notwithstanding the foregoing, this Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of the other parties thereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that either of SPSW or AUO may assign this Agreement:

(a)
to any of its wholly-owned, direct or indirect subsidiaries so long as it will be made at the same time as a transfer of its (or, in the case of SPSW, SPTL’s) shares in the JVC to such subsidiary specifically permitted by this Agreement; and

(b)	in connection with the sale of all of its (or, in the case of SPSW, SPTL’s) shares in the JVC beneficially owned by such party as specifically provided by this Agreement.

13.10
Third-party Beneficiaries.  This Agreement is made and entered into for the sole protection and benefit of the Parties hereto, their respective permitted successors and assigns, including Buyer’s Contractors, and AUO (which shall have the right to enforce this Agreement on the JVC’s and/or its own behalf), and no other person or entity shall be a third-party beneficiary of, or have any direct or indirect cause of action or claim in connection with this Agreement.

13.11
Disclaimer of Agency.  The Parties are, and intend to be, independent contractors with respect to the services described in this Agreement.  This Agreement shall not be deemed to constitute any Party the agent of the other Party.

13.12
Notices.  All notices, demands, requests, consents or other communications hereunder shall be in writing and shall be given by personal delivery, by express courier, by registered or certified mail with return receipt requested, or by facsimile, at the addresses shown below, or to such other address as may be designated by written notice given in accordance with this Section 13.12.  Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, five (5) days after dispatch if sent by express courier, fourteen (14) days after dispatch if sent by registered or certified mail with return receipt requested, or confirmation of the receipt of the facsimile by the recipient if sent by facsimile.

(a) To Buyer:

SunPower Systems Sarl
c/o SunPower Corporation
3939 N. 1st Street
San Jose, CA 95134
U.S.A.
Attention:  General Counsel
Facsimile:  408-240-5400

(b) To the JVC:

SunPower Malaysia Manufacturing SDN.BHD.
Kawasan Perindustrian Rembia
Mukim Sungai Petai Rembia, Alor Gajah
76100 Melaka
Malaysia
Attention: Chief Executive Officer
Facsimile: 60-63-16-2811

with a copy (which shall not
constitute notice) to:

AU Optronics Singapore Pte. Ltd.
c/o AU Optronics Corporation
No.1, JhongKe Rd.
Central Taiwan Science Park
Taichung 40763, Taiwan
R.O.C.
Attention:  James Chen, Senior Associate VP, PV BD
Facsimile:  886-4-2460-8077

(c) To AUO:

AU Optronics Singapore Pte. Ltd.

c/o AU Optronics Corporation
No.1, JhongKe Rd.
Central Taiwan Science Park
Taichung 40763, Taiwan
R.O.C.
Attention:  James Chen, Senior Associate VP, PV BD
Facsimile:  886-4-2460-8077

13.13
Governing Law and Dispute Resolution.  This Agreement and all disputes arising out of or in connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California, without regard to conflicts of laws principles or the U.N. Convention on Contracts for the International Sale of Goods.  Any disputes incapable of being resolved by mutual agreement of the JVC (with the written consent of AUO) and Buyer shall be handled in accordance with Section 18.2 (Arbitration) of the JVA; provided, however, that the JVC may not take any action with respect to any such disputes or arbitration or settlement thereof without the written consent of AUO.  Pending resolution of any dispute, the JVC agrees to continue to fabricated and deliver Products under the terms of this Agreement as directed by Buyer.

13.14
Expenses.  Except as specifically provided for in this Agreement, each of the Parties shall bear its respective expenses, costs and fees (including attorneys’ fees) in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and an exhibits hereto and compliance herewith and therewith, whether or not the transactions contemplated hereby or thereby shall be consummated.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Supply Agreement to be signed by their duly authorized representatives, and the Parties hereby agree to the above terms and conditions of this Supply Agreement and intend to be legally bound thereby.

SUNPOWER MALAYSIA MANUFACTURING SDN.BHD.

By:

Name:

Title:

SUNPOWER SYSTEMS SARL

By:

Name:

Title:

AU OPTRONICS SINGAPORE PTE. LTD.

By:

Name:

Title:

Attachments

Schedule 1 – Definitions

Exhibit A – Product & Service Pricing

Exhibit B – Post-Exit Transaction Terms and Conditions

Exhibit C – Customs Requirements

SCHEDULE 1

DEFINITIONS

The following defined terms shall have the meanings set forth below.

1.	“Actual Monthly Cost” shall have the meaning set forth on Exhibit A.

2.	“Affiliate” of a Party shall mean another person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party.

3.	“Annual Demand Forecast” shall have the meaning set forth in Section 2.2.

4.	“Agreement” shall have the meaning set forth in the introductory paragraph.

5.	“AUO” shall have the meaning set forth in the introductory paragraph.

6.	“AUO Supply Agreement” shall have the meaning set forth in Section 2.2.

7.	“AUO Unsubscribed Annual Forecast” shall have the meaning set forth in Section 2.2.

8.	“AUO Unsubscribed Mid-Year Forecast” shall have the meaning set forth in Section 2.5.

9.	“Buyer” shall have the meaning set forth in Section 1.1.

10.	“ECN” shall have the meaning set forth in Section 5.1(a).

11.	“Effective Date” shall have the meaning set forth in the introductory paragraph.

12.	“Epidemic Failure Event” shall mean the occurrence of an Epidemic Failure.

13.
“Epidemic Failure” shall mean Product failures (i) having the same or similar cause, verified by Buyer, or an independent Third Party on behalf of Buyer (ii) occurring within *** years after the date of delivery of the Product (iii) resulting from defects in materials, workmanship, manufacturing process or design or failure to conform with the Specifications, (iv) having a one month failure rate equal to or in excess of the rate calculation defined as *** times the most current, consecutive *** month (or any other mutually agreed upon, currently monitored duration) rolling average failure rate where the failure rate is calculated by dividing the number of unit fails by the unit population or installed base (Failure Rate = N unit failures / N unit population), (v) having a failure rate of *** percent (***%) or higher, or (vi) wherein it has been determined that product  poses an environmental, safety, or health issue.

14.	“Event of Default” shall have the meaning set forth on Exhibit B.

15.	“FCC” shall mean the United States Federal Communications Commission.

16.	“FCPA” shall mean the United States Foreign Corrupt Practices Act.

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17.	“Initial Annual Operating Plan” shall have the meaning set forth in Section 2.1.

18.	“Initial Mid-Year Operating Plan” shall have the meaning set forth in Section 2.4.

19.	“Initial Term” shall have the meaning set forth in Section 12.1.

20.	“Final Annual Operating Plan” shall have the meaning set forth in Section 2.3.

21.	“Final Mid-Year Operating Plan” shall have the meaning set forth in Section 2.6.

22.	“JVA” shall have the meaning set forth in the Recitals.

23.	“JVC” shall have the meaning set forth in the introductory paragraph.

24.	“Mid-Year Demand Forecast” shall have the meaning set forth in Section 2.5.

25.	“Monthly Demand Allocation” shall have the meaning set forth in Section 2.7.

26.	“Offspec Cells” shall have the meaning set forth in Section 2.10.

27.	“Party” and “Parties” shall have the meanings set forth in the introductory paragraph.

28.	“Payment Due Date” shall have the meaning set forth in Section 8.1.

29.	“Product(s)” shall have the meaning set forth in the Recitals.

30.	“Product Warranty” shall have the meaning set forth on Exhibit B.

31.	“Projected Monthly Cost” shall have the meaning set forth on Exhibit A.

32.
“Purchase Order” shall mean Buyer written or electronic purchase order that Buyer may place as specified in this Agreement or otherwise on an as-needed basis. Each Purchase Order will indicate the price(s), part number(s), quantity(s), delivery date(s), and destination(s) of the requested Product(s).

33.
“Representatives” include a Party’s Affiliates, as well as a Party and its Affiliates’ directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants, bankers, financial advisors or lending institutions.

34.
“Specifications” shall mean (a) the specifications and or assembly drawings for the Products set forth in the applicable exhibit, and (b) references within this Agreement to controlled specifications. It is the obligation of the JVC to request any referenced documents or specifications with this Agreement and amended Exhibits.

35.	“SPSW” shall have the meaning set forth in the introductory paragraph.

36.	“SPSW Annual Demand Forecast” shall have the meaning set forth in Section 2.2.

37.	“SPSW Mid-Year Demand Forecast” shall have the meaning set forth in Section 2.5.

38.	“SPSW Unsubscribed Annual Forecast” shall have the meaning set forth in Section 2.2.

39.	“SPSW Unsubscribed Mid-Year Forecast” shall have the meaning set forth in Section 2.5.

40.	“SPTL” shall have the meaning set forth in the Recitals.

41.
Supply Constraint” shall mean a materials or capacity constraint that could adversely affect the JVC’s ability to meet the quantity requirements specified in the Purchaser Order, and/or Monthly Demand Allocation for Products.

42.
“Value Engineering Change” means, for the Product, an alternative technical and/or engineering solution that alters the specification of the Product and provides equivalent or better functionality at a lower cost.

EXHIBIT A

PRODUCT PRICING

The pricing model under this Agreement shall be an “Open Book” model, and therefore the JVC agrees to disclose to SPSW and AUO all costs incurred in connection with or under this Agreement, and the JVC shall provide, upon request by either of SPSW and AUO and at a mutually agreed upon frequency, system generated documentation to substantiate such costs as they were actually incurred.

Pricing for Product to be offered to Buyer shall be on a per Watt basis set prior to the beginning of each month.  At the end of the month, a per Watt True-Up Amount shall be calculated and applied as described below.  Notwithstanding anything contained in this Exhibit A to the contrary, through the end of the second fiscal quarter of 2011, pricing and any per Watt True-Up Amount for Product shall be set and calculated on a quarterly basis.

The pricing set prior the beginning of any given month with respect to Buyer shall be determined as follows:

Price per Watt = ((Projected per Watt Fixed Cost + Projected per Watt Variable Costs) * (1 + Premium Percentage)),

where:

•	Projected per Watt Fixed Cost allocated to Buyer is described below;

•	Projected per Watt Variable Cost allocated to Buyer is described below;

•	“Projected Monthly Cost” is defined as the sum of the Projected per Watt Fixed Cost and the Projected per Watt Variable Cost; and

•	Premium Percentage shall equal ***% for ***, and shall equal ***% starting in ***, subject to adjustment as set forth below.

The Projected per Watt Fixed Cost to be allocated to Buyer for any given month shall be determined as follows:

Projected per Watt Fixed Cost = Total Fixed Costs * ((SPSW Demand Forecast) + (Net Unsubscribed Forecast)) / (Initial Capacity Projection * SPSW Demand Forecast),

where:

•	Total Fixed Costs is the projected Fixed Cost to be incurred by the JVC in such month in producing the Product;
•	SPSW Demand Forecast is the total amount of Product (in Watts) to be purchased by Buyer for such month, as set forth in Buyer’s Annual Demand Forecast or Mid-Year Demand Forecast, as applicable;
•	Net Unsubscribed Forecast is the total amount of Product (in Watts) of any SPSW Unsubscribed Annual Forecast or SPSW Unsubscribed Mid-Year Demand Forecast net

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of any amount subscribed to by AUO, as applicable, subscribed for by Buyer with respect to such month; and
●
Initial Capacity Projection is the projected amount of Product (in Watts) to be produced by the JVC for such month, as set forth in the Initial Annual Operating Plan or the Initial Mid-Year Operating Plan, as applicable, for such month.

The Projected per Watt Variable Cost to be allocated to Buyer for any given month shall be determined as follows:

Projected per Watt Variable Cost = Total Variable Costs / Monthly Production Forecast,

where:

•	Total Variable Costs is the projected Variable Cost to be incurred by the JVC in such month in producing the Product;
•	Monthly Production Forecast is the projected amount of Product (in Watts) to be produced by the JVC in such month in producing the Product.

Both Variable and Fixed Costs shall include manufacturing and operating expenses of the JVC, but shall exclude interest expenses, and research and development expenses. Before the JVC incurs any amortization of intangible assets and stock based compensation expenses SPSW and AUO will negotiate in good faith on the treatment of such expenses for transfer pricing purposes; provided, however, that any stock based compensation expenses incurred by the JVC resulting from equity awards provided by Affiliates of either SPTL or AUO to employees of the JVC shall be excluded for transfer pricing purposes.  Fixed Costs also shall include the following expenses of the JVC:  depreciation, facilities, indirect labor, information technology, expensed tooling and ***% of the electricity costs. Annex 1 sets forth an example which illustrates the Fixed and Variable Cost allocation between Buyer and AUO.  All costs incurred or to be incurred by the JVC shall be determined in accordance with International Financial Reporting Standards.

Premium Percentage

If the JVC reduces the Projected Monthly Cost for the first month of *** by at least ***% compared to the Actual Monthly Cost (as defined below) for the first month of ***, the Premium Percentage for the first month of *** shall equal ***%.  During each month thereafter, if the JVC reduces the Projected Monthly Cost for such month by at least ***% compared to the Actual Monthly Cost for the month occurring one year prior to such month, the Premium Percentage shall equal ***% for such month; otherwise, the Premium Percentage shall equal ***% for such month.

During any month in which the projected per Watt Fixed and Variable Costs, in the aggregate, to be incurred by the JVC in producing Product is less than $***/Wp, if the JVC reduces the Projected Monthly Cost for such month by at least ***% compared to the Actual Monthly Cost for the month occurring one year prior to such month, the Premium Percentage for such month shall equal ***%; otherwise, the Premium Percentage shall equal ***% for such month.

True-Up Amount

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At the end of each month, if the actual per Watt Fixed and per Watt Variable Costs, in the aggregate, incurred by the JVC in producing Product (the “Actual Monthly Cost”) exceeds or is less than the per Watt Projected Monthly Cost for such month, the per Watt True-Up Amount shall equal the difference between the per Watt Actual Monthly Cost and the per Watt Projected Monthly Cost for such month.  Any per Watt True-Up Amount will be passed along to Buyer and AUO for their respective aggregate Watts of purchased Product during that month.

After installation of the full initial capacity of the Fab 3 as defined in the Business Plan, proposals by the JVC or any Shareholder to spend greater than $*** in capital expenditures that serves to reduce the Fixed and/or Variable Costs to be incurred by the JVC in producing Product shall include a pricing adjustment mechanism as determined and defined by the JVC to incentivize the Shareholders to approve such expenditures.  Starting the first month of 2017, AUO and SPTL (or its applicable Affiliate) will negotiate in good faith a potential change in the Premium Percentage to compensate for reductions in depreciation expenses for the initial capital expenditures.

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EXHIBIT B

POST-EXIT TRANSACTION TERMS AND CONDITIONS

In the event that SPTL or its Affiliates no longer own any shares of the JVC, the following terms and conditions shall apply:

1.	PRICING.

1.1
Cost Reductions.  It is agreed and acknowledged that the pricing shall be calculated as described in Exhibit A to this Agreement and the JVC will work in good faith to achieve cost reductions on all materials and manufacturing process costs. The JVC will provide to Buyer an anticipated twelve (12) month cost reduction plan on a monthly basis.  Allocation of costs savings shall be as follows:

(a)
Material Cost Savings.  Material cost savings developed by the JVC and accepted by Buyer will be retained by the JVC for the month in which the JVC achieved the cost savings, and thereafter, the JVC shall pass on to Buyer the cost savings through a Product price reduction.

(b)
Value Engineering.  If a Value Engineering Change is developed by the JVC and approved by Buyer, the cost savings shall be retained by the JVC for the month in which the JVC implemented the Value Engineering Change, plus five (5) succeeding quarters, and thereafter, the JVC will pass on the cost savings to Buyer through a Product price reduction.  If a Value Engineering Change is developed by Buyer, the associated cost savings shall be passed on to Buyer immediately upon implementation.  If the Value Engineering Change is jointly developed by Buyer and the JVC, the Parties will negotiate in good faith an equitable allocation of the cost savings which shall, in all cases, pass to Buyer through a Product price reduction no later than the next month following the month in which the Value Engineering Change was implemented.  Value Engineering Changes to the Product, where Buyer is the primary design provider, shall be owned by Buyer.

(c)
Sub-tier Components.  Upon the effective date of any cost reduction in a sub-tier component, the JVC shall immediately pass on to Buyer one hundred percent (100%) of the cost savings on a forward looking, weighted average basis or as mutually agreed by the Parties.

1.2
Non-approved Charges.  Buyer shall not be liable to the JVC for any overtime charges, freight charges or component product price variances incurred by the JVC as the result of factors including, but not limited to, component purges and stop-shipments to the extent attributable to the JVC.  Any other extraordinary charges must be submitted by the JVC to Buyer in writing in advance for approval.

2.	LEAD-TIME; DELIVERY.

2.1
Delivery Delay Penalty.  Upon acceptance of the Purchase Order by the JVC, all deliveries are to be made according the committed delivery schedule.  In the event of late delivery of more than *** days from the committed delivery date, the JVC shall pay as liquidated damages an amount equal to ***% of the value of the Products delayed for every

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two weeks of delay up to a maximum of ***%. The foregoing liquidated damages address late delivery shipments only, are independent of, and in addition to, the JVC’s liability (if any), and Buyer’s corresponding ability to recover damages, for the JVC’s failure to satisfy its obligations under this Agreement and are attributed solely to the JVC.  The Parties acknowledge that such payment are intended to represent liquidated damages and not serve as a penalty, and are agreed upon as a reasonable estimation of damages Buyer would incur as a result of delayed deliveries of Products that satisfy the applicable Product Specifications.

2.2
Extraordinary Transportation for Late Deliveries.  If the JVC will not, or is not reasonably likely to, deliver Product on the applicable delivery date through no fault of Buyer, after mutual consultation about the proper allocation of the expenses incurred or to be incurred as a result of the extraordinary transportation, the JVC shall use any extraordinary transportation, including air transportation, to deliver Product at the earliest possible date.

2.3
Inspection before Delivery.  Buyer may, in its sole discretion, but not more than twice a year, perform a source inspection of the Products at the JVC’s facility.  The applicable testing and inspection process shall be set forth in the applicable Product Specification.  The source inspection shall be at the JVC’s facility and shall be made within thirty (30) days after the Products are available and ready for inspection, provided that the JVC delivers notice to Buyer that the Product shall be ready for source inspection as soon as practicable and in any event at least thirty (30) days prior to the date when Products are expected to be available and ready for inspection.  Should the Product fail the initial inspection in accordance with the mutually agreed inspection standard before delivery, the JVC shall reimburse Buyer for the additional actual costs, including airfare, meals, and lodging, incurred by Buyer arising from any additional inspection.  The JVC shall be responsible for its own additional costs incurred.  Buyer’s Representatives may witness any test necessary or appropriate to demonstrate the performance of Products.  Upon Buyer’s request, the JVC shall provide any relevant equipment performance test data.  Buyer’s approval for release shall not constitute a waiver of its right to inspect Products after delivery to the Buyer’s facility.

3.	WARRANTIES.

3.1
The JVC Warranty Term.  The JVC represents and warrants that all Products delivered to Buyer hereunder shall comply with the mutually agreed upon warranty terms (the “Product Warranty”) for the warranty period set forth therein.  The parties shall discuss and agree in good faith on the warranty terms comparable to the general industry standard.

4.	EVENTS OF DEFAULT.

4.1
Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” by the JVC under this Agreement:  (a) if the representations and warranties of the JVC are materially incorrect or inaccurate, and the JVC fails to remedy such misstatements or inaccuracies within thirty (30) days of delivery of notice of such misstatements or inaccuracies by SPSW; (b) if the JVC fails to comply with the terms of this Agreement, and such failure is not cured within thirty (30) days of delivery of notice of such failure by SPSW; or (c) if the JVC becomes subject to an assignment for the

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benefit of creditors, files a petition for relief under the U.S. Bankruptcy Code or similar law or regulation, or is subject of a petition for relief under the U.S. Bankruptcy Code or similar law or regulation, filed by its creditors and such petition is not dismissed within thirty (30) days.

4.2
Rights upon Event of Default.  Upon an Event of Default by the JVC, SPSW may immediately terminate this Agreement and/or any outstanding Purchase Orders by sending notice of its intent to the JVC.  Upon termination of this Agreement, SPSW shall be entitled to receive from the JVC payment for all actual damages incurred, subject to Section 12.3 of this Agreement, and all outstanding amounts owed by the JVC to SPSW shall accelerate and become due and payable; provided, however, that outstanding transactions under accepted Purchase Orders which are not terminated shall survive termination until completed.

EXHIBIT C

CUSTOMS REQUIREMENTS

[N/A]

Annex 1

TRANSFER PRICING PROCESS
	FORECAST	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	NOTES
	Initial Forecast
1	Total Production Forecast (MW)	50.0	50.0	50.0	50.0	Forecasted by JV
2	Party A Allocated %	20%	20%	20%	20%	Based on contractual amounts
3	Party S Allocated %	80%	80%	80%	80%	Based on contractual amounts
4	Party A Allocated MW	10.0	10.0	10.0	10.0	Equals Row 1 * Row 2
5	Party S Allocated MW	40.0	40.0	40.0	40.0	Equals Row 1 * Row 3

	Final Production Plan
6	Total Production (MW)	50.0	45.0	45.0	37.5	MW based on demand submitted
7	Party A Demand (MW)	10.0	5.0	15.0	7.5	MW based on demand submitted
8	Party S Demand (MW)	40.0	40.0	30.0	30.0	MW based on demand submitted
9	Party A Unsubscribed MW	0.0	5.0	0.0	2.5	Equals shortfall minus any MW claimed by partner
10	Party S Unsubscribed MW	0.0	0.0	5.0	10.0	Equals shortfall minus any MW claimed by partner

	Cost Allocation
11	Party A - % of Variable Costs	20%	11%	33%	20%	Equals Row 7 / Row 6
12	Party S - % of Variable Costs	80%	89%	67%	80%	Equals Row 8 / Row 6
13	Party A - % of Fixed Costs	20%	20%	30%	20%	Equals (Row 7 + Row 9) / Row 1
14	Party S - % of Fixed Costs	80%	80%	70%	80%	Equals (Row 8 + Row 10) / Row 1

	Standard Costs
	Total Projected Costs
15	Total Variable Costs	***	***	***	***	Assumes ***/W variable costs
16	Total Fixed Costs	***	***	***	***	Assumes ***/W fixed costs for full production
17	Total Costs	***	***	***	***	Equals Row 15 + Row 16
18	Total Costs/W	***	***	***	***	Equals Row 17 / Row 6
19	Fully Production Cost/W	***	***	***	***	Used to determine cost improvement trigger

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Party A
20	Total Variable Costs	***	***	***	***	Equals Row 11 * Row 15
21	Total Fixed Costs	***	***	***	***	Equals Row 13 * Row 16
22	Total Costs	***	***	***	***	Equals Row 20 + Row 21
23	Total Costs/W	***	***	***	***	Equals Row 22 / Row 7
Party S
24	Total Variable Costs	***	***	***	***	Equals Row 12 * Row 15
25	Total Fixed Costs	***	***	***	***	Equals Row 14 * Row 16
26	Total Costs	***	***	***	***	Equals Row 24 + Row 25
27	Total Costs/W	***	***	***	***	Equals Row 26 / Row 8
Transfer Price
28	Mark-up	***	***	***	***	Assumption - based on cost improvements
29	Party A Transfer Price	***	***	***	***	Equals Row 23 * (1 + Row 28)
30	Party S Transfer Price	***	***	***	***	Equals Row 27 * (1 + Row 28)
True-UP
31	Quarter-end True-up	***	***	***	***	Assumption
32	Net Party A Transfer Price	***	***	***	***	Equals Row 29 + Row 31
33	Net Party S Transfer Price	***	***	***	***	Equals Row 30 + Row 31

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